Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Globe Photos, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5990	27-0746744
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6445 South Tenaya Way, B-130

Las Vegas, Nevada 89113

(702)722-6113

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart Scheinman

Chief Executive Officer

Globe Photos, Inc.

6445 South Tenaya Way, B-130
Las Vegas, Nevada 89113

(702) 722-6113

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christopher L. Tinen, Esq.	M. Ali Panjwani, Esq.
Procopio, Cory, Hargreaves & Savitch LLP	Pryor Cashman LLP
12544 High Bluff Drive, Suite 400	7 Times Square

San Diego, California 92130	New York, New York 10036
(858) 720-6320	(212) 326-0820

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.0001 per share and one warrant to purchase one share of common stock, par value $0.0001 per share (4)	$______	$___
Common Stock, par value $0.0001 per share, included in the units	—	— (2)
Warrants included in the units	—	— (2)
Common Stock, par value $0.0001 per share, underlying the warrants included in the units (3)	$_____	$___
Unit Warrants to be issued to the Underwriters (5)	$_____	$___
Units underlying the Unit Warrants to be issued to the Underwriters (3)	—	— (2)
Common Stock, par value $0.0001 per share, included in the units underlying the Unit Warrants to be issued to the Underwriters (3)	—	— (2)
Warrants included in the units underlying the Unit Warrants to be issued to the Underwriters (3)	—	— (2)
Common Stock, par value $0.0001 per share, underlying the warrants included in the units underlying the Unit Warrants to be issued to the Underwriters (3)	$_____	$___
Convertible Promissory Notes(3)	—	— (2)
Common Stock, par value $0.0001 per share, underlying the convertible promissory notes to be issued to the selling stockholders(3)	$_____	$___
Total	$13,000,000	$1,575.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	No fee required pursuant to Rule 457(g).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	Includes the offering price of securities that the underwriter has the option to purchase to cover over-allotments, if any.
(5)	We have agreed to issue warrants, exercisable within five years after the effective date of this registration statement, representing 8% of the securities issued in the offering (excluding the over-allotment securities) (the “Underwriter Warrants”) to Roth Capital Partners for nominal consideration. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of units, shares and warrants issuable upon exercise of the Underwriter Warrants or the component securities thereof are also being similarly registered on a delayed or continuous basis hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2019

PRELIMINARY PROSPECTUS

___________Units

____________ Shares of Common Stock

This is a public offering of securities of Globe Photos, Inc. We are offering to sell to the public _____________________units in this offering (the “Units”), each Unit consisting of one share of our common stock, par value $0.0001 per share (each, a “Share”), and a warrant to purchase our common stock, par value $0.0001 per share (each, a “Warrant”). Each Warrant entitles the holder to purchase one Share at an initial exercise price of $        . The Warrants may only be exercised for cash. The Warrants will expire on ________     , _____ at 5:00 p.m., New York City time.

The selling stockholders identified in the prospectus are offering ____________ shares of our common stock. We will not receive any proceeds from the sale of any shares by the selling stockholders.

Our common stock is quoted on the OTCQB under the symbol “GBPT.” We have applied to list the Units, Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT”, “GBPT.U” and “GBPT.W”, respectively. The Warrants will trade together with the Shares only as Units until _____________     , 201_, and thereafter each of the Shares and Warrants will trade separately.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 10 for a discussion of the factors you should consider before you make your decision to invest in our securities.

		Per Unit		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds, before expenses, to us	$		$
Proceeds, before expenses, to selling stockholders

(1)	See “Underwriting” beginning on page 59 for disclosure regarding compensation payable to the underwriters by us.

The underwriter is selling our Units in this offering on a “best efforts” basis. The underwriter is not required to sell any specific number or dollar amount of Units but will use its best efforts to sell the Units offered. See “Underwriting” beginning on page 59.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Units will be made on or about             , 2019.

Roth Capital Partners

The date of this prospectus is             , 2019

You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to provide you with information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus are the property of Globe Photos, Inc. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Globe Photos,” refer to Globe Photos, Inc., a Delaware corporation, and its consolidated subsidiaries.

Our Company

We are currently engaged in the business of acquiring, selling, licensing and merchandising officially licensed sports, classic and contemporary photographic images and reproductions. Over the last few years, we have been primarily in a developmental phase, focused mostly on acquiring ownership or rights to collections of rare or unpublished negatives and photographs of iconic celebrity images.

We believe we have now assembled one of largest collections of iconic pop culture imagery photography in the world. It is comprised of more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and seminal moments from the worlds of entertainment, sports, history and politics.

More recently, we have been focused on acquiring assets that would provide us the ability to sell, license and merchandise licensed sports photography and on developing an operational platform to monetize the photographic assets and associated memorabilia that we have acquired.

On October 11, 2018, we acquired substantially all of the assets of Photo File, Inc. (“Photo File”), a New York corporation, a 30-year-old New York-based licensed sports photography company. As part of the Photo File transaction, we acquired licenses to produce and sell licensed sports prints, lithographs and other related items for major U.S. sports leagues, including the NFL, NBA, MLB, and NHL Properties and their respective player associations, as well as most major college sports teams. We also gained licenses from thousands of individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, Marvel Entertainment, Nickelodeon and others. The acquisition also significantly expanded our collection of company-owned iconic sports photography.

In addition to valuable licenses and photo assets, the Photo File transaction provided us immediate access to its well-established sales and marketing organization comprised of more than 50 employees, and it has already opened new distribution channels for our existing product lines. We also expect to benefit from Photo File’s reputation for excellent customer service, as well as its strong ties to its professional and collegiate sports leagues and large retail customers. This will be important as we further develop relationships with top retail clients and distributors including Costco, Walmart, Target, Bed Bath and Beyond, USPS, Scheels and others.

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Prior to the Photo File transaction, we had taken preliminary steps to monetize the value of our collection by establishing various sales channels and marketing methodologies. We had sold on a limited basis some of our photographic images and reproductions through auctions, third-party galleries, art consultants, interior decorators, brick and mortar locations, specialty and big box retailers, as well as through various online outlets, including Amazon and 1stdibs, and directly to end consumers via our Globe Photos website. We have tested various ways to reach customers through diverse marketing channels, including our websites, events and interactive campaigns.

In many respects, the Company believes it has turned the corner with the Photo File acquisition, allowing Globe Photos to emerge from our development stage into a full-scale commercialization phase to take advantage of the growing market demand for sports and pop culture imagery and related memorabilia.

Our mission is to operate as a global marketplace for licensed sports and pop culture imagery, which includes both sold physical prints as well as licensed digital photography that our customers can use in their communications, such as social media, websites, digital and print marketing materials, books and publications.

Through our online and in-store platforms and manufacturing processes, consumers are able to customize, personalize, share, print and download licensed prints and physical products both for personal use and for creating thoughtful and personalized gifts. These may include such photo-based products as framed photos, canvases, books, calendars, greeting cards, mugs, bags, and apparel. There are numerous ways for our customers to avail themselves of our vast library of digital images.

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Our Growth Strategy

We expect to become a major provider of licensed products and services by using a combination of traditional methods and merchandizing, along with innovative new approaches. Traditional methods, such as licensing, online downloads and subscriptions, and manufacturing and selling framed products, have built billion-dollar photo-based enterprises like Getty Images, Shutterstock and Shutterfly. However, with the goal of becoming the leader in our space, we are also developing new sales and marketing concepts that we believe will change the way people purchase images across online and retail channels. We expect our growth to be driven by several initiatives:

▪	Develop our customer base: We plan to expand our customer base and promote our Globe Photos brand by leveraging our existing channels. This includes word-of-mouth referrals from customers, auctions, catalogs, online advertising and direct marketing that will continue to expand our customer reach. We plan to leverage the latest methods and technologies in social media and eCommerce marketing, including A.I. (artificial intelligence) to build out our customer database with valuable demographic and customer preference information in order to enhance our customer experience and increase sales.

▪	Expand products and services offerings: We plan to innovate as a way to increase the breadth and value proposition of our products and services. We will continually explore new marketing possibilities, and have a number of programs at various stages of development. These programs are based on the strategy of leveraging industry partners and technology to lower or eliminate capital requirement for deployment and ongoing program management.

▪	Increase sales to existing customers: We intend to increase both average order size and repeat orders per customer by expanding our products and services, tailoring our offerings to encourage additional purchases for different use occasions, and increasing our cross-selling and up-selling activities.

▪	Growth through acquisitions: We will continue to consider strategic business or asset acquisitions that will help us secure additional photographic assets, products, market share, talent, and revenue. We continue to seek photographic archives that are undervalued, to purchase them or secure rights to these archives through representation or consignment agreements with the owners.

▪	Expand our sports licenses. We are looking to expand our sports licenses to include more products related to the core licenses we currently have with the NFL, NBA, MLB and NHL, as well as to expand our licensing relationships with additional major college teams and other sports organizations. We expect sales of products generated by the sports licensing part of our business, particularly with the launch of new sales and marketing concepts, to grow the fastest.

▪	Expand upon and leverage partnerships: We plan to expand upon and leverage our retail and distribution partners which include Costco, Walmart, Bed Bath & Beyond and CVS. We also plan to increase our sales presence on Amazon and 1stdibs. We expect to expand upon our licensing partnerships with Wendover Art Group, Zuma Press, Artspace, Fanatics,PersonalizationMall.com and others.

Sales, Marketing and Distribution

Our photographic assets and licenses are delivered or manufactured in a variety of physical and digital formats that can be sold through several different distribution channels and markets. This creates numerous potential revenue streams and multiple revenue-generating activities per asset.

We sell photographs in the form of open edition or fine art prints. In some instances, prints can be paired with other memorabilia to create unique collectibles, such as photo footballs, original concert tickets, and autographed items.

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Since we own many original prints and negatives, these prints can be also be paired with memorabilia or sold separately as collectibles after we digitize the original print or negative. We retain the exclusive copyright to the image, so we can then resell the digitalized image on a recurring basis in different formats and sizes, and at different price-points, from digital download and postcard collectibles, to open edition prints and large-format fine art framed limited editions. We are not aware of any other public company that has as many original-source photo assets as Globe Photos.

To address opportunities created by the many products and distribution channels, we plan to expand our in-house sales staff as we scale up our commercialization efforts. Currently, approximately 90% of our licensed sports business is through major big-box and specialty retailers. We also reach customers through diverse marketing channels, including our website, events and interactive campaigns. Our marketing activities aim to build awareness for our brands and drive revenue by promoting both existing and newly-acquired images in our collection.

We are currently completing the development of a new robust enterprise web platform that will support the automation of product personalization and expand our online reach. We anticipate that a direct-to-consumer and print-on-demand approach will enable us to rapidly and efficiently scale our business while avoiding the costly investment and charges typically associated with the procurement and management of inventory and traditional manufacturing.

We plan to continue to implement marketing programs, although on a larger scale, designed to target non-traditional retail outlets, as well as the interior design, fund-raising and hospitality industries. We are also in discussions with several independent sales representatives to market the Company’s products to these market segments on a commission basis.

We also expect to continue to sell our pop culture photographic images and reproductions through auctions, third-party galleries, art consultants, interior designers and directly to consumers. We will reproduce large quantities of different photographs from our collection, which may be sold through third party on-line retailers.

Our Globe Photos’ licensing division currently services more than 2,500 global clients, including every major news organization in the world, production companies, publishing houses and more. We have recently begun testing an online direct-to-consumer digital subscription model designed to license individual images for use in personal documents, prints, screen savers, and other uses.

We expect to generate significant growth over the next several years through interactive sales and marketing campaigns conducted in partnership with big-box and online retailers, including Wal-Mart, Costco and Fanatics, as well as fine art websites like 1stdibs.com, particularly as we take advantage of new sports photo licenses we acquired in the Photo File transaction. In fact, we anticipate the sport imagery aspect of our business will be the fastest growing area for us for the foreseeable future.

We plan to continue to pursue opportunities that can to diversify revenues, such as developing additional websites for retail clients to purchase our prints and also as a portal for interior decorators, and a new store-within-a-store gallery concept in New York City and Santa Monica, California.

We are also pursuing other opportunities, such as the development of an immersive interactive retail experience. We would structure such a partnership with a well-established industry player to require a minimal capital expenditure by Globe Photos, as our part would require use of our existing licenses, and overseeing fulfillment by outsourcing manufacturing, fulfillment and customer service. We project that such a program would also provide the opportunity for customer acquisition at minimal to no cost, after which we can then remarket other products and services to these customers via our other channels, such as online.

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Risk Factors

An investment in our securities involves risks. Please see the section of this prospectus entitled “Risk Factors” for a discussion of the factors you should consider before deciding to invest in our securities. These risks include, among other things:

•	our ability to protect our intellectual property;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	general economic conditions, nationally and globally, and their effect on the market for our services;

•	our dependence on a limited number of clients;

•	our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business;

•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors; and

•	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	December 31, 2021, which is the last day of the fiscal year following the fifth anniversary of our initial public registration;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information we provide to our stockholders may differ from information you might receive from other public reporting companies in which you hold equity interests.

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We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

Corporate Information

We were incorporated on September 20, 2004, as a Delaware corporation under the name “Blog8.” Since incorporation, we have changed our name several times, having been named “Securiteyes,” “Medify Solutions Limited,” “Petel Incorporated” and “Gleeworks, Inc.” We amended our Certificate of Incorporation and changed our name to Capital Art, Inc. on April 28, 2011. On June 6, 2018, we changed our name to Globe Photos, Inc. Our principal executive offices are located at 6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113 and our telephone number is (702) 722-6113. Our website address is www.globephotos.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of the prospectus.

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OFFERING SUMMARY

Securities offered by us	Units

Securities offered by the selling stockholders	Shares of common stock

Best efforts	The underwriter is selling our Units on a “best efforts” basis. Accordingly, the underwriter has no obligation or commitment to purchase any securities. The underwriter is not required to sell any specific number or dollar amount of Units but will use its best efforts to sell the Units offered.

Common stock outstanding after this offering	shares, including Shares included as part of the Units offered hereby.

Warrants to be outstanding after this offering	Warrants included as part of the Units offered hereby. See “Description of Capital Stock” on page 52 for more information.

Terms of Warrants issued as a part of a Unit offered in the offering	Exercise price – $ , which is equal to % of the offering price of a Unit in this offering. The Warrants do not have any price protection features or cashless exercise provisions.

Exercisability – each Warrant is exercisable for one Share, subject to adjustment as described herein.

Exercise period – each Warrant will be immediately exercisable beginning on , 2019 (the “Separation Date”) and will expire on , 20 or earlier upon redemption.

Redemption of Warrants issued as a part of a Unit in the offering

We may call the Warrants for redemption as follows: (i) at a price of $0.001 for each Warrant at any time while the Warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the Warrants is effective and current; (ii) upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and (iii) if, and only if, the reported last sale price of the common stock equals or exceeds $          per share (200% of the offering price of a Unit in this offering) for the 20-trading-day period ending on the third business day prior to the notice of redemption to Warrant holders.

If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder will then be entitled to exercise his or her Warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call price or the Warrant exercise price after the redemption call is made.

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Separation Date	The Warrants will trade together with the Shares only as Units until the Separation Date. Upon their separation from the Shares, the Shares and the Warrants will each be eligible for trading on the Nasdaq Capital Market.

Use of proceeds

We intend to use the net proceeds to us from this offering primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures.

We will not receive any proceeds from the sale of any shares by the selling stockholders.

Dividend policy	We do not anticipate declaring or paying any cash dividends on our common stock following our public offering.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in the Units.

Proposed Nasdaq Capital Market symbol	GBPT.U (Units) GBPT (Shares) GBPT.W (Warrants)

The number of shares of common stock to be outstanding following this offering is based on 326,428,584 shares outstanding as of February 2, 2019, and excludes:

•	2,283,333 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2018, at a weighted average exercise price of $0.01 per share;

•	27,716,667 unallocated shares of common stock reserved for future issuance under our equity incentive plan as of September 30, 2018; and

•	26,088,660 shares of common stock issuable upon the conversion of convertible promissory notes and accrued interest outstanding as of September 30, 2018 at a conversion price of $0.10 per share.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	the rounding of all fractional share amounts to the nearest whole number;

•	the effectiveness of a one for reverse split of our stock to be effected immediately prior to the consummation of this offering;

•	no exercise or conversion of the outstanding options, warrants and convertible securities described above;

•	no exercise by purchasers of Units in this offering of the Warrants included therein; and

•	no exercise by Roth Capital Partners of the Underwriter Warrants or any Warrants included therein.

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SUMMARY FINANCIAL AND OTHER DATA

The following table sets forth the summary financial and operating data as of the dates and for the periods indicated. The consolidated statements of operations data for the year ended December 31, 2017, and the consolidated balance sheet data as of December 31, 2017, have been derived from the audited financial statements of Globe Photos, which are included elsewhere in this prospectus. The consolidated statements of operations data for the nine-months ended September 30, 2018 and 2017, and the consolidated balance sheet data as of September 30, 2018, have been derived from the unaudited financial statements of Globe Photos, which are included elsewhere in this prospectus. We have prepared the unaudited financial information on a basis consistent with our audited consolidated financial statements and have included, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in any future period, and our interim results are not necessarily indicative of the results to be expected for the full fiscal year.

You should read the following financial and other data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Balance Sheet Data	September 30, 2018	December 31, 2017
Cash	$988,535	$1,297
Total Assets	$4,491,514	$2,940,940
Total liabilities	$2,882,190	$2,394,795
Total Stockholders’ Equity	$1,609,324	$546,145

Statement of Operations	Year Ended December 31, 2017	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2018
Revenue	$939,252	$932,465	$951,760
Net loss	$(847,860)	$(312,109)	$(1,567,109)

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the following risks and the other information contained in this prospectus, including our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The risks described below are those that we believe are the material risks we face. Any of the risks described below, and others that we did not anticipate, could significantly and adversely affect our business, prospects, financial condition, results of operations, and liquidity. As a result, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated only a small amount of revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

Although we have a large customer base, currently the Company is dependent on only one of its divisions for a significant amount of its revenues.

For the nine months ended September 30, 2018, the collectibles division accounted for over 62% of total revenues. For the twelve months ended December 31, 2017, the collectibles division accounted for over 72% of total revenues. Management has instituted aggressive direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also begun to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and monies in the development of software to more efficiently process images and push them through to our retail and licensing channels, which is expected to help scale each division considerably. Despite these efforts, there is no certainty regarding how or if the market for our products will continue to develop, or whether such market will decline. Our ability to attract and retain customers will depend in part on our ability to sign up a significant number of galleries, third party websites, interior decorators and charities that will market to their clients, and our ability to drive business to our website. Moreover, the market for our products is comprised primarily of collectors, which market is limited and subject to changes in popular trends, demographics, disposable income, and overall interest in such products. There can be no guarantee that the market for our products will grow or that demand for our products will continue. If it does not, our business could be significantly and adversely impacted.

If we are unable to compete in our industry, our business could be significantly and adversely impacted.

The photographic art industry is and has been intensely competitive, and we expect competition to intensify in the future. We expect competition to increase because of changes in the media industry, changing advertising practices, technological advances leading to relatively inexpensive creation, marketing and distribution of visual content, and a lack of substantial barriers to entry. Our competitors range in size from significant media companies to individual visual content and digital media content producers. While we believe the breadth of our businesses and product and service portfolio offers benefits to our customers that are a competitive advantage, our current or potential competitors may develop products, licensing models, technology or services comparable or superior to those that we develop or may adapt more quickly than we do to new or emerging technologies or evolving industry trends. Increased competition or more effective competitors could result in lost market share, require us to reduce prices or otherwise reduce our revenue, lower margins, increase capital expenditures, or otherwise negatively impact our operating results. There can be no assurance that we will be able to compete successfully against current and future competitors.

Unless we increase market awareness of our brand and our existing and new products and services, our revenue may not continue to grow.

We believe that the development of our brand identity will have a significant impact on the success of our products and services and that our ability to attract and retain new customers and contributors depends in large part on our ability to increase our brand awareness. We plan to expend significant resources on advertising, marketing, and other brand-building efforts to preserve and enhance customer and contributor awareness of our brands, products and services. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

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Our brands may be impaired by a number of factors, including the effectiveness of our marketing campaigns, disruptions in service due to technology, data privacy and security issues, and exploitation of our trademarks and other intellectual property by others without our permission. Maintaining and enhancing our brands will depend largely on our ability to develop a leading e-commerce platform for high-quality digital content and to continue to provide a user experience that anticipates our customers’ needs. Additionally, our marketing campaigns or other efforts to increase our brand awareness may not succeed in bringing new visitors to our platform or converting such visitors to paying customers and may not be cost-effective. It is possible that, as our industry becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive and our efforts may not be successful.

Our success is dependent in part on obtaining, maintaining and enforcing our intellectual property rights and our ability to avoid infringing on the intellectual property rights of others.

Our intellectual property rights are very important to our business. We rely on a combination of copyright, trade secret, trademark, and other rights in the United States and other jurisdictions, as well as on contractual restrictive covenants such as confidentiality, to protect our intellectual property. As most of our assets relate to photographs, we deal primarily in copyrights, which do not necessarily have to be registered rights until enforced.

Despite our efforts to protect our proprietary rights, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights. Misappropriation, piracy, or infringement of our intellectual property and proprietary rights could impair our competitive position. Policing unauthorized use of our proprietary rights is difficult and nearly impossible on a worldwide basis. We cannot ensure that the steps we have taken or will take in the future will prevent misappropriation of our products and intellectual rights or that the agreements entered into for that purpose will be enforceable. Effective trademark, service mark, patent, copyright and trade secret protection may not be available where our products and services are made available on-line. In addition, litigation may be necessary to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity. Litigation, even if successful, could result in substantial costs and diversion of resources and management attention and could materially and adversely affect our business, results of operations and financial condition and may not always be successful.

Moreover, in the event a competitor or other party successfully challenges our intellectual property or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

If we are unable to manage our growth and expand our operations successfully, our business and operating results will be harmed and our reputation may be damaged.

We have expanded our operations significantly since inception and anticipate that further significant expansion will be required to achieve our business objectives. The growth and expansion of our business and product offerings places a continuous and significant strain on our management, operational and financial resources. Any such future growth would also add complexity to and require effective coordination throughout our organization. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, our operating and administrative systems and controls, and our ability to manage headcount, capital and processes in an efficient manner. We may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause our costs to increase more than planned. If we do increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our operating results may be negatively impacted. If we are unable to manage future expansion, our ability to provide high quality products and services could be harmed, which could damage our reputation and brand and may have a material adverse effect on our business, operating results and financial condition.

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Our growth strategy requires us to expand our website which can expose us to data security breaches.

The risk of a data security breach caused by computer hackers and cyber criminals has increased as the frequency, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Such risk also increases as we expand our presence on the web and increase on-line sales. Our systems have not been, but may in the future be, the target of various forms of cyber-attacks. Our cybersecurity measures and the cybersecurity measures taken by our third-party hosting facilities may be unable to anticipate, detect or prevent all attempts to compromise our systems. Any security breach, whether successful or not, could harm our reputation, subject us to lawsuits and other potential liabilities and ultimately could result in the loss of customers and loss of revenue.

Technological interruptions that impair access to our website could damage our reputation and brand and adversely affect our results of operations.

The satisfactory performance, reliability and availability of our websites and our network infrastructure are critical to our reputation, our ability to attract and retain customers and contributors to our platform and our ability to maintain adequate customer service levels. Any system interruptions that result in the unavailability of our websites could result in negative publicity, damage our reputation and brand or adversely affect our results of operations. Even a disruption as brief as a few minutes could have a negative impact on our operations and could result in a loss of revenue. Because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all.

If we do not successfully make, integrate and maintain acquisitions and investments, our business could be adversely impacted.

We have acquired, invested in and entered into strategic relationships with companies, and we may acquire, invest in or enter into strategic relationships with additional companies to complement our existing business and the breadth of our offerings. These transactions are inherently risky and expose us to risks which include:

•	disruption of our ongoing business, including diverting management’s attention from existing businesses and operations;
•	difficulties integrating acquired technology and assets, including content collections, into our systems and offerings;
•	risks associated with any acquired liabilities;
•	difficulties integrating personnel;
•	information security vulnerabilities;
•	difficulties integrating accounting, financial reporting, management, infrastructure and information security, human resources and other administrative systems;
•	the potential impairment of tangible and intangible assets and goodwill;
•	the potential damage to employee, customer, contributor and other supplier relationships; and
•	other unknown liabilities.

Future acquisitions or investments could also result in potential dilutive issuances of equity securities, use of significant cash balances or the incurrence of debt, any of which could adversely affect our stock price, financial condition and results of operations.

We cannot make assurances that our investments will be successful. If we fail to effectively integrate the companies we acquire, invest in or enter into strategic relationships with, we may not realize the benefits expected from the transaction and our business may be harmed.

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If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of the services of our employees, many of whom are individually key to our future success, and the availability of new employees to implement our business plans. We rely heavily on the experience of our officers and directors in overseeing and implementing our business plan. As we move forward we will need to engage professionals with various specific experience. We will need individuals experienced in design, photo editing and creativity. We will also need to identify sales and marketing professionals with specific experience in selling into certain channels of distribution.

The market for skilled employees is highly competitive, especially for employees in technical fields. There can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified industry specific and business savvy personnel in the locations where we principally operate. The failure to acquire the services of any key design, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our business, operating results and growth rates may be adversely affected by current or future unfavorable economic and market conditions.

Our business depends on the economic health and general willingness of our current and prospective end-customers to make those capital commitments necessary to purchase our products. If the conditions in the U.S. and global economies remain uncertain or continue to be volatile, or if they deteriorate, our business, operating results and financial condition may be materially adversely affected. Economic weakness, end-customer financial difficulties, limited availability of credit and constrained capital spending have at times in the past resulted, and may in the future result, in challenging and delayed sales cycles, slower adoption of new technologies and increased price competition, and could negatively affect our ability to forecast future periods, which could result in an inability to satisfy demand for our products and a loss of market share.

Because we have material weaknesses in our internal control procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We have documented material weaknesses in our internal controls. Because of these material weaknesses, our management believes that, as of December 31, 2017, our internal controls over financial reporting were not effective and investors could lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future. Furthermore, if our efforts to comply with the Sarbanes-Oxley Act fail, we or our officers may be subject to civil or criminal penalties that could have a material adverse effect on our business, operating results and financial condition.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. We have acquired (“D&O”) liability insurance to cover such risk exposure for our directors and officers. In addition, the Company is increasing its general liability insurance and acquiring errors and omissions coverage (“E&O”). The Company also carries Fine Art Commercial, employee health and workman’s compensation policies. Despite the measures taken, such policies may not cover future litigation or the damages claimed may exceed our coverage. The amounts we would have to pay to indemnify our officers and directors should they be subject to legal action or any other action that we are exposed to could have a material adverse effect on our financial condition, results of operations and liquidity.

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Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, rights of publicity and rights of privacy, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property use and ownership, sales and other taxes, fraud, libel and personal privacy and the rights of publicity apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Those laws that do reference the Internet continue to be interpreted by the courts and their applicability and reach are therefore uncertain.

The costs of compliance with these and other regulations may increase in the future as a result of changes in the regulations or the interpretation of them. Further, any failures on our part to comply with these regulations may subject us to significant liabilities. Those current and future laws and regulations or unfavorable resolution of these issues may substantially harm our business and results of operations.

Risks Related to Our Securities and this Offering

There is no active market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Immediately prior to this offering, our common stock was quoted on the OTCQB under the symbol “GBPT.” Although we have applied to list our Units, Warrants and common stock on the Nasdaq Capital Market, there is no guarantee our application is accepted or that an active trading market for our Units, Warrants and common stock may develop or be sustained following this offering. If an active market for our Units, Warrants and common stock does not develop, it may be difficult for you to sell your Units, Warrants or shares of common stock without depressing the market price for those securities or at all. Even if we do obtain such a listing, there can be no assurance that we will be able to maintain such listing in the future. As a result, investors may find it difficult to buy or sell or obtain accurate quotations for our Units, Warrants and common stock, and the liquidity of our Units, Warrants and common stock may be limited. These factors may have an adverse impact on the trading and price of our securities.

The price of our securities may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our securities may prevent you from being able to sell your Units, Warrants or common stock at or above the price you paid. The market price of our securities could fluctuate significantly for various reasons, which include, among other things:

•	our quarterly or annual earnings or earnings of other companies in our industry;

•	our operating performance and the results of our collection efforts and portfolio performance;

•	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission, or the SEC;

•	changes in earnings estimates or recommendations by research analysts who track our securities or the stocks of other companies in our industry;

•	new laws or regulations or new interpretations of laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	changes in general conditions in the U.S. and global economies or financial markets, including those resulting from war, incidents of terrorism, or responses to such events;

•	litigation involving our company or investigations or audits by regulators into the operations of our company or our competitors; and

•	sales of common stock by our directors, executive officers, and significant stockholders.

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Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our Common Stock is not currently listed on a national security exchange. Our Common Stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our Common Stock.

In addition, the stock market can at times, and for extended periods of time, experience extreme price and volume fluctuations. This volatility has a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of our securities could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

Our directors and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and significant stockholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control. After this offering, as described in the section entitled “Principal and Selling Stockholders,” our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, will beneficially own, in the aggregate, approximately % of our outstanding common stock, based on the number of shares outstanding as of February 2, 2019. As a result, these stockholders, acting together, would be able to significantly influence and may be able to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would be able to significantly influence and may be able to control the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might adversely affect the market price of our common stock by:

•	delaying, deferring or preventing a change in control of the Company;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

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As an emerging growth company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), we will utilize certain modified disclosure requirements, and we cannot be certain whether these reduced requirements will make our securities less attractive to investors.

We are an emerging growth company within the meaning of the rules under the Securities Act. We have in this prospectus utilized, and we plan in future filings with the SEC to continue to utilize, the modified disclosure requirements available to emerging growth companies, including reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a non-affiliated public float of less than $250.0 million or annual revenues of less than $100.0 million and a non-affiliated public float of less than $700.0 million as of the end of the second quarter of our most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to an “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

Following the completion of this offering, our board of directors will have the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares of common stock issuable upon the exercise of options, shares of common stock that may be issued to satisfy our payment obligations under our incentive plans, or shares of our authorized but unissued preferred stock. Issuances of common stock or preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the senior rights of holders of that preferred stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have outstanding                 shares of our common stock, based on the number of shares outstanding as of February 2, 2019, as well as           Warrants to purchase shares of our common stock. This includes the Units included in this offering to be sold by us, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. In connection with this offering, each of our directors and executive officers, together with their affiliated entities, and each of the selling stockholders have agreed to a lock-up restriction for a period of 180 days after the date of this prospectus. In addition, each of the selling stockholders have agreed to a lock-up restriction for a period of 90 days after the date of this prospectus. When the various lock-up restrictions expire, these shares will become eligible for public sale thereafter if they are registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act including under Rules 144 or 701. In addition, our directors and executive officers may establish programmed selling plans under Rule 10b5-1 of the Exchange Act for the purpose of effecting sales of our common stock. Any sales of securities by these stockholders under such programmed selling plans could cause the market price of our common stock to decline.

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You will incur immediate and substantial dilution in the net tangible book value of your Shares.

If you purchase Units in this offering, the value of your Shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid substantially less than the public offering price when they acquired their shares of common stock. Based upon the issuance and sale of        Units by us in this offering at the public offering price of $     per Unit, and assuming no value is attributed to the Warrants included in the Units we are offering by this prospectus, you will incur immediate dilution of $     in the net tangible book value per Share included in each Unit. A $     increase or decrease in the assumed public offering price of $     per Unit would increase or decrease, as applicable, our as adjusted net tangible book value per Share included in each Unit by $     , and increase or decrease, as applicable, the dilution per Share included in each Unit to new investors by $      , assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option, or if outstanding options to purchase our common stock are exercised, investors will experience additional dilution. For more information, see “Dilution.”

We may choose to redeem our outstanding Warrants at a time that is disadvantageous to our Warrant holders.

Subject to there being an effective and current registration statement under the Securities Act with respect to the common stock issuable upon exercise of the Warrants, we may redeem the Warrants issued as a part of the Units at any time after the Warrants become exercisable, in whole and not in part, at a price of $0.001 per Warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sales price of our common stock equals or exceeds $         per Share (which is equal to 200% of the offering price per Unit set forth on the cover page of this prospectus) for any 20-trading-day period ending three business days before we send the notice of redemption. Redemption of the Warrants could force the Warrant holders to (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the Warrants at the then-current market price when they might otherwise wish to hold the Warrants, or (iii) accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants.

An effective registration statement may not be in place when an investor desires to exercise Warrants, thus precluding such investor from being able to exercise their Warrants and causing such Warrants to be practically worthless.

No Warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such Warrant, a registration statement relating to the common stock issuable upon exercise of the Warrant is effective and current. Under the terms of the Warrant, we have agreed to use our reasonable best efforts to meet these conditions and to maintain a current and effective registration statement relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current and effective registration statement related to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the registration statement relating to the common stock issuable upon the exercise of the Warrants is not current, the Warrants held by public stockholders may have no value, the market for such Warrants may be limited, and such Warrants may expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the Share underlying the unit. Notwithstanding the foregoing, the Underwriter Warrants may be exercisable for unregistered Shares even if no registration statement relating to the common stock issuable upon exercise of the Underwriter Warrants is effective and current.

At the time that the Warrants become exercisable (following the Separation Date), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their Warrants as long as our registration statement relating to the common stock issuable upon exercise of the Warrants is current. However, we cannot assure you of this fact. As a result, the Warrants may be deprived of any value, the market for the Warrants may be limited, and the holders of Warrants may not be able to exercise their Warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside.

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Provisions in our charter documents and the Delaware General Corporation Law could make it more difficult for a third party to acquire us and could discourage a takeover and adversely affect existing stockholders.

Anti-takeover provisions in our certificate of incorporation and bylaws, and in the Delaware General Corporation Law, could diminish the opportunity for stockholders to participate in acquisition proposals at a price above the then-current market price of our common stock. For example, while we have no present plans to issue any preferred stock, our board of directors, without further stockholder approval, will be able to issue shares of undesignated preferred stock and fix the designation, powers, preferences, and rights and any qualifications, limitations, and restrictions of such class or series, which could adversely affect the voting power of your Shares. In addition, our bylaws will provide for an advance notice procedure for nomination of candidates to our board of directors that could have the effect of delaying, deterring, or preventing a change in control. Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations,” which can deter attempted takeovers in certain situations. We may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated preferred or other capital stock and the anti-takeover provisions of the Delaware General Corporation Law, as well as other current and any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter, or prevent takeover attempts and other changes in control of our company not approved by our board of directors. See “Description of Capital Stock” for further information.

We currently do not intend to pay dividends on our shares of common stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our shares appreciates.

We do not expect to pay dividends on our shares of common stock in the foreseeable future and intend to use cash to grow our business. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as the extent to which our financing arrangements permit the payment of dividends, earnings levels, capital requirements, our overall financial condition, and any other factors deemed relevant by our board of directors. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our securities appreciates.

We will have broad discretion in applying the net proceeds of this offering and may not use those proceeds in ways that will enhance the market value of our common stock.

We have significant flexibility in applying the net proceeds we will receive in this offering. We intend to use the proceeds that we receive from the sale of stock in this offering to pay the expenses of this offering and for general corporate purposes. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities. Furthermore, our stock price could decline if the market does not view our use of the net proceeds from this offering favorably.

Our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new solutions and technologies and expand our operations.

If our available cash balances, net proceeds from this offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, including because of lower demand for our products as a result of other risks described in this “Risk Factors” section, we may seek to raise additional capital through equity offerings, debt financings, collaborations or licensing arrangements. We may also consider raising additional capital in the future to expand our business, pursue strategic investments, take advantage of financing opportunities, or other reasons.

Additional funding may not be available to us on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our products, or to grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these actions could harm our business, operating results and financial condition.

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We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after we are no longer an emerging growth company.

As a public company, particularly after we complete an “uplisting” to the Nasdaq Capital Market, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting and corporate governance requirements, to comply with the rules and regulations imposed by the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules implemented by the SEC and Nasdaq, most of which are continually changing and evolving. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives and our legal and accounting compliance costs will increase. We also expect these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are evaluating and monitoring developments regarding these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

For example, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, we are required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As described above, as an emerging growth company, we will not need to comply with the auditor attestation provisions of Section 404 for several years. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause our stock price to decline.

When the available exemptions under the JOBS Act, as described above, cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	changes in demand from the clients that we serve;

•	general economic conditions, nationally and globally, and their effect on the market for our services;

•	fluctuations in our results of operations;

•	the possibility that our contracts may be terminated by our clients;

•	our ability to win new contracts and renew existing contracts;

•	our dependence on a limited number of clients;

•	our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies, employees or assets into our business;

•	our ability to successfully manage our growth strategy;

•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors;

•	changes in applicable laws, regulations, or policies;

•	the risk of employee misconduct or our failure to comply with laws and regulations;

•	our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties;

•	control by our principal stockholder and the existence of certain anti-takeover measures in our governing documents;

•	improper use of our products without payment for their use; and

•	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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USE OF PROCEEDS

The net proceeds from the sale of the            Units offered by us in this offering will be approximately $           million (or approximately $           million if the underwriters exercise their over-allotment option in full), assuming a public offering price of $           per Unit, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed public offering price of $           per Unit would increase or decrease, as applicable, the aggregate amount of the net proceeds to us by approximately $           million, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and, with respect to the net proceeds to us, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, any increase or decrease in the number of Units that we sell in the offering will increase or decrease our net proceeds in proportion to such increase or decrease, as applicable, multiplied by the offering price per Unit, less underwriting discounts and commissions.

We will have broad discretion over the use of the net proceeds in this offering. As of the date of this prospectus, we cannot specify all of the particular uses for the net proceeds from this offering. We currently intend to use the net proceeds to us from this offering primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures. The Company plans to prioritize sales and marketing activities if less than the maximum aggregate proceeds is sold herein and, in the event that substantially less than the maximum aggregate proceeds is sold herein, we may have to modify the planned expansion of our sales presence until such time as we have sufficient capital resources to do so.

We will not receive any of the proceeds from the sale of shares in this offering by the selling stockholders.

Some of the other principal purposes of this offering are to create a broader public market for our securities, facilitate an orderly distribution of shares for the selling stockholders and increase our visibility in the marketplace. A public market for our securities will facilitate future access to public equity markets and enhance our ability to use our securities as a means of attracting and retaining key employees and as consideration for acquisitions.

The amounts and timing of our actual expenditure, including expenditure related to sales and marketing activities will depend on numerous factors, including the status of our product commercialization efforts, our sales and marketing activities, expansion, the amount of cash generated or used by our operations, competitive pressures and other factors described under “Risk Factors” in this prospectus. We therefore cannot estimate the amount of net proceeds to be used for the purposes described above. As a result, we may find it necessary or advisable to use the net proceeds for other purposes. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

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PRICE RANGE OF OUR COMMON STOCK

Our common stock is quoted under the symbol “GBPT” on the OTCQB operated by OTC Markets Group, Inc. The following tables set forth the range of high and low bid information for our common stock for the each of the periods indicated as reported by the OTCQB. These market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2019
Quarter Ended	High $	Low $
March 31, 2019 (through February 11, 2019)	0.40	0.175

Fiscal Year Ended December 31, 2018
Quarter Ended	High $	Low $
December 31, 2018	0.51	0.11
September 30, 2018	0.45	0.16
June 30, 2018	0.30	0.10
March 31, 2018	0.40	0.17

Fiscal Year Ended December 31, 2017
Quarter Ended	High $	Low $
December 31, 2017	0.35	0.15
September 30, 2017	0.50	0.15
June 30, 2017	0.50	0.25
March 31, 2017	0.78	0.25

On February 12, 2019, the last reported sale price of our common stock on OTCQB was $0.40.

As of February 2, 2019, there were 326,428,584 shares of common stock outstanding and held of record by 221 stockholders. This number does not include beneficial owners whose shares are held by nominees in street name.

We have applied to list the Units, Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT”, “GBPT.U” and “GBPT.W”, respectively. The Warrants will trade together with the Shares only as Units until            , 20   , and thereafter each of the Shares and Warrants will trade separately.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We do not anticipate declaring or paying any cash dividends on our common stock following our public offering. The payment of any dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness, and other factors deemed relevant by our board of directors. As a result, you will probably need to sell your Units, Shares or Warrants to realize a return on your investment, and you may not be able to sell such securities at or above the price you paid for them.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2018 on:

•	an actual basis; and

•	an as adjusted basis to additionally reflect our receipt of the net proceeds from our sale of Units in this offering at an assumed public offering price of $ per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing as well as our actual expenses. You should read this table together with “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus. The information provided below is unaudited financial information.

	As of September 30, 2018
	Actual	As Adjusted(1)
Cash and Cash Equivalents	$988,535	$

Preferred stock, $0.0001 par value, 50,000,000 shares authorized, actual and as adjusted; none issued and outstanding at September 30, 2018, actual and as adjusted	–
Common stock, $0.0001 par value, 450,000,000 shares authorized, actual and as adjusted; 326,218,583 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	32,622
Treasury stock; none issued and outstanding at September 30, 2018, actual and as adjusted	–
Additional paid-in capital	6,666,466
Accumulated deficit	(5,089,764)
Total stockholders’ equity	1,609,324
Total capitalization	$1,609,324	$

(1)	Each $1.00 increase (decrease) in the assumed public offering price of $ per Unit, would increase (decrease) each of cash, total stockholders’ equity and total capitalization by $ ($ ), assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of in the number of Units offered by us would increase (decrease) the as adjusted amount of each of cash, total stockholders’ equity and total capitalization by approximately $ ($ ), assuming that the public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

The number of shares in the table above excludes:

•	2,283,333 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2018, at a weighted average exercise price of $0.01 per share;

•	27,716,667 unallocated shares of common stock reserved for future issuance under our equity incentive plan as of September 30, 2018; and

•	26,088,660 shares of common stock issuable upon the conversion of convertible promissory notes and accrued interest outstanding as of September 30, 2018 at a conversion price of $0.10 per share.

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DILUTION

The difference between the public offering price per Share, assuming no value is attributed to the Warrants included in the Units we are offering by this prospectus, and the pro forma net tangible book value per Share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of Warrants. Net tangible book value per Share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of common stock.

As of September 30, 2018, our net tangible book value was $           million, or $           per share. Net tangible book value per Share represents the amount of our total tangible assets reduced by our total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2018.

After giving effect to the sale of           Units in the offering at a public offering price of $           per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses, our adjusted net tangible book value as of September 30, 2018 will be $           million, or $           per Share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and an immediate dilution of $           per Share to new investors purchasing Units in the offering.

The following table illustrates this per Share dilution:

Assumed public offering price per Unit		$
Net tangible book value per Share as of September 30, 2018	$
Increase per Share attributable to new investors

As adjusted net tangible book value per Share after this offering

Dilution per Share to new investors		$

Our adjusted net tangible book value as of September 30, 2018 will be $           million, or $           per Share, if the underwriters’ over-allotment option is exercised in full. This represents an immediate increase in net tangible book value of $           per share to existing stockholders an immediate dilution of $           per Share to new investors purchasing Units in the offering.

A $           increase or decrease in the assumed public offering price of $           per Unit would increase or decrease, as applicable, our as adjusted net tangible book value per Share by $           , and increase or decrease, as applicable, the dilution per Share to new investors by $           , assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, any increase or decrease in the number of Units that we sell in the offering will increase or decrease our net proceeds in proportion to such increase or decrease, as applicable, multiplied by the offering price per Unit, less underwriting discounts and commissions and offering expenses.

The following table sets forth, as of September 30, 2018, on the as adjusted basis described above, the differences between our existing stockholders and new investors with respect to the total number of Units purchased from us, the total consideration paid, and the average price per Unit paid before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed public offering price of $           per Unit:

	Shares Purchased				Total Consideration				Average Price
	Number	Percent			Amount	Percent			Per Share
Existing stockholders	326,218,583		%	$			%	$
New investors			%	$			%	$

Total		100%		$		100%	%	$

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A $           increase or decrease in the assumed public offering price of $           per Unit would increase or decrease, as applicable, total consideration paid by new investors, total consideration paid by all stockholders, and average price per share paid by all stockholders by $            million, $            million, and $           , respectively, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, any increase or decrease in the number of Units that we sell in the offering will increase or decrease our net proceeds in proportion to such increase or decrease, as applicable, multiplied by the offering price per Unit, less underwriting discounts and commissions and offering expenses.

If the underwriters’ over-allotment option is exercised in full, the number of shares of common stock held by our existing stockholders after this offering would be           , or      %, and the number of Shares held by new investors would increase to           , or      %, of the total number of shares of common stock outstanding after this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Forward-Looking Statements.”

Results of Operations for the Years Ended December 31, 2017 and 2016

Revenues

Our total revenue reported for the year ended December 31, 2017 was $939,252, compared with $864,426 for the year ended December 31, 2016. The change is primarily a result of increased sales from the Company’s collectibles division and licensing sales, with the collectibles division accounting for over 72% of total revenues for the year ended December 31, 2017.

We have instituted direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also continued to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and expense in the development of software designed to more efficiently process digitized images, and push them through to our retail and licensing channels, to help scale each division significantly.

There is significant financial risk associated with a dependence upon a small number of distributors and customers which could have an adverse effect on our future consolidated financial statements if these distributors or customers were to leave. We intend to continue our investment in sales and marketing in order to increase distribution and demand for our products and adding content to our product lines, along with adding additional channels of distribution. There are no assurances this will result in increased revenues.

Cost of Revenues

Our total cost of revenues for the year ended December 31, 2017 was $780,409, compared with $820,393 for the year ended December 31, 2016. The decrease in cost of revenue for 2017 is due to lower merchandise costs.

Operating Expenses

Operating expenses increased to $940,514 for the year ended December 31, 2017 from $912,660 for the year ended December 31, 2016. The detail by major category is reflected in the table below.

	Year Ended December 31
	2016	2017

Product development, sales and marketing	$182,725	$317,568
General and administrative	662,331	611,403
Depreciation and amortization expense	67,604	61,543
Gain on sale of property and equipment	–	(50,000)

Total Operating Expenses	$912,660	$940,514

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The main reason for the overall increase in operating expenses for the year ended December 31, 2017 was an increase in product development, sales and marketing.

Product development, sales and marketing expenses increased by $134,843 for the year ended December 31, 2017. Product development, sales and marketing expenses primarily consists of website development costs, sales- and marketing-related salaries, as well as other expenses associated with marketing. We continue to utilize our working capital resources in sales and marketing in order to increase the distribution and demand for our products and to add content to our product lines along with adding additional channels of distribution.

General and administrative costs decreased by $50,928 for the year ended December 31, 2017 primarily due to a decrease in investor relation expenses. This decrease was offset by increased costs associated with professional fees for such period.

Total depreciation expense decreased by $6,061 for the year ended December 31, 2017. We record archival images, and property and equipment at cost for purchases over $500. Archival images, property and equipment are depreciated using the straight-line method over the estimated useful lives ranging from three to ten years. We capitalize direct costs associated with improvements to archival images, and property and equipment in accordance with ASC 360 – Property, Plant, and Equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the term of the related lease.

Gain on sale of property and equipment increased by $50,000 for the year ended December 31, 2017 primarily due to the sales of archival assets.

Net Loss

We finished the year ended December 31, 2017 with a loss of $847,860, as compared to a loss of $941,330 during the year ended December 31, 2016. The reasons for specific components are discussed above. Overall, we had an increase in revenue and resulting gross margin offset by increased operating expenses to support future growth.

Results of Operations for the Nine Months Ended September 30, 2018 and 2017

Revenues

Our total revenue reported for the nine months ended September 30, 2018 was $951,760, compared with $932,465 for the nine months ended September 30, 2017. Similarly, our license revenue increased by $223,797 for the nine months ended September 30, 2018 over the same period ended 2017, but our image revenue decreased by $204,502 for the same period ended 2017. Additionally, with a substantial amount of our small management team’s time and effort being focused on the Photo File acquisition, we pushed retail programs scheduled for third quarter to fourth quarter of 2018. The increase in revenue for the nine months ended September 30, 2018 over the same period ended 2017 is largely the result of the Company closing a large auction during the nine months ended September 30, 2018. For the nine months ended September 30, 2018, the collectibles division accounted for over 62% of total revenues.

Management has instituted direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also continued to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and expense in the development of software designed to more efficiently process digitized images, and push them through to our retail and licensing channels, to help scale each division significantly. With the closing of the Photo File acquisition on October 11, 2018, our revenues significantly increased in the fourth quarter.

There is significant financial risk associated with a dependence upon a small number of distributors and customers which could have an adverse effect on our future consolidated financial statements if these distributors or customers were to leave. We intend to continue our investment in sales and marketing in order to increase distribution and demand for our products and adding content to our product lines, along with adding additional channels of distribution. There are no assurances this will result in increased revenues.

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Cost of Revenues

Our total cost of revenues for the nine months ended September 30, 2018 increased to $693,429, compared with $595,498 for the nine months ended September 30, 2017, largely as a result of increased depreciation and royalties and selling fees related to a large auction that closed during the nine months ended September 30, 2018.

With the closing of the Photo File acquisition on October 11, 2018, our cost of revenues also significantly increased in the fourth quarter.

Operating Expenses

Operating expenses increased to $898,193 for the nine months ended September 30, 2018 from $625,810 for the nine months ended September 30, 2017. The detail by major category is reflected in the table below.

	Nine Months Ended September 30
	2018	2017
Product development, sales and marketing	$214,004	$150,611
General and administrative	657,232	451,628
Depreciation expense	26,957	23,571

Total operating expenses	$898,193	$625,810

The main reason for the overall increase in operating expenses in 2018 was an increase in the general and administrative expense category. Product development, sales and marketing expenses increased in the nine months ended September 30, 2018 over the same period in 2017. Product development, sales and marketing expenses primarily consists of website development costs, sales and marketing salaries, as well as other expenses associated with marketing. We continue to utilize our working capital resources in sales and marketing in order to increase the distribution and demand for our products and to add content to our product lines along with adding additional channels of distribution.

General and administrative costs also increased in 2018 over 2017 for the period as a result of expenses related to increased expenses and professional fees incurred in anticipation of the Photo File acquisition.

Total depreciation expense increased in 2018 over 2017 for the nine months ended September 30, 2018. We record archival images, and property and equipment at cost for purchases over $500. Archival images, property and equipment are depreciated using the straight-line method over the estimated useful lives ranging from three to ten years. We capitalize direct costs associated with improvements to archival images, and property and equipment in accordance with ASC 360 – Property, Plant, and Equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the term of the related lease.

Other Expenses

We had other expenses of $927,247 for the nine months ended September 30, 2018, as compared with other expenses of $23,266 for the same period ended 2017. The increase in other expenses is a result of the loss on our settlement of accrued liabilities, interest expense and the amortization of debt discount and financing fees.

We expect our other expenses to increase in the next two quarters as we have taken on more debt as a result of our recent offering that closed on October 24, 2018 and sale of convertible notes for total gross proceeds of $3,157,050, of which $2,569,800 was received as of September 30, 2018.  The notes mature on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders.

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Net Loss

We finished the nine months ended September 30, 2018 with a loss of $1,567,109, as compared to a loss of $312,109 during the nine months ended September 30, 2017. Our increased net loss for the nine months period ended September 30, 2018, can be primarily attributed to an increase in general and administrative and other expenses, which primarily consist of a reported loss on settlement of accrued liabilities and borrowing cost, which consist of interest expense and the amortization of debt discount and financing fees.

Liquidity and Capital Resources

As of September 30, 2018, we had total current assets of $1,129,961 and current liabilities of $2,882,190, resulting in a working capital deficit of $1,752,229. This compares with the working capital deficit of $1,924,638 at September 30, 2017. This decrease in working capital deficit, as discussed in more detail below, is primarily the result of increased cash on hand as a result of our convertible note offering that commenced in July and ended in October 2018.

Our operating activities used $534,982 in the nine months ended September 30, 2018 as compared with $130,718 used in operating activities in the nine months ended September 30, 2017. Our negative operating cash flow in 2018 was largely the result of our net loss for the period.

Investing activities used $877,923 in the nine months ended September 30, 2018 compared with $74,407 in the nine months ended September 30, 2017. Our negative investing cash flow in 2018 is largely the result of funds we contributed in connection with our acquisition of assets from Photo File.

Financing activities provided $2,400,143 in the nine months ended September 30, 2018 compared with $172,828 provided in the nine months ended September 30, 2017. Our positive financing cash flow in 2018 was largely the result of our recent offering and sale of convertible notes for total net proceeds of $2,321,424 through September 30, 2018. The offering concluded in October 2018 for total proceeds of $3,157,050.

There is no guarantee we will generate sufficient revenues to continue operations. Our management estimates we will need approximately $1,000,000 in annual revenues to continue operations at our current operating level, without consideration given to investment in new sales and marketing channels. For the immediate future we plan to achieve this revenue target by ramping up fees earned from licensing imagery to media companies growing a network of global sales agents. There is no guarantee that we will generate sufficient revenues to continue operations. We expect to continue incurring significant operating losses for the near future. If we are not successful in achieving revenues required to continue operations at our current operating levels within three to four months, or obtaining additional financing, our operations will be significantly negatively impacted, and we will need to significantly scale back our operations or liquidate all or a portion of our collections.

We believe that our principal difficulty in our ability to successfully generate profits has been the lack of available capital to operate and expand our business. We believe we need a minimum of approximately $3,000,000 in additional working capital to be utilized for key archive acquisitions, inventory management software, technology development, additional staffing and working capital. As of the date of this report, we have no commitment from any investor or investment-banking firm to provide us with the necessary funding and there can be no assurances we will obtain such funding in the future. Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the nine month period ended September 30, 2018.

Critical Accounting Polices

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our critical accounting policies are disclosed in Note 2 of our audited consolidated financial statements included in the Form 10-K filed with the SEC.

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Off Balance Sheet Arrangements

As of September, 30, 2018, there were no off-balance sheet arrangements.

Recent Accounting Pronouncements

The recent accounting pronouncements that are material to our financial statements are disclosed in Note 2 of our consolidated audited financial statements included in the Form 10-K filed with the SEC and in Note 2 of our unaudited consolidated financial statements included herein.

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BUSINESS

Overview

The Company was originally incorporated on September 20, 2004 in the State of Delaware under the name “Blog8.” Since incorporation, we have changed our name a number of times, having been named “Securiteyes,” “Medify Solutions Limited,” “Petel Incorporated” and “Gleeworks, Inc.” and “Capital Art, Inc.” On June 6, 2018, we filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger with our wholly-owned subsidiary, Globe Photos, Inc. As part of the merger, our board of directors authorized a change in our name from “Capital Art, Inc.” to “Globe Photos, Inc.” and our Certificate of Incorporation has been amended to reflect this name change.

We are currently engaged in the business of acquiring, selling, licensing and merchandising classic and contemporary photographic images and reproductions. Over the last few years, we have been in a developmental phase, focused mostly on acquiring ownership or rights to collections of rare or unpublished negatives and photographs of iconic celebrity images.

We have been taking advantage of a new market dynamic, where aging celebrities, retiring photographers, and image rights holders (i.e., family estates) are finally offering their exclusive photographic collections up for sale. We seized this opportunity to acquire these historic archives over the last few years, including the acquisition of other companies that have been quietly collecting these rare archives.

We believe we have now assembled one of largest collections of iconic pop culture imagery photography in the world. It is comprised of more than 15 million images taken by more than 3,500 photographers from around the world over the last century. It features iconic personalities and seminal moments from the worlds of entertainment, sports, history and politics. Our branded archives include Frank Worth collection, Movie Star News, and Globe Photos Agency (from the original Globe Photos founded in 1939).

Archived and stored at our Company’s secured warehouse, these collections include never before seen negatives, one-of-a kind prints and other memorabilia. They include rare images of celebrity icons, such as Elvis Presley, James Dean, Marilyn Monroe, Humphry Bogart, Frank Sinatra, the Beatles and more, as well as many contemporary personalities, performing artists and star athletes.

More recently we have been focused on acquiring assets that would provide us the ability to sell and merchandise licensed sports photography, as well as an operational platform for monetizing the photographic assets and associated memorabilia that we have acquired. This effort culminated on October 11, 2018 with the acquisition of substantially all of the assets of Photo File, a 30-year-old New York-based licensed sports photography company with more than 50 employees engaged in the licensing, production, marketing and sales of sports imagery and related collectibles.

As part of the Photo File transaction, we acquired licenses to produce and sell licensed sports prints, lithographs and other related items for major U.S. sports leagues, including NFL, NBA, MLB, and NHL Properties and their respective player associations, as well as most major college sports teams. We also gained licenses with thousands of individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, Marvel Entertainment, and others. The acquisition also significantly expanded our collection of company-owned iconic sports photography.

In addition to valuable licenses and photo assets, the Photo File transaction has provided us access to its well-established sales and marketing organization, and it has opened new distribution channels for our existing product lines.

We also expect to benefit from Photo File’s reputation for excellent customer service, as well as its strong ties to its professional and collegiate sports leagues and large retail customers. This will be important as we further develop relationships with top retail clients and distributors including Costco, Walmart, Target, Bed Bath and Beyond, USPS, Scheels and others.

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Prior to the Photo File transaction, we had taken preliminary steps to monetize the value of our collection by establishing various sales channels and marketing methodologies. We have been selling some of our photographic images and reproductions on a limited basis through auctions, third-party galleries, art consultants, interior decorators, brick and mortar locations, specialty and big box retailers, as well as through various online outlets, including Amazon and 1stdibs, and directly to end consumers via our Globe Photos website. We have been experimenting with various ways to reach customers through diverse marketing channels, including our websites, events and interactive campaigns.

In many respects, the Company believes it has turned the corner with the Photo File transaction, allowing us to emerge from our development stage into a full-scale commercialization phase and take advantage of the growing market demand for pop culture and sports imagery and related memorabilia.

Our mission is to operate as a global marketplace for licensed sports and pop culture imagery, which includes both sold physical prints as well as licensed digital photography that our customers can use in their communications, such as social media, websites, digital and print marketing materials, books and publications.

Through our online and in-store platforms and manufacturing processes, consumers are able to customize, personalize, share, print and download licensed prints and physical products both for personal use and for creating thoughtful and personalized gifts. These may include such photo-based products as framed photos, canvases, books, calendars, greeting cards, mugs, bags, and apparel. There are numerous ways for our customers to avail themselves of our vast library of digital images.

As part of increasing our product offerings, we plan to continue our search for photographic archives that are undervalued by the market. These archives may be acquired outright, or we may enter into representation or consignment agreements with the owners of the archives. These opportunities are typically (1) aging photographers who are looking to monetize their archive while still alive via a single large transaction, or (2) media companies that have aggregated assets (or rights to assets) and are seeking to dispose of the archive or a partner who can help them grow cash flows related to the archive. These opportunities exist both in the United States and abroad and we continue to search for value on a global basis.

Our principal place of business is located at 6445 South Tenaya Way, Suite B-130, Las Vegas, NV 89113. General information about us can be found at www.globephotos.com. The information contained on or connected to our website is not incorporated by reference into this Prospectus.

Asset Purchase Agreement with Photo File

In 1987, the year it was founded, Photo File was awarded a license for photography by Major League Baseball and the MLB Players Association, becoming the first company to be given a license for photography by any major sport in the United States. Photo File is also licensed by thousands of individuals and organizations, including Muhammad Ali, Babe Ruth, Joe Namath, Vince Lombardi, and Marvel Entertainment. Photo File had become one of the nation’s leading manufacturers of sports photography, with licenses from the NFL, MLB, NBA, NHL, Collegiate Licensing Company (CLC), and their respective player associations.

Besides photos in sizes up to 30"x40", Photo File offered a full range of framed and matted products, plaques, photo sculptures, ceramics tiles, key chains and event covers. Photo File also produced a line of licensed Framed Gold Records featuring top recording artists, including Elvis Presley, KISS and many others.

At the time of the asset purchase by Globe Photos, Photo File employed 54 people, including its owners. The staff was comprised of 51 full-time and three part-time employees. Photo File’s 43,000 square foot facility, located in Mount Kisco, NY, included a printing lab, a graphics department, framing operation and sales and marketing divisions.

On October 11, 2018, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Photo File, along with its related company Sportphotos.com (collectively, the “Seller”) and Charles Singer, its CEO and principal stockholder, to acquire the assets of the 30-year-old private New York-based company.

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Pursuant to the Purchase Agreement, the Seller received the following consideration:

▪	$2 million cash consideration as follows: $865,000 was advanced at the execution of the Purchase Agreement, which was secured through a pledge of 40% of the outstanding shares of the Seller; $650,000 was paid on the closing of the Agreement; and a $500,000 contingency payment shall be paid to Seller within 72 hours of receiving written consent from the major sports leagues;

▪	A 10% interest in the Nevada subsidiary called Photo File, LLC that we have formed to house the assets; and

▪	A royalty to Seller that commences upon the initial $6 million in sales from the Nevada subsidiary with a cap of $500,000 annually and $5 million in total. The royalty is calculated on annual sales beginning with the date of closing and will restart each year with no carry forward from one year to the next. The details of such are contained elsewhere in this Prospectus.

▪	Additionally, the Seller will endeavor to sell its Vintage Photographic Collection to a third party after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from the sale, but before any expenses other than commissions, are less than $2 million, Globe Photos will pay to the Seller the difference between such proceeds and $2 million within 30 days. Any proceeds from the sale, but before any expenses other than commissions, above $2 million will be divided equally between the Seller and Globe Photos with the Seller remitting 50% of such proceeds within 30 days of their receipt.

Assets acquired in the Photo File transaction included more than 1 million sports negatives, 1,000+ autographed lithographs and memorabilia, as well as printing and packaging equipment. Per the terms of the Purchase Agreement, we have created a new Nevada subsidiary called Photo File, LLC to hold the assets we have acquired from Photo File.

Post-Acquisition Plans

We see Photo File as a classic turnaround situation, with present annual revenues of approximately $7 million and losses of approximately $1 million, but at one time having generated more than $20 million in annual revenues. Currently, of the approximately $7 million in revenue, only about 8% is generated online. We believe this represents a substantial opportunity to leverage the latest advances in e-Commerce technology and services to grow sales. Through our experience and our review of successful models of other major sports retailers, we determined that more than 80% of the business revenue should be generated by online, print-on-demand or direct-to-consumer sales.

We are also currently executing a plan to right size the organization and move forward efficiently and effectively. In conjunction with this analysis, we have evaluated areas and processes such as printing, production and fulfillment to reduce inefficiencies and further reduce overhead, along with expanding capacities. This review and integration will take place over a measured period as to not disrupt current operations and production. We have identified several viable options to outsource printing and grow the business by including individuals and companies currently working within the industry.

We believe the inclusion of a sports channel is complementary to our existing business and allows us to piggy back the photo assets of Globe Photos onto Photo File’s existing clients and retail opportunities. We plan to leverage the long-term distributor relationships Photo File has developed over the last 30 years to increase the sales of our existing Globe Photo library.

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Business Strategy

We expect to become a major provider of licensed products and services by using a combination of traditional methods and merchandizing, along with innovative new approaches. Traditional methods, such as licensing, online downloads and subscriptions, and manufacturing and selling framed products, have built billion-dollar photo-based enterprises like Getty Images, Shutterstock and Shutterfly. However, with the aspiration to become the leader in our space, we are also developing new sales and marketing concepts that we believe will change the way people purchase images across online and retail channels. We expect our growth to be driven several initiatives:

▪	Develop our customer base: We plan to expand our customer base and promote our Globe Photos brand by leveraging our existing channels. This includes word-of-mouth referrals from customers, auctions, catalogs, online advertising and direct marketing that will continue to expand our customer reach. We plan to leverage the latest methods and technologies in social media and eCommerce marketing, including A.I. (artificial intelligence) to build out our customer database with valuable demographic and customer preference information in order to enhance our customer experience and increase sales.

▪	Expand products and services offerings: We plan to innovate as a way to increase the breadth and value proposition of our products and services. We will continually explore new marketing possibilities, and have a number of programs at various stages of development. These programs are based on the strategy of leveraging industry partners and technology to lower or eliminate capital requirement for deployment and ongoing program management.

▪	Increase sales to existing customers: We intend to increase both average order size and repeat orders per customer by expanding our products and services, tailoring our offerings to encourage additional purchases for different use occasions, and increasing our cross-selling and up-selling activities.

▪	Growth through acquisitions: We will continue to consider strategic business or asset acquisitions that will help us secure additional photographic assets, products, market share, talent, and revenue. We continue to seek photographic archives that are undervalued, to purchase them or secure rights to these archives through representation or consignment agreements with the owners.

▪	Expand our sports licenses. We are looking to expand our sports licenses to include more products related to the core licenses we currently have with the NFL, NBA, MLB and NHL, as well as to expand our licensing relationships with additional major college teams and other sports organizations. We expect sales of products generated by the sport licensing part of our business, particularly with the launch of new sales and marketing concepts, to grow the fastest.

▪	Expand upon and leverage partnerships: We plan to expand upon and leverage our retail and distribution partners that include Costco, Walmart, Bed Bath & Beyond and CVS. We also plan to increase our sales presence on Amazon and 1stdibs. We expect to expand upon our licensing partnerships with Wendover Art Group, Zuma Press, Artspace, Fanatics, PersonalizationMall.com and others.

Sales, Marketing and Distribution

Our photographic assets and licenses are delivered or manufactured in a variety of physical and digital formats that can be sold through several different distribution channels and markets. This creates numerous potential revenue streams.

We sell photographs in the form of open edition or fine art prints. In some instances, prints can be paired with other memorabilia to create unique collectibles, such as photo footballs, original concert tickets, and autographed items.

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Since we own many original prints and negatives, these prints can be also be paired with memorabilia or sold separately as collectibles after we digitize the original print or negative. We retain the exclusive copyright to the image, so we can then resell the digitalized image in different formats and sizes, and at different price-points, from digital download and postcard collectibles, to open edition prints and large-format fine art framed limited editions. We are not aware of any other pubic company that has as many original-source photo assets as Globe Photos.

To address opportunities created by the many varieties of products and distribution channels, we plan to expand our in-house sales staff as we scale up our commercialization efforts. Currently, approximately 90% of our licensed sports business is through major big-box and specialty retailers. We also reach customers through diverse marketing channels, including our website, events and interactive campaigns. Our marketing activities aim to build awareness for our brands and drive revenue by promoting both existing and newly-acquired images in our collection.

We are currently completing the development of a new robust enterprise web platform that will support the automation of product personalization and expand our online reach. We anticipate that a direct-to-consumer and print-on-demand approach will enable us to rapidly and efficiently scale our business while avoiding the costly investment and charges typically associated with the procurement and management of inventory and traditional manufacturing.

We plan to continue to implement marketing programs, although on a larger scale, designed to target non-traditional retail outlets, as well as the interior design, fund-raising and hospitality industries. We are also in discussions with several independent sales representatives to market the Company’s products to these market segments on a commission basis.

We also expect to continue to sell our pop culture photographic images and reproductions through auctions, third-party galleries, art consultants, interior decorators and directly to consumers. We will reproduce large quantities of different photographs from our collection, which may be sold through third party on-line retailers.

Our Globe Photos’ licensing division currently services more than 2,500 global clients, including every major news organization in the world, production companies, publishing houses and more. We have recently begun testing an online direct-to-consumer digital subscription model designed to license individual images for use in personal documents, prints, screen savers, and other uses.

We expect to generate significant growth over the next several years through interactive sales and marketing campaigns conducted in partnership with big-box and online retailers, including Wal-Mart, Costco and Fanatics, as well as fine art websites like 1stdibs.com, particularly as we take advantage of new sport photo licenses we acquired from Photo File. In fact, we anticipate the sport imagery aspect of our business will be the fastest growing area for us for the foreseeable future.

We plan to continue to pursue opportunities that can to diversify revenues, such as developing additional websites for retail clients to purchase our prints and also as a portal for interior decorators, and a new store-with-a-store gallery concept in New York City, New York and Santa Monica, California.

We are also developing an immersive interactive retail experience in partnership with a well-established industry player that is designed to require significantly small capital expenditure by Globe Photos, as our part will require use of our existing licenses, and overseeing fulfillment by outsourcing manufacturing, fulfillment and customer service. We expect this program to also provide the opportunity for customer acquisition at minimal to no cost, after which we can then remarket to them other products and services via our other channels, such as online.

Licenses

Our major sports licenses include NFL Properties, NFL Players Association, MLB Properties, MLB Players Association, NHL Properties, NHL Players Association, NBA Properties, and NBA Players Association, which comprise over 1,000 individual licenses to produce officially licensed sports prints, canvas, memorabilia and other related items.

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In 2017, the Company entered into a licensing arrangement with Authentic Brands Group to license our images of Muhammad Ali, Marilyn Monroe, and Elvis Presley, incorporating their respective signatures and iconic sayings onto the images, as “Officially Licensed Products.”

Intangible Assets; Photographic Image and Memorabilia Archive

We believe we have now assembled one of largest collections of iconic pop culture imagery photography in the world. It is comprised of more than 15 million images taken by more than 3,500 photographers from around the world over the last century. It features iconic personalities and seminal moments from the worlds of entertainment, sports, history and politics. Our branded archives include Frank Worth collection, Movie Star News, and Globe Photos Agency (from the original Globe Photos founded in 1939).

Archived and stored at our Company’s secured warehouse, these collections include never before seen negatives, one-of-a kind prints and other memorabilia. They include rare images of celebrity icons, such as Elvis Presley, James Dean, Marilyn Monroe, Humphry Bogart, Frank Sinatra, the Beatles and more, as well as many contemporary personalities, performing artists and star athletes. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics.

We have been taking advantage of a new market dynamic, where aging celebrities, retiring photographers, and image rights holders (i.e., family estates) are finally offering their exclusive photographic collections up for sale. We seized this opportunity to acquire these historic archives over the last few years, including the acquisition of other companies that have been quietly collecting these rare archives.

The Company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and others, to produce sports prints, lithographs and other related items. Photo File also holds licenses for thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others.

The Company regards its archival images and related proprietary rights as valuable intangible assets. The Company, with the assistance of Corporate Valuation Advisors, Inc. (CVA), an independent appraiser, undertook an estimate of the value of the Company’s intangible assets.

The Company engaged CVA to value the identifiable assets acquired in the acquisition of Photo File in accordance with ASC 805, and separately from Globe Photo’s existing intangible assets, in order to assist with the accounting treatment for the combined entities.

The valuation of Photo File’s identifiable intangible assets included memorabilia inventory of $4.1 million, copyrighted image library of $5.9 million, tradename of $0.93 million, and other intangible assets including license agreements, customer relationships, and non-competes of $23.22 million. Altogether, CVA determined a total estimated value of the intangible assets acquired in the acquisition of Photo File to be approximately $34.15 million.

In addition, the Company wanted to get an independent analysis of Globe Photo’s existing intangible assets that are comprised of copyrights for use in licensing and image sales. CVA’s valuation of Globe Photo’s existing intangible assets indicated a fair market value of $24.1 million. CVA applied a discount rate to this amount to arrive at $18.2 million as an orderly liquidation value of these copyrights.

The aggregate of both segments of the business represents an estimated $52.34 million to $58.25 million in intangible asset value, which the Company intends to exploit for growth as part of its business model.

Industry Overview

According to IBISWorld Industry Report OD5070 Online Art Sales in the U.S., IBISWorld estimated that over the next five years industry revenue will grow at an annualized rate of 3.5% to $597.2 million. The report points out how growth in macroeconomic conditions and the increased number of broadband connections have been the primary drivers of industry expansion over the last five years. Rapidly changing technology and the increasing acceptance of e-Commerce have shaped the online art sales industry over the last five years. IBISWorld projects the online art sales industry will continue to grow at an annualized rate of 3.2% over the next five years reflecting a slower rate of growth as the industry becomes more saturated and matures.

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The art industry is subject to the same general economic conditions affecting the marketplace for branded products. When the economy is good, discretionary consumer spending increases. In economic downturns, consumers have less discretionary income and purchases of art products tends to decline.

Analysts at Technavio, a global technology research and advisory firm, forecast the global still images market at $4.46 billion by 2021, growing at a compound annual growth rate (“CAGR”) of close to 8% over the forecast period. The Americas is the leading regional segment of the market, responsible for generating the high revenue and incremental growth over the forecast period. The top three emerging trends driving the global still images market, according to Technavio’s consumer and retail research analysts are: 1) growth of microstock images; 2) increased demand for authenticity; and 3) growing popularity of premium still images with brand managers and publishers looking for images that are unique, culturally relevant, and provide fresh perspectives.

Technavio also expects the global market for personalized gifts will reach $31.63 billion by 2021, growing at a CAGR of more than 9%. Technavio analysts highlight the following three key factors that are contributing to the growth of the global personalized gifts market: 1) growing gifting culture and increasing demand for seasonal decorations; 2) innovative gifting solutions and advancements in technology; and 3) expanding online retail, kiosks, and online distribution channels. Technavio notes that gifting culture is evolving with an increasing number of occasions when gifts are exchanged. Consumers are looking to customize their gifts through personalization, configuration, or on-demand printing to add value and make their gifts unique. We have taken note of these trends, particularly personalization, and are currently designing innovative new programs designed to take advantage of them.

The recent acquisition of a controlling interest in Getty Images, Inc. by the Getty family from the Carlyle Group in a deal which reportedly values Getty Images at approximately $3 billion suggests an active market exists for copyrighted photographic libraries.

The U.S. sports memorabilia market is estimated at $5.4 billion annually, according to Collectible.com. This estimate considers the total gross merchandise volume from eBay, independent auction houses, online retail venues and other sources. According to Zion Market Research, the global licensed sports merchandise market was valued at approximately $31.3 billion in 2017 and is expected to reach approximately $48.7 billion by 2024, growing at a CAGR of about 6.7% from 2018 to 2024. Zion reports that sports licensing is one of the fastest growing categories worldwide, and it states that the rise in the number of sports leagues may help growth in licensed sports merchandise industry.

Furthermore, an article published in Fortune magazine on September 1, 2018 estimates the size of the U.S. sports licensed apparel market at approximately $7.8 billion per year, growing at a rate of 3% per year. Fanatics, Inc., an online retailer of licensed sportswear and merchandise, is believed to have grown from approximately $250 million in revenues in 2010 to an expected $2.3 billion in 2018. Fortune views the sports merchandise market as “ripe for e-commerce.” In the article, an analyst for IBISWorld claims that online sales of sports merchandise has grown from 1% of sales to 20% of sales over the past decade alone.

Competition

Most of our competitors have substantially greater financial, technical and human resources than we have. The market for iconic photographic images and related services is highly competitive. We believe that the principal competitive factors include our licenses, name recognition, company reputation, the quality, relevance and breadth of the content in a company’s collections, and the quality of contributing photographers and other partners under contract with a company. Additionally, we also face competition in connection with factors relating to the business and our infrastructure such as effective use of current and emerging technology, customer service and customer relationships, pricing and licensing models, policies and practices and accessibility of content and speed and ease of search and fulfillment.

Some of our current and potential significant competitors include other general visual content providers such as Getty and Shutterstock, and photo personalization providers like ShutterFly. We believe that we can be highly competitive with these companies because we own many of our photographic original prints and negatives, and therefore do not have to split sales proceeds with photographers who own intellectual property right which is a typical industry standard. Our competitors in this area could also potentially become license clients or partners, as they look to access the many unique images in our library.

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We also face significant competition from specialized visual content companies that are well established in their local, content or product-specific market segments such as Reuters Group, the Associated Press, and ZUMA Press, Inc. There are also thousands of small photography agencies, image content aggregators and individual photographers throughout the world with whom we compete. Our Globe Photos’ licensing division is small in relation to these larger firms, but our photo assets have unique historical value with a name representing one of the nation’s first pop culture-licensing agencies founded in 1939. As a result, our licensing division services over 2,500 global clients, including every major news organization in the world, production companies, publishing houses and more.

Our competition also includes retail photography galleries and websites selling photography such as Art.com, Artspace.com and Rockpaperphoto.com. However, in some instances we have or can partner with these online sellers to also sell our products.

Intellectual Property

Much of our collection of iconic photographic images was acquired and are owned by us. A small percentage of the images in our collection are obtained through reproduction or licensing agreements, wherein we pay a royalty based on the percentage of revenues we receive from the use of the licensed images. As such, currently such agreements are limited and not material.

To this end, we have been and continue to search for photographic archives. We believe that these archives can be monetized multiple ways, through our collectibles, licensing and retail divisions, depending upon the structure and content of each archive. These archives may be acquired outright, or we may enter into representation or consignment agreements with the owners of the archives. These opportunities are typically (1) aging photographers who are looking to monetize their archive while still alive via a single large transaction, or (2) media companies that have aggregated assets (or rights to assets) and are seeking to dispose of the archive or a partner who can help them grow cash flows related to the archive. These opportunities exist both in the United States and abroad and we continue to search for value on a global basis.

Our management believes that the market is significantly undervaluing physical photographic assets for both individual photographers seeking to monetize their collections and media companies seeking to dispose of their archives because of the investment required to digitize and then monetize them. We have created an infrastructure and workflow process in order to digitize these assets at a low cost, which we believe gives us a competitive advantage for purchasing from all sources.

We utilize the following criteria when evaluating archives:

▪	The age of the archives;

▪	How/if the archive is organized;

▪	The type of media in the archive;

▪	The subject matter of the archive;

▪	The rarity of the subject matter;

▪	The photographer(s) represented in the archive; and

▪	The nature and the strength of the intellectual property rights associated with the archive.

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Based on these factors, single photographer archives are desirable because copyrights are most commonly owned by the person who photographed an image. We can market and build the reputation of the photographer to enhance the value of the archive. In addition, we believe we can better control the market for the works of individual photographers. Reproduction and licensing agreements are often more desirable because they typically require low or no upfront cash commitments. In these agreements, content providers are usually paid mostly through royalties on sales. Owning copyright or having rights to copyrights significantly impact our gross margins. On the other hand, purchasing copyrights outright while reducing cash, increases intangible assets and generates higher gross margins. Reproduction and licensing agreements do not significantly impact our balance sheet but generate lower gross margins.

Our ability to acquire such depository is dependent on our ability to raise additional capital in order to have funds to make such acquisitions.

Employees

As of February 2, 2019, we had approximately 48 employees. We also utilize consultants on an as-needed basis. None of our employees are members of any union. We believe our relationship with those employees is excellent. With the acquisition of the assets of Photo File, we acquired 45 employees (which number is included in the figure above). There will be an integration period over the coming months that will include employee retraining, and we anticipate an adjustment in the number of employees to “right size” the company in preparation for our next growth phase.

Government Regulations

We are subject to certain regulations as it relates to the Internet, data privacy and security. See “Risk Factors” for more information.

Facilities

Our principal executive office and headquarters is located at 6445 South Tenaya Way, B-130, Las Vegas, Nevada 89113 where we lease 4,606 square feet of commercial space for a monthly rental payment of $3,270 per month effective October 10, 2014. The lease expires on October 10, 2019. We also lease storage space locally to house art and photography stock. Our printing, framing, packing and shipping facilities are provided by third-parties. We also rent storage space on a month-to month basis in Brooklyn, NY, at a cost of $325 per month. This storage space has been historically used by our existing Globe Photos business operations.

As part of our acquisition of substantially all of the assets of Photo File, we assumed its existing lease as follows: we will pay 50% of the lease payments through December 31, 2018, or until such earlier date as the lease may be terminated. Photo File's 43,000 square foot leased facility, located in Mount Kisco, NY, includes a state-of-the-art digital photographic printing lab and a complete framing operation. On January 30, 2007, Photo File signed a twelve year and nine-month lease, expiring on March 1, 2020, for approximately 43,000 square feet of office and warehouse space with rent starting at $41,988 per month with annual increases of 2% per year.

Legal Proceedings

We are not party to and none of our property is the subject of any outstanding litigation, nor have we received notice of any pending action to be filed against us or any of our property. From time to time, we may be a party to legal proceedings and subject to claims incident in the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, we believe that the final outcome of such matters would not have a material adverse effect on our financial condition or business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages, and positions of our executive officers and directors as of February 2, 2019. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable. There currently are no legal proceedings and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our executive officers or directors.

Name	Age	Position(s)
Stuart Scheinman	53	President, Chief Executive Officer, Principal Executive Officer and Director
Scott C. Black	66	Secretary, Chief Legal Officer and Director
Tucker DiEdwardo	71	Chief Operating Officer
Shamar Tobias	36	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Sam D. Battistone	79	Chairman of the Board of Directors
Jerry Nadal(1)(2)	59	Director
Mark Lanier(1)(2)(3)	60	Director
Luisa Ingargiola(1)(3)	51	Director
George Smith(2)(3)	61	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Executive Officers

Stuart Scheinman was appointed as our CEO, President and a director on December 27, 2016. Mr. Scheinman and Mr. Battistone served as Co-CEO’s until November 1, 2018. Mr. Scheinman previously served as president of Movie Star News, Inc., Las Vegas, NV, a privately-held company engaged in the sale of classic and vintage Hollywood photographs, until we acquired this company in October 2014. Earlier, he was president and founder of Animaland, an interactive toy manufacturing company from December 2003 to September 2012. The interactive store within a store experience grew to over 500 locations worldwide. For over two decades Mr. Scheinman has been involved with sports and entertainment marketing, developing licensed products for the NBA, NHL and most major Football Clubs in Europe, and working with 200 major athletes worldwide. Mr. Scheinman received a Bachelor of Arts degree from Long Island University in 1987. Mr. Scheinman is qualified to serve on our board of directors because of his sales, marketing and business development experience.

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Scott C. Black, Lieutenant General US Army (Ret.), was appointed as our Secretary, CFO, in-house counsel and a director on December 27, 2016. On November 1, 2018, he was formally appointed as our Chief Legal Officer and resigned as our Chief Financial Officer. Mr. Black previously served as CFO of Movie Star News, Inc., Las Vegas, NV, a privately-held company engaged in the sale of classic and vintage Hollywood photographs, until we acquired this company in October 2014. From November 2009 through August 2012, he was vice president and general manager of BAE Systems, Inc., where he supervised and managed the Global Mission Solutions business unit with more than $300 million in annual revenue. He joined BAE Systems after retiring from the U.S. Army where he had a distinguished 35-year career of service, rising to serve as the Army’s judge advocate general. As the Judge Advocate General of the U.S. Army, Mr. Black directed a legal services organization of more than 10,000 lawyers and paralegals, both soldiers and civilians, who were deployed around the world in 650 offices in 19 countries, including Iraq and Afghanistan. He served as the legal advisor to the Secretary of the Army, the Army Chief of Staff, and all Army Staff principals. He was also responsible for all Military Justice operations, the legal support for contracting, ethics, and environmental programs, and for supervising the training and deployment of Rule of Law and Governance Advisors around the world. Previously, he served as Commanding General and Commandant of the Judge Advocate General's Legal Center and School in Charlottesville, Virginia, and as the Assistant Judge Advocate General for Military Law and Operations in the Pentagon. His past positions include Chief Counsel for the Secretary of the Army’s Congressional Liaison Office, Staff Judge Advocate (General Counsel) for the Army’s Fifth Corps in Germany, and Assistant Counsel to the President in the White House. Mr. Black received a bachelor’s degree in political science from California Polytechnic State University in 1974 and a Juris Doctor from the California Western School of Law in 1980. He also holds a Master’s Degree in National Resource Strategy from the Industrial College of the Armed Forces, National Defense University. His awards include the Distinguished Service Medal, the Legion of Merit with Oak Leaf Cluster, and the Meritorious Service Medal with four Oak Leaf Clusters. He is also entitled to wear the Parachutist Badge, the Ranger Tab, and the Army Staff Identification Badge. Mr. Black is qualified to serve on our board of directors because of his sales, marketing and business development experience.

Tucker DiEdwardo has served as our Chief Operating Officer since November 15, 2018. Prior to his appointment as our COO, Mr. DiEdwardo has owned TD Ventures, LLC, a special events and entertainment marketing company. From 2005 to 2013, Mr. DiEdwardo worked as president of LVI Global, LLC, an internationally recognized leader in postgraduate live-patient dental education, with over 9,500 alumni from 46 countries. Mr. DiEdwardo holds both Bachelor and Master of Science/Education degrees from Southern Connecticut State University.

Shamar Tobias was appointed as our Chief Financial Officer on November 1, 2018. Since 2013, Mr. Tobias has served as the managing partner of Blue Chip Accounting, LLC, a certified public accounting and consulting firm located in Henderson, NV. In his role as managing partner, he has served as a financial consultant for several companies in the public, private, and governmental sectors. Prior to founding Blue Chip Accounting, Mr. Tobias served as a consulting partner at a PCAOB registered accounting firm also located in Henderson, NV. Mr. Tobias earned a Bachelor of Science in Accounting and a Masters of Accountancy from the University of Nevada - Las Vegas and also holds a Certified Public Accountant designation in the State of Nevada.

Board of Directors

Sam D. Battistone was appointed as the Chairman of our board of directors on December 27, 2016. He previously served as Co-CEO with Mr. Scheinman from December 27, 2016 to November 1, 2018. Mr. Battistone is the Founder, Chairman and CEO of Dreamstar, a Nevada corporation. He was the Founder and Chairman of Dreams, Inc., a public company traded on the New York Stock Exchange and Field of Dreams, a national chain of sports and celebrity retail stores. Dreams, Inc. was ultimately purchased by Fanatics, Inc. He was the Principal Owner and Founder of the Utah Jazz (formerly New Orleans Jazz) National Basketball Association team, and served as Chairman, President and Governor of the team from 1974 to 1986. He was appointed by the Commissioner of the NBA as a member of the Advisory Committee of the Board of Governors of the NBA. He was a founding Director of Sambo's Restaurants, Inc. and served in the positions of President, CEO and Chairman of the Board during the years of 1967 to 1979. He directed the efforts of Sambo's Initial Public Offering in 1969 and the move to the New York Stock Exchange. During that period, Sambo's grew from a regional operation of 59 units to a chain of over 1100 restaurants nationwide. He also was a member of the board of directors of the National Restaurant Association. Mr. Battistone is qualified to serve on our board of directors because of his sales, marketing and business development experience.

Mark Lanier has served on our board of directors since November 1, 2018. Mr. Lanier brings more than 38 years of finance and capital markets experience to our board of directors. Since 1995, he has served as general manager of Grumman Hill Advisors, an investment company specializing in investing in small public companies. He is also co-founder and manager of the Pegasus Capital II Investment Fund. He currently serves on the boards of Clubhouse International, Scinet Development & Holdings, and Thomas Emery’s Sons. Mr. Lanier received his Bachelor of Arts degree, magna cum laude, from Williams College and earned a Masters in English and Literature from Oxford University, England, and an MBA from Stanford University’s Graduate School of Business. Mr. Lanier’s financial and capital markets experience make him uniquely qualified to serve as a member of our board of directors.

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Jerry Nadal has served on our board of directors since November 20, 2018. Mr. Nadal brings more than 30 years of experience in the entertainment industry to our board of directors, specializing in the production of live performances. He currently serves as senior vice president of the resident shows division of Cirque du Soleil, where he is responsible for all six ongoing Las Vegas shows and others in several cities worldwide involving more than 2,000 performers from over 40 countries. His operational responsibilities also include supervising the Cirque du Soleil sales and marketing team that oversees $500 million in annual revenues, and managing Cirque du Soleil’s operating partnerships with Disney, Universal, MGM Resorts International, Treasure Island Hotel & Casino, Stage Entertainment, Michael Jackson Estate, and Apple Records. Mr. Nadal is qualified to serve on our board of directors because of his entertainment industry experience.

Luisa Ingargiola has served as a member of our board of directors since December 27, 2018. From 2017 to present, Ms. Ingargiola serves as Chief Financial Officer of Avalon GloboCare. From 2007 to 2016, Ms. Ingargiola served as Chief Financial Officer of MagneGas Corporation (and board member from 2016 to June 2018). Ms. Ingargiola currently serves as board member and audit committee chair of FTE Networks and ElectraMeccanica. She also serves as board member for Operation Transition Assistance Corporation and The JBF Foundation Worldwide. Ms. Ingargiola received her Bachelors of Science from Boston University and her Masters of Business Administration from the University of Florida. Ms. Ingargiola’s public company reporting and accounting experience make her well qualified for service as a member of our board of directors.

George Smith was appointed as a member of our board of directors on December 27, 2018. Mr. Smith has been in the entertainment and amusement business for more than thirty years. During his industry tenure he has been involved in all facets of facilities operations and management. Currently, Mr. Smith is President/COO of Family Entertainment Group/Skymart and Chief Operating Officer of IVC Interactive Vending Corporation. In 2014, Mr. Smith was Co-Founder of Face to Face Entertainment Conferences F2FEC (conferences aimed at the owners and senior management of the top FEC’s and parks in the industry). Mr. Smith received his B.S.B.A from Clark University. Mr. Smith’s entertainment industry experience makes him qualified to serve as a member of our board of directors.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Terms of Office

Our Directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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Board of Directors Composition

Director Independence

Our board of directors consists of seven members. Our board of directors has determined that Mark Lanier, Luisa Ingargiola, Jerry Nadal and George Smith are all independent directors in accordance with the listing requirements of the Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors and Stockholder Meetings and Attendance

During fiscal year 2018, there were four formal Board meetings. None of our directors attended fewer than 75% of the total number of meetings of the Board. The Company encourages, but does not require, directors to attend annual meetings of stockholders. The Company did not hold an annual meeting of stockholders during fiscal year 2018.

Board Committees and Independence

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by the board of directors. The committees were established on December 28, 2018 and, as such, no committee meetings were held during the last fiscal year.

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Audit Committee. Our audit committee oversees the integrity of our accounting and financial reporting process and the audits of our financial statements. Among other matters, the audit committee is directly responsible for: the selection, compensation, retention and oversight of our independent registered public accounting firm; reviewing our independent registered public accounting firm’s continuing independence; approving the fees and other compensation to be paid to our independent registered public accounting firm; pre-approving all audit and non-audit related services provided by our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm the results of the quarterly and annual financial statements; reviewing and discussing with management and our independent registered public accounting firm our selection, application and disclosure of our critical accounting policies; discussing with our independent registered public accounting firm both privately and with management the adequacy of our accounting and financial reporting processes and systems of internal control; reviewing any significant deficiencies and material weaknesses in the design or operation over internal control over financial reporting; and annually reviewing and evaluating the composition and performance of the audit committee, including the adequacy of the audit committee charter.

The current members of our audit committee are Luisa Ingargiola, who is the chair of the audit committee, Mark Lanier, and George Smith. We believe that each member of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Capital Market. Ms. Ingargiola and Mr. Lanier qualify as “audit committee financial experts,” as defined under applicable SEC rules. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Capital Market.

Compensation Committee. Our compensation committee evaluates, recommends and approves policy relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee is responsible for annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations; administering and interpreting our cash and equity-based compensation plans; annually reviewing and making recommendations to the board of directors with respect to all cash and equity-based incentive compensation plans and arrangements; and annually reviewing and evaluating the composition and performance of the compensation committee, including the adequacy of the compensation committee charter. The compensation committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in its charter, but, to date, has not retained services of any compensation consultants. The compensation committee consists of entirely “independent directors” (as defined below) and no executive officers have a role in determining or recommending the amount or form of executive and director compensation.

The current members of our compensation committee are Jerry Nadal, who is the chair of the compensation committee, Mark Lanier and George Smith. We believe that each of Mr. Lanier, Mr. Smith and Mr. Nadal is an “independent director” under the applicable rules and regulations of the Nasdaq Capital Market, and that each member of our compensation committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986.

Nominating and Governance Committee. The nominating and governance committee is responsible for making recommendations to the board of directors regarding candidates for directorship and the structure and composition of our board of directors and committees of the board of directors. Among other things, the nominating and governance committee is responsible for identifying, evaluating and nominating candidates for appointment or election as members of our board of directors; developing, recommending and evaluating a code of conduct and ethics applicable to all of our employees, officers and directors and a code applicable to our chief executive officer and a senior finance department personnel; recommending that our board of directors establish special committees as may be necessary or desirable from time to time; recommending policies and procedures for stockholder nomination of directors and annually reviewing and evaluating the composition and performance of the nominating and governance committee, including the adequacy of the nominating and governance committee charter.

The current members of the nominating and governance committee are Mark Lanier, who is the chair of the nominating and governance committee, Luisa Ingargiola and Jerry Nadal. We believe that all of the members of our nominating and governance committee are “independent directors” under the applicable rules and regulations of the Nasdaq Capital Market.

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Copies of our audit committee, compensation committee and nominating and governance committee charters are available under the “Investors” section of our website at www.globephotos.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	Personal and professional integrity, ethics and values;

•	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	Experience as a board member or executive officer of another publicly-held company;

•	Strong finance experience;

•	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	Experience relevant to our business industry and with relevant social policy concerns; and

•	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates, and following the closing of this offering will evaluate, each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted such a policy as we have never received a recommendation from any stockholder for any candidate to serve on our Board. We do not know if any of our stockholders will make a recommendation for any candidate to serve on our Board in the future.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the “Investors” section of our website at www.globephotos.com. In addition, we post on our website all disclosures that are required by law or the listing standards of the Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2017 and 2016.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)
Stuart Scheinman Co-CEO and Director	2017 2016	91,000 78,500	- -	- -	- -	- -	91,000 78,500
Sam Battistone Co-CEO and Director	2017 2016	- -	- -	- -	- -	- -	- -
Scott Black Secretary, Treasurer and Director	2017 2016	- -	- -	- -	- -	- -	- -
Sean Goodchild Former President	2017 2016	- -	- -	- -	- -	- -	- -
David Morton Former CFO	2017 2016	- -	- -	- -	- -	- -	- -

Narrative Disclosure to Summary Compensation Table

We have not entered into any written employment agreements with any of our executive officers.

On October 24, 2018, we entered into a consulting agreement with SLT Holding, LLC, an entity owned and controlled by Shamar Tobias, our Chief Financial Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We agreed to compensate SLT Holding, LLC $6,000 monthly and we granted Mr. Tobias an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.10 per share. 500,000 option shares are vested on the date of grant and 500,000 option shares vest every six months of service thereafter up to the maximum of 2,000,000 option shares.

On November 15, 2018, we entered into a consulting agreement with TD Ventures, LLC, an entity owned and controlled by Tucker DiEdwardo, our Chief Operating Officer. The agreement may be terminated by either party with or without cause on 90 days’ notice. We agreed to compensate TD Ventures, LLC $7,000 monthly and we granted Mr. DiEdwardo an option to purchase 5,250,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On November 15, 2018, we entered into a consulting agreement with Scott Black, our Chief Legal Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We granted Mr. Black a ten year option to purchase 7,500,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

Other Elements of Compensation

We do not currently maintain any forms of retirement savings, employee benefit, nonqualified deferred compensation, change in control or pension plans for use by our executive officers or employees.

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Outstanding Equity Awards at Fiscal Year-End

Our officers and directors do not have unexercised options, stock that has not vested, or equity awards. There were no outstanding equity awards to our named executive officers as of December 31, 2017.

Director Compensation

Our directors did not receive any compensation during the years ended December 31, 2017 and 2016, in consideration for their services rendered in their capacity as directors and no arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2015, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of our average total assets at year-end over the last two completed fiscal years; and

•	any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above titled “Executive Compensation.”

On December 4, 2015, the Company entered into a secured promissory note agreement with an unrelated party for working capital purposes for total proceeds of $120,000. The note bears interest at the rate of 10% per annum and is payable on the 1st day of each month commencing February 2016. On February 15, 2016, the Company entered into an additional promissory note agreement with the same unrelated party for additional proceeds of $62,500 and under the same terms as the first note. As of September 30, 2018, and December 31, 2017, the balance of $162,500 remains outstanding. Both notes are secured by certain inventory and archival images of the Company in the amount of up to $200,000. Accrued interest payable due under the unsecured note agreement was $46,599 and $34,412 as of September 30, 2018 and December 31, 2017, respectively. The notes matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party (ICONZ Art, LLC, an entity controlled by Stuart Scheinman, our CEO) and the notes were extended to June 30, 2018. On June 30, 2018, the notes were extended indefinitely and will now be considered due on demand. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On April 5, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $50,000. The promissory notes matured in December 2017 and bear interest at the rate of 6% per annum; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party (ICONZ Art, LLC, an entity controlled by Stuart Scheinman, our CEO) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Accrued interest payable due under the unsecured note agreement was $7,477 and $5,227 as of September 30, 2018 and December 31, 2017, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On August 1, 2013, the Company entered into an unsecured promissory note agreement with a related party, Dino Satallante, a stockholder of the Company, for $100,000. The loan bears interest at the rate of 5% per annum. During the nine months ended September 30, 2018, the Company made payment of $11,220. As of September 30, 2018, and December 31, 2017, $49,915 and $61,135 was outstanding under the unsecured promissory note agreement, respectively. Interest expense for the nine months ended September 30, 2018 and 2017 was $1,872 and $2,433, respectively. The loan matured on July 14, 2014 and was extended to July 31, 2016. Effective March 30, 2018, the note agreement was extended to June 30, 2018, on June 30, 2018, the note was extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019.

Effective September 11, 2014, the Company entered into two separate unsecured promissory note agreements for $20,500 each with two related parties: (1) Dreamstar, an entity owned and controlled by Sam Battistone, a Company officer, director and a principal stockholder; and (2) Dino Satallante, a stockholder of the Company, for working capital purposes. The loans bear interest at the rate of 6% per annum, and matured on September 10, 2015. The loans were then extended to December 31, 2016, and in December 2016, both loans were extended to December 31, 2017. As of December 31, 2017, $20,500 and $18,100 was outstanding to Dino Satallante and Dreamstar, respectively. On March 30, 2018, the notes were extended to June 30, 2018, on June 30, 2018, the note issued to Dino Satallante was extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019. The outstanding balance on the note issued to Dreamstar was fully paid during the nine months ended September 30, 2018. As of September 30, 2018, $20,500 was outstanding to Dino Satallante. Interest expense in connection with the Dino Satallante unsecured promissory note agreement was $923 for each of the nine months ended September 30, 2018 and 2017. Interest expense in connection with the Dreamstar unsecured promissory note agreement for the nine months ended September 30, 2018 and 2017 was $18 and $814 respectively.

Effective July 21, 2015, the Company entered into a promissory note agreement with a related party Dino Satallante, a stockholder of the Company, for total proceeds of $160,000. The Company utilized $80,000 of the proceeds for payments due in connection with the Globe Photo assets acquired. The remainder of the proceeds was used for working capital purposes. The note matured on July 20, 2016, with monthly interest only payments commencing July 22, 2015. Interest accrues at the rate of 12% per annum. The note is secured by the Globe Photo Assets. Total interest expense in connection with the secured promissory note agreement for the nine months ended September 30, 2018 and 2017 was $14,400. Per the terms of the agreement, the Company incurred loan fees totaling $8,000, which were fully amortized in 2016. Effective March 30, 2018 the note was extended to June 30, 2018, and on June 30, 2018, the note was extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019.

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On April 4, 2016, the Company entered into a secured promissory note agreement with Premier Collectibles, an entity controlled by Stuart Scheinman, our CEO, for total proceeds of $65,000 to be used for acquisition of archive agreement. The promissory note bears interest at the rate of 8% per annum, is secured by the archive collection which the proceeds were used on, and matured on April 1, 2017. On March 30, 2018, the note was extended to June 30, 2018 and on June 30, 2018, the note was extended indefinitely and will now be considered due on demand. Interest expense on the note was $3,900 for each of the nine months ended September 30, 2018 and 2017.

On April 15, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a stockholder of the Company, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matured on December 15, 2017; however, on January 22, 2018, the outstanding balance on the note was purchased by another related party (ICONZ Art, LLC, an entity controlled by Stuart Scheinman, our CEO) and the note was extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $2,250 for each of the nine months ended September 30, 2018 and 2017, respectively. All of the accrued interest through December 31, 2017 is still due to the original noteholder.

On October 3, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a stockholder of the Company, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the note was purchased by another related party (ICONZ Art, LLC, an entity controlled by Stuart Scheinman, our CEO) and the note was extended to June 30, 2018 and on June 30, 2018 the note was extended indefinitely and will now be considered due on demand. Interest expense was $2,250 for each of the nine months ended September 30, 2018 and 2017.

On December 2, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a stockholder of the Company, for total proceeds of $31,500. The promissory note bears interest at the rate of 6% per annum and matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the note was purchased by another related party (ICONZ Art, LLC, an entity controlled by Stuart Scheinman, our CEO) and the note was extended to June 30, 2018 and on June 30, 2018 the note was extended indefinitely and will now be considered due on demand. Interest expense was $1,418 for each of the nine months ended September 30, 2018 and 2017.

On August 16, 2018, we issued a convertible promissory note with a principal amount of $500,000 to a company managed by one of our directors, Mark Lanier. The note bears interest at a rate of 10% per annum, matures on April 30, 2019, and is secured by certain archival images owned by the Company. The note and accrued interest are convertible at the option of the note holder into our common stock at $0.10 per share, but will mandatorily convert to common stock at the same price upon an up list to a national exchange, and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes.

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PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock, as of February 2, 2019, and as adjusted to reflect the shares of common stock to be issued and sold in this offering, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each of the selling stockholders.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options held by the respective person or group that may be exercised or converted within 60 days after February 2, 2019. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after February 2, 2019 are included for that person or group but not for any other person or group.

Applicable percentage ownership is based on 326,428,584 shares of common stock outstanding at February 2, 2019. The number of shares and percentage of shares beneficially owned after the offering also gives effect to the issuance by us of                 Units in this offering and assumes no exercise of the underwriters’ option to purchase additional Units.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113.

The information in the table below with respect to each selling stockholder has been obtained from that selling stockholder. When we refer to the “selling stockholder” in this prospectus, we mean those persons listed in the table below as offering shares, as well as the pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholders’ interest. See “Description of Capital Stock — Secured Convertible Promissory Notes; Registration Rights” in this prospectus for a description of the securities held by the selling stockholders.

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	Beneficial Ownership Prior to the Offering		Number of Shares Being	Beneficial Ownership After the Offering
Name and address of beneficial owner	Number	Percent	Offered	Number	Percent
5% or Greater Stockholders
Dino Satallante (1)	71,149,408	21.8%
Sean Goodchild (2)	23,771,500	7.3%

Named Executive Officers and Directors
Sam Battistone (1)	70,247,410	21.5%
Stuart Scheinman (1)	71,149,408	21.8%
Scott Black(3)	7,500,000	2.3%
Tucker DiEdwardo(4)	5,250,000	1.6%
Shamar Tobias(5)	2,000,000	*
Jerry Nadal	–	–
Mark Lanier	–	–
Luisa Ingargiola	–	–
George Smith	–	–
All executive officers and directors as a group (9 persons)(6)	156,146,818	47.8%

Selling Stockholders:
All selling stockholders (7)

*	Less than 1%

(1)	These shares are held under the name Movie Star News LLC, which owns an aggregate of 220,238,226 shares of our Common Stock. Mr. Satallante and Mr. Scheinman each own 32.3% of that company. As such, they have the voting and dispositive power over these shares. Mr. Battistone owns the remaining 31.9% and has the voting and dispositive power over those shares.
(2)	Includes 21,271,500 shares held in his name, and 2,500,000 held by a relative in the same household.
(3)	Mr. Black is granted the option to purchase 7,500,000 shares of the Company's Common Stock, at $0.0001 par value under the Company's 2018 Incentive Plan, and at an exercise price of $0.05 per share. The 7,500,000 will be 100% vested on the date issued and exercisable on the day following with the warrants expiring Ten (10) years from the date of vesting.
(4)	Consists of the option to purchase 5,250,000 shares of the Company's Common Stock, $0.0001 par value under the Company's 2018 Incentive Plan at an exercise price of $0.05 per share. The 5,250,000 will be 100% vested on the date issued and exercisable on the day following with the warrants expiring Ten (10) years from the date of vesting.
(5)	Consists of the option to purchase 2,000,000 options of the Company's Common Stock, $0.0001 par value under the Company's 2018 Incentive Plan at an exercise price of $0.10 per share. 500,000 options will be 100% vested on the date issued with the rest of the options vesting every six months and exercisable on the day following. The options expire Ten (10) years from the date of vesting
(6)	Includes shares of common stock issuable upon the exercise of outstanding options, as set forth in the previous footnotes.
(7)	Consists of shares of the Company’s common stock held of record by selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock summarizes provisions of our certificate of incorporation and bylaws. Our authorized capital stock consists of 500,000,000 shares, of which (i) 450,000,000 shares are common stock, $0.0001 par value per share, and (ii) 50,000,000 shares are undesignated preferred stock, $0.0001 par value per share.

The following description of the material provisions of our capital stock and our charter and bylaws is only a summary, does not purport to be complete and is qualified by applicable law and the full provisions of our charter and bylaws. You should refer to our charter and bylaws as in effect upon the closing of this offering, which are included as exhibits to the registration statement of which this prospectus is a part.

As of February 2, 2019, there were 326,428,584 shares of common stock outstanding and held of record by 221 stockholders. This number does not include beneficial owners whose shares are held by nominees in street name.

Proposed Reverse Split

On June 18, 2018, our board of directors and a majority-in-interest of our stockholders, taking action by written consent in lieu of a meeting, approved the grant of discretionary authority to the board of directors, at any time or times for a period of 12 months after the date of the written consent, to adopt an amendment to our certificate of incorporation to effect a reverse split of our issued and outstanding common stock in a range of not less than 1-for-5 and not more than 1-for-500 (the “Reverse Split”). A Definitive Information Statement on Schedule 14C was filed on July 2, 2018 for this purpose. As a result of the foregoing, the board of directors currently possesses discretion to implement the Reverse Split.

Our board of directors plans to formally approve an amendment to our Certificate of Incorporation to implement the Reverse Split within the range approved as described above to be effected prior to the effectiveness of the registration statement of which this prospectus is a part.

Common Stock

Voting rights. Holders of common stock are entitled to one vote per share on any matter to be voted upon by stockholders. All shares rank equally as to voting and all other matters. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions, are not liable for further call or assessment and are not entitled to cumulative voting rights.

Dividend rights. For as long as such stock is outstanding, the holders of common stock are entitled to receive ratably any dividends when and as declared from time to time by our board of directors out of funds legally available for dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.

Liquidation rights. Upon a liquidation or dissolution of our company, whether voluntary or involuntary, creditors will be paid before any distribution to holders of our common stock. After such distribution, holders of common stock are entitled to receive a pro rata distribution per Share of any excess amount.

Options

As of September 30, 2018, options to purchase 2,283,333 shares of our common stock were outstanding, of which 2,283,333 were vested and exercisable as of that date.

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Secured Convertible Promissory Notes; Registration Rights

Secured Convertible Promissory Notes

From July 2018 to October 24, 2018, we executed Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of $3,157,050 to several accredited investors. We intend to raise up to an additional $1,000,000 on similar terms prior to the effectiveness of this offering.

The Notes bear interest at a rate of 10% per annum and are secured by certain archival images. The Notes mature on April 30, 2019, and is convertible along with accrued interest at the option of the noteholder into our common stock at $0.10 per share, but will mandatorily convert to common stock at the same price upon an uplist to a national exchange and have piggyback registration rights to register the shares of common stock underlying the conversion of the Notes.

Piggyback Registration Rights

If we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. Each of the selling stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Roth Capital Partners for a period of 90 days after the date of the underwriting agreement.

Units

Each Unit consists of one Share and one Warrant. The Units will begin trading on             , 2019. The Units will automatically separate and each of the Shares and Warrants will trade separately commencing on ___________, 2018.

Warrants to Be Issued as part of a Unit in this Offering

In connection with the purchase of each Unit, each investor will receive one Share and one Warrant. Each full Warrant entitles the registered holder to purchase one Share at an initial exercise price of $______. The Warrants may only be exercised for cash. The Warrants will expire on _______________, 2019 at 5:00 p.m., New York City time. We may call the Warrants for redemption as follows:

•	at a price of $0.001 for each Warrant at any time while the Warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the Warrants is effective and current;

•	upon not less than 30 days prior written notice of redemption to each Warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $ per Share (200% of the offering price of a Unit in this offering) for the 20-trading-day period ending on the third business day prior to the notice of redemption to Warrant holders.

If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder will then be entitled to exercise his or her Warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call price or the Warrant exercise price after the redemption call is made.

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The Warrants will initially be represented by the certificate representing a Unit, and from and after the Separation Date, will be issued in registered form, in each case pursuant to a Warrant Agreement between Registrar and Transfer Company, as Warrant agent, and us. Until the Separation Date, the Warrants may not be transferred, split up or combined separately from the Shares with which they were sold as a Unit. You should review a copy of the Warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The exercise price and number of Shares issuable on exercise of the Warrants may be adjusted in certain circumstances, including but not limited to in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for the issuances of common stock or securities convertible or exercisable into common stock at a price below the then current exercise price of the Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us or by wire transfer of immediately available funds to an account designated by us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and received Shares. After issuance of Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Share held of record on all matters to be voted on by stockholders.

No Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Undesignated Preferred Stock

Under our charter, our board of directors has authority to issue undesignated preferred stock without stockholder approval. Our board of directors may also determine or alter for each class of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. Issuing preferred stock provides flexibility in connection with possible acquisitions and other corporate purposes, but could also, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Anti-Takeover Provisions in Our Charter and Bylaws

Our charter and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of directors and filling board vacancies. Our bylaws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding Shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

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Undesignated preferred stock. Our charter authorizes 50,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering and listing on the Nasdaq Capital Market, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

As permitted by the Delaware General Corporation Law, provisions in our charter and bylaws that will be in effect at the closing of this offering will limit or eliminate the personal liability of our directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any branch of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

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We also intend to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Transfer Agent and Registrar and Warrant Agent

Our transfer agent is Colonial Stock Transfer at 66 Exchange Place, Suite 100, Salt Lake City, UT 84111; Ph. (801) 355-5740.

Exchange Listing

Our common stock is currently quoted on the OTCQB under the symbol “GBPT” operated by OTC Markets Group, Inc. We have applied to list the Units, Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT”, “GBPT.U” and “GBPT.W”, respectively. The Warrants will trade together with the Shares only as Units until                  , 20    , and thereafter each of the Shares and Warrants will trade separately.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the availability of such shares for sale in the public market, could adversely affect the trading price of our common stock. As described below, only a limited number of shares will be available for sale by our existing stockholders shortly after this offering due to contractual and legal restrictions on resale. Sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the trading price of our common stock or Warrants at such time and our ability to raise equity capital in the future. Our common stock is quoted on the OTCQB under the symbol “GBPT.” Additionally, we have applied to list the Units, Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT”, “GBPT.U” and “GBPT.W”, respectively. The Warrants will trade together with the Shares only as Units until              , 201   , and thereafter each of the Shares and Warrants will trade separately. Although our common stock is quoted on OTCQB and we have plans to list on the Nasdaq Capital Market, we cannot assure you that there will be an active public market for our securities.

Based on the number of shares of our common stock outstanding as of February 2, 2019 and assuming (1) an issuance of             Units by us in this offering and (2) no exercise of the underwriters’ option to purchase additional Units, upon the closing of this offering we will have outstanding an aggregate of (i)            shares of common stock, and (ii)                     Warrants to purchase shares of common stock. Of these, all Units, Shares and Warrants sold by us and the shares of common stock sold by the selling stockholders in this offering will be freely tradable, except that any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144 under the Securities Act.

The remaining             shares of common stock will be deemed “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

In addition, of the 2,283,333 shares of our common stock that were subject to stock options outstanding as of September 30, 2018, options to purchase 2,283,333 shares of common stock were vested and expected to vest as of September 30, 2018 and will be eligible for sale 180 days following the effective date of this offering.

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate, has not been our affiliate for the previous three months, and who has beneficially owned Shares for at least six months may sell all such shares. An affiliate or a person who has been our affiliate within the previous 90 days, and who has beneficially owned shares for at least six months, may sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares then outstanding, which will equal approximately shares immediately after this offering; and

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

All sales under Rule 144 are subject to the availability of current public information about us. Sales under Rule 144 by affiliates or persons who have been affiliates within the previous 90 days are also subject to manner of sale provisions and notice requirements. Upon expiration of the 180-day lock-up period, subject to any extension of the lock-up period under circumstances described below, approximately              shares of our outstanding restricted securities will be eligible for sale under Rule 144.

Registration Statement on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act covering up to 30,000,000 shares reserved for issuance under our 2018 Equity Incentive Plan. This registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or are otherwise subject to the lock-up agreements and manner of sale and notice requirements that apply to affiliates under Rule 144 described above.

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Lock-up Agreements

For a description of the lock-up agreements with the underwriters that restrict sales of shares by us, and our executive officers and directors, and certain holders of our securities, see the information under the heading “Underwriting.”

Registration Rights

We have granted certain registration rights to holders of our secured convertible promissory notes which provide that such noteholders have the right to demand that we file a registration statement or request that their shares of our common stock be covered by registration statement that we are otherwise filing. See “Description of Capital Stock— Secured Convertible Promissory Notes; Registration Rights” in this prospectus. Registration of their shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration statement, subject to the expiration of the lock-up period described above and under “Underwriting” in this prospectus.

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UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC as the underwriter, with respect to the Units in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the underwriter, and the underwriter has agreed to offer and sell, on a best efforts all-or-any-basis, Units.

The underwriting agreement provides that the obligation of the underwriter to arrange for the offer and sale of the Units, on a best efforts basis, is subject to certain conditions precedent, including but not limited to delivery of legal opinions. The underwriter is under no obligation to purchase Units for its own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the Units and that are (i) either members of the Financial Industry Regulatory Authority, Inc., or FINRA, or (ii) a non-U.S. bank, broker, dealer or other institution not required to register for membership with FINRA. The underwriter proposes to offer the Units to investors at the public offering price, and will receive the underwriting commissions, set forth on the cover of this prospectus.

If we complete this offering, then on the closing date, we will pay the underwriter a commission fee of 8% of the value of the Units sold in this offering.

The following table summarizes the compensation and estimated expenses we will pay in the offering:

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have also agreed to reimburse the underwriter for all of its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel and costs of third party due diligence reports, in an amount not to exceed $175,000, in connection with the offering.

We expect our total cash expenses for this offering to be approximately $           , exclusive of the above commissions. If we complete this offering, then on the closing date, we will issue Units to investors.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter intends to offer our Units to its retail customers only in states in which we are permitted to offer our Units.

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Over-allotment Option

Pursuant to the underwriting agreement, we will grant the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional 15% of the Units offered herein, at the offering price less the underwriting discount. By way of example, assuming an offering price of $           , the Units subject to the underwriters’ option, or           Units, may be sold by us. The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the Units that the underwriters have agreed to purchase. If the over-allotment option is exercised in full, the aggregate offering price, underwriting discount and proceeds to us before offering expenses will be $                , $                and $                , respectively.

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Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our Units outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Units and the distribution of this prospectus outside the United States.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of Units which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Units referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of Units is made or who receives any communication in respect of an offer of Units, or who initially acquires any Units will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any Units acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the Units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where Units have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Units to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of Units in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Units. Accordingly, any person making or intending to make an offer in that Member State of Units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of Units in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Units to be offered so as to enable an investor to decide to purchase or subscribe the Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

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The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Units will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Units.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Lock-Up Agreements

All of our executive officers and directors and certain stockholders have agreed not to register, offer, sell, contract to sell or grant (except for private transfers and in such case only with the express requirement that such shares continue to be subject to the same lock-up) any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock or any warrants to purchase our shares of common stock (including, without limitation, securities of our company which may be deemed to be beneficially owned by such individuals in accordance with the rules and regulations of the SEC and securities which may be issued upon the exercise of a stock option or warrant) for a period of 180 days after the closing date of this offering.

In addition, each of the selling stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Roth Capital Partners for a period of 90 days after the date of the underwriting agreement.

Upon the expiration of these lock-up agreements, additional shares of common stock will be available for sale in the public market.

62

Market and Pricing Considerations

Prior to this offering, our common stock was quoted on the OTCQB Marketplace, and there was a limited public market for our common stock. The public offering price was determined based upon the price at which our common stock was quoted on the OTCQB Marketplace, as well as by negotiations between us and the underwriter. Among the factors considered in determining the public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

An active trading market for our Units, Warrants and common stock may not develop. It is possible that after this offering the Units, Warrants and Shares will not trade in the public market at or above the offering price.

Discretionary Shares

The underwriter will not sell any Units in this offering to accounts over which it exercises discretionary authority, without first receiving written consent from those accounts.

Application for Listing on the Nasdaq Capital Market

We have applied to list our Units, Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT”, “GBPT.U” and “GBPT.W”, respectively. However, our Units, Shares and Warrants will not be listed on the exchange upon completion of this offering. If our Units, Shares and Warrants are eventually listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our Units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time. We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters will be passed upon for us by Procopio, Cory, Hargreaves & Savitch, LLP, San Diego, California. The underwriters are represented by Pryor Cashman LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2016 and 2017, and for each of the years in the two-year period ended December 31, 2017, have been included in this prospectus and elsewhere in the registration statement have so been included in reliance upon the report of MaloneBailey, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

We have included certain opinions on the valuation of the assets of the Company provided by Corporate Valuation Advisors, Inc.

63

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act and the rules and regulations under the Securities Act for the registration of the securities being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract, or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to information and periodic reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

64

GLOBE PHOTOS, INC.

F-1

GLOBE PHOTOS, INC.

(Formerly CAPITAL ART, INC.)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018	December 31, 2017
Assets

Current Assets
Cash	$988,535	$1,297
Accounts receivable, net	42,199	44,548
Inventory, net	56,500	56,500
Prepaid expenses	42,727	12,765
Total Current Assets	1,129,961	115,110

Deposit on acquisition	865,000	—
Property and equipment, net	2,196,572	2,493,224
Security deposit	6,356	6,356
Intangible Assets, net	293,625	326,250

Total Assets	$4,491,514	$2,940,940

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$655,347	$540,947
Payable to Globe Photo, Inc.	10,000	10,000
Due to related parties	287,455	147,113
Notes payable - related parties	639,415	456,235
Notes payable, net of debt discount	185,000	417,500
Deferred revenue	17,772	75,000
Derivative liability	—	9,195
Loans payable, net of unamortized discounts	568,669	738,805
Convertible notes, net of debt discount and issuance costs	430,983	—
Convertible notes - related party, net of debt discount	87,549	—
Total Current Liabilities	2,882,190	2,394,795

Total Liabilities	2,882,190	2,394,795

Stockholders' Equity

Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017.	—	—

Common stock par value $0.0001: 450,000,000 shares authorized; 326,218,583 and 325,570,524 issued and outstanding as of September 30, 2018 and December 31, 2017	32,622	32,557
Additional paid in capital	6,666,466	4,124,243
Treasury stock; 0 and 258,823 shares as of September 30, 2018 and December 31, 2017.	—	(88,000)
Accumulated deficit	(5,089,764)	(3,522,655)
Stockholders' Equity	1,609,324	546,145

Total Liabilities and Stockholders' Equity	$4,491,514	$2,940,940

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

GLOBE PHOTOS, INC.

(Formerly CAPITAL ART, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

License revenue	$50,693	$39,947	$365,286	$141,489
Image revenue	146,814	434,474	586,474	790,976
Total revenue	197,507	474,421	951,760	932,465

Cost of revenue	206,957	300,933	693,429	595,498

Gross margin	(9,450)	173,488	258,331	336,967

Operating expenses
Product development, sales and marketing	100,840	57,252	214,004	150,611
General and administrative	291,533	151,075	657,232	451,628
Depreciation and amortization	9,022	8,025	26,957	23,571

Total operating expenses	401,395	216,352	898,193	625,810

Loss from operations	(410,845)	(42,864)	(639,862)	(288,843)

Other income (expenses)
Loss of settlement of accrued liabilities	—	—	(208,322)	—
Interest expense	(564,041)	(23,324)	(728,120)	(87,347)
Gain on sale of property and equipment	—	50,000	—	50,000
Change in fair value of derivative liabilities	—	3,418	9,195	14,081
	—	—	—	—
Other income (expenses)	(564,041)	30,094	(927,247)	(23,266)

Net loss	(974,886)	(12,770)	(1,567,109)	(312,109)

Per-share data
Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	326,001,192	325,382,292	325,528,121	325,382,292

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

GLOBE PHOTOS, INC.

(Formerly CAPITAL ART, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	September 30, 2018	September 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,567,109)	$(312,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	342,200	340,098
Amortization of debt discount	517,075	30,123
Options issued for services	14,999	—
Loss of settlement of accrued liabilities	208,322	—
Change in fair value of embedded derivative	(9,195)	(14,081)
Gain on sale of property and equipment	—	(50,000)
Changes in operating assets and liabilities:
Accounts receivable	2,349	81,988
Prepaid expenses	(29,962)	(38,339)
Inventory	—	(2,500)
Deferred revenue	(232,228)	—
Accounts payable and accrued liabilities	218,567	(165,898)
Net Cash Used In Operating Activities	(534,982)	(130,718)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of archival images, property and equipment	(12,923)	(124,407)
Deposit on acquisition	(865,000)	—
Proceeds from sale of property and equipment	—	50,000
Net Cash Used In Investing Activities	(877,923)	(74,407)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	—	200,000
Repayment of loans payable	(5,303)	(11,863)
Proceeds from related party advances	140,342	164,725
Repayment of related party advances	—	(44,725)
Proceeds from notes payable	150,000	25,000
Repayment of note payable	(170,000)	(85,000)
Repayment of note payable - related party	(29,320)	(11,309)
Proceeds from convertible notes payable, net	1,821,424	—
Proceeds from convertible notes payable, net - related party	500,000	—
Proceeds from the sale of common stock	25,000	—
Purchase of treasury stock	(32,000)	(64,000)
Net Cash Provided By Financing Activities	2,400,143	172,828

Net Change in Cash	987,238	(32,297)

Cash - Beginning of Period	1,297	54,034

Cash - End of Period	$988,535	$21,737

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$13,762	$16,882

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of third party notes by related party	$212,500	$—
Options issued to settle accrued liabilities	$104,157	$—
Beneficial conversion feature on convertible debt	$2,309,800	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

1.	ORGANIZATION AND BUSINESS OPERATIONS

Globe Photos, Inc. (“we”, “our”, the “Company”) sells and manages classic and contemporary, limited edition photographic images and reproductions, with a focus on iconic celebrity images. The Company also makes available its images for publications and merchandizing. The Company aims to become a leading global photography marketing and distribution company by acquiring rights and ownership to collections of rare iconic negatives and photographs, and to establish worldwide wholesale and retail sales channels.

On June 6, 2018, we filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger with our wholly-owned subsidiary, Globe Photos, Inc. Shareholder approval was not required pursuant to the Delaware General Corporation Law. As part of the merger, our board of directors authorized a change in our name to “Globe Photos, Inc.” and our Certificate of Incorporation has been amended to reflect this name change.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated sufficient revenues from product sales to provide sufficient cash flows to enable the Company to finance its operations internally. As of September 30, 2018, the Company had $988,535 cash on hand. At September 30, 2018 the Company has an accumulated deficit of $5,089,764. For the nine months ended September 30, 2018, the Company had a net loss of $1,567,109 and cash used in operations of $534,982. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in the consolidated financial statements for the nine months ended September 30, 2018 should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s Form 10-K for the Company’s fiscal year ended December 31, 2017, as filed with the SEC.

The consolidated balance sheet as of December 31, 2017, included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes required by GAAP.

F-5

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

The accompanying unaudited consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the year ending December 31, 2018.

The accompanying unaudited consolidated financial statements represent the results of operations, financial position and cash flows of Globe Photos, Inc., and its 100% owned subsidiaries Capital Art, LLC and Globe Photos, LLC for the three and nine months ended September 30, 2018 and 2017. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Inventory

The Company’s inventory is comprised of rare photos of movie stars and other famous people and is stated at the lower of cost or net realizable value. Direct labor and raw material costs associated with the process of making the photos available for sale are also included in inventory at cost. These costs are expensed to cost of sales pro-ratably as sold.

Revenue Recognition

On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

We did not have a cumulative impact as of January 1, 2018 due to the adoption of Topic 606 and there was not an impact to our consolidated statements of operations for the three and nine months ended September 30, 2018 as a result of applying Topic 606.

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 – Revenue Recognition. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date. On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

The Company’s other revenue represent payments based on net sales from brand licensees for content reproduction rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees. Revenues from royalties as of September 30, 2018 and 2017 were insignificant or realizable based on royalty reporting received from licensees. Revenues from royalties as of September 30, 2018 and 2017 were insignificant.

Recent Accounting Pronouncements

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. Management evaluated ASU 2016-18 and determined that the adoption of this new accounting standard did not have a material impact on the Company’s consolidated financial statements.

F-6

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s derivative liability measured at fair value on a recurring basis was determined using the following inputs:

Fair Value Measurements at September 30, 2018
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)

Put option derivative liability	$—	$—	$—	$—

	Fair Value Measurements at December 31, 2017
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)

Put option derivative liability	$9,195	$—	$—	$9,195

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs:

	Fair Value Measurements Using
	Significant Unobservable Inputs
	(Level 3)
	Embedded Derivative Liability
	September 30,	December 31,
	2018	2017
Balance beginning of period	$9,195	$57,922
Change in fair market value of derivative liability	(9,195)	(48,727)
Balance end of period	$-	$9,195

The Company’s derivative instruments were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.17; b) risk-free rate of 1.63%; c) volatility factor of 276%; d) dividend yield of 0% and e) remaining term of 0.14 years. During the nine months ended September 30, 2018, all derivative instruments were settled by the Company.

4.	GLOBES PHOTO ASSET PURCHASE AGREEMENT

On July 22, 2015, the Company entered into an Asset Purchase Agreement with Globe Photos, Inc. (“Globe”), a New York corporation, to purchase of substantially all of the assets of Globe, which principally comprises of photographer contracts granting the Company the right to exploit copyrights, digital and tangible photographs, and related copyrights and trademarks, of Globe ( Globe Assets) for total purchase price of $400,000 payable in $250,000 cash and $150,000 payable in the common stock of the Company.

Per the agreement, $180,000 in cash was held in reserve by the Company against Globe’s full performance and compliance with all terms of the agreement. This amount is to be released to Globe at the rate of $10,000 per month beginning August 22, 2015. As of September 30, 2018 and December 31, 2017, the total reserve payable to Globe Photos, Inc. is $10,000.

F-7

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

The Agreement called for the Common stock to be transferred to Globe sixty (60) days after closing subject to satisfaction of successful termination of certain subagent agreements by Globe. Globe retained these certain subagent agreements but was not able to successfully terminate these agreements. As such, the amount payable in common stock of the Company was reduced by $30,000, thereby reducing the total purchase price of the assets acquired from $400,000 to $370,000. Under the terms of the Agreement the Company issued 352,941 shares of its common stock based on the closing price of the Company’s common shares as traded on the OTC market on the measurement date July 22, 2015 of $0.34 per share for a total of $120,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of Globe were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. The total purchase price of $370,000 in connection with the assets acquired is included in archival images, and property and equipment, net, in the consolidated balance sheets.

As a form of liquidity protection, Globe shall have limited put options in connection with the common stock beginning eighteen (18) months after the closing date, whereas the Company shall have up to fifteen (15) successive monthly options, with no less than thirty (30) days’ notice for each, which requires the Company to repurchase from Globe up to 1/15th of the shares of common stock in Globe’s possession that were granted in connection with the agreement, at a price per share equity to the market price per share ($0.34) on the effective date of the original share transfer to Globe. The exercise of any put option is not conditioned upon exercise of any prior put option. Beginning in January 2017, Globe exercised its option and elected to sell 1/15th of the shares of common stock for $8,000 per month. As of September 30, 2018, the Company has repurchased 352,941 shares from Globe for cash payments of $120,000.

5.	PHOTO FILE ASSET PURCHASE AGREEMENT

On October 11, 2018, the Company entered into an Asset Purchase Agreement with Photo File, Inc., a New York corporation, along with its related company Sportphotos.com (collectively, the “Seller”) and Charles Singer, its CEO and principal shareholder. (See Note 13).

In connection with the above agreement, the Company has advanced $865,000 to the Seller as of September 30, 2018 toward the purchase price of the Asset Purchase Agreement. The advance is reported as a deposit on acquisition as of September 30, 2018 in the consolidated balance sheet.

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of September 30, 2018 and December 31, 2017 comprise of the following:

	September 30, 2018	December 31, 2017	Estimated Useful Lives
Frank Worth Collection	$2,770,000	$2,770,000	10 years
Other archival images	952,265	939,343	10 years
Leasehold improvements	12,446	12,446	7 years
Computer and other equipment	72,687	72,687	3 – 5 years
Furniture and fixtures	83,666	83,666	7 years
	3,891,064	3,878,142
Less accumulated deprecation	(1,694,492)	(1,384,918)
Total archival images, property and equipment, net	$2,196,572	$2,493,224

Depreciation expense was $309,575, and $307,473 for the nine months ended September 30, 2018 and 2017, respectively, of which $282,618 and $283,902 are reported in cost of revenue, respectively.

F-8

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

7.	INTANGIBLE ASSETS, NET

Identifiable intangible assets comprise of the following at September 30, 2018 and December 31, 2017:

	September 30, 2018			December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net book value	Gross Carrying Amount	Accumulated Amortization	Net book value
Intangible assets with determinable lives:

Content provider and photographic agreements	$400,000	$130,000	$270,000	$400,000	$100,000	$300,000
Copyrights	35,000	11,375	$23,625	35,000	8,750	$26,250
Total	$435,000	$141,375	$293,625	$435,000	$108,750	$326,250

Amortization expense in connection with the photographic agreements and copyrights for the nine months ended September 30, 2018 and 2017 was $32,625 and is included in cost of revenue in the consolidated statements of operations. Estimated amortization expense over the next five years is $43,500 per year.

8.	NOTES PAYABLE

On September 28, 2015, the Company entered into a promissory note agreement for working capital purposes with an unrelated party for total proceeds of $150,000. Interest accrues at the rate of 10% per annum and is payable monthly beginning October 28, 2015. The note matured on September 28, 2016. Effective September 28, 2016, the note was extended to March 31, 2017 and is secured by approximately 240,000 vintage photographs. The note was further extended to July 31, 2017 and then to December 31, 2017. Effective March 30, 2018, the note was extended to June 30, 2018. Effective June 30, 2018 the note was extended to August 31, 2018. During the nine months ended September 30, 2018, the Company made a payment of $150,000 to settle principal balance of the note.

On April 1, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $25,000. The promissory notes matured on December 1, 2017 and on March 30, 2018 was extended through June 30, 2018 and on June 30, 2018 was further extended to December 31, 2018 and bear interest at the rate of 6% per annum. Accrued interest payable due under the unsecured note agreement was $3,380 and $2,630 as of September 30, 2018 and December 31, 2017, respectively.

On April 7, 2016, an unrelated party advanced the Company $75,000 plus an original issue discount of $25,000 for the purchase of a Marilyn Monroe archive. The advance is secured by the archive for which it was used and is to be repaid on or before April 7, 2017. As of May 3, 2017, the note was extended to December 31, 2017; on March 28, 2018, the note was extended to June 30, 2018; and on June 30, 2018, the note was further extended to September 30, 2018. The Company has agreed to pay 50% of the proceeds derived from the Marilyn Monroe archives up to a guaranteed total of $100,000. Once the $100,000 is paid, the Company has no further obligations. As of September 30, 2018, and December 31, 2017, a balance of $0 and $20,000 remains outstanding, respectively.

On December 20, 2017, the Company entered into an on demand unsecured note with an unrelated party for working capital purposes for total proceeds of $10,000. As of September 30, 2018, the note was still outstanding.

On April 13, 2018, the Company entered into an unsecured promissory note agreement with an unrelated party for total proceeds of $150,000. The note is due upon demand and carried an interest rate of 15% and is guaranteed by a shareholder and director of the Company. Accrued interest payable due under the unsecured note agreement was $22,500 and $0 as of September 30, 2018 and December 31, 2017, respectively.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

F-9

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

9.	CONVERTIBLE NOTES

From July 2018 to September 30, 2018, we issued convertible promissory notes in the aggregate principal amount of $2,069,800 to several accredited investors through a private placement. The convertible notes bear interest at a rate of 10% per annum, mature on April 30, 2019 and are secured by certain archival images owned by the Company. The notes and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes.

The Company evaluated the convertible debentures under ASC 470-20 and recognized a debt discount of $1,809,800 related to the beneficial conversion feature (“BCF”) with a corresponding credit to additional paid-in capital. The debt discount is being accreted to interest expense over the term of the notes.

As part of the private placement, the Company paid a consultant financing fees equivalent to 12% of the gross proceeds received from the issuance of convertible notes or $248,376 which was recorded as a debt discount and accreted to interest expense over the term of the notes. The Company is also required to issue an equity fee in the form of warrants with an exercise price of $0.10 per share equivalent to 10% of amounts raised. Likewise, upon receipt of $1.5 million proceeds from the financing, the Company is also required to issue 1 million warrants with an exercise price of $0.10 per share as a milestone bonus. As of September 30, 2018, the warrants related to the equity fee and milestone bonus have not been issued.

During the nine months ended September 30, 2018, the Company recorded interest expense of $452,261 of which $419,359 was related to the accretion of the debt discount and financing cost. As of September 30, 2018, the convertible notes are shown net of unamortized debt discount and financing cost of $1,638,817.

10.	RELATED PARTY TRANSACTIONS

Notes payable to related parties

In December 2015, the Company entered into a secured promissory note agreement with an unrelated party for working capital purposes for total proceeds of $120,000. The note bears interest at the rate of 10% per annum and is payable on the 1st day of each month commencing in February 2016. On February 15, 2016, the Company entered into an additional promissory note agreement with the same unrelated party for additional proceeds of $62,500 and under the same terms as the first note. As of September 30, 2018, and December 31, 2017, the balance of $162,500 remains outstanding. Both notes are secured by certain inventory and archival images of the Company in the amount of up to $200,000. Accrued interest payable due under the unsecured note agreement was $46,599 and $34,412 as of September 30, 2018 and December 31, 2017, respectively. The notes matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On April 5, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $50,000. The promissory notes matured in December 2017 and bear interest at the rate of 6% per annum. However, on January 22, 2018, the outstanding balance on the notes was purchased by a related party and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Accrued interest payable due under the unsecured note agreement was $7,477 and $5,227 as of September 30, 2018 and December 31, 2017, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On August 1, 2013 the Company entered into an unsecured promissory note agreement with a related party Dino Satallante for $100,000. The loan bears interest at the rate of 5% per annum. During the nine months ended September 30, 2018, the Company made payment of $11,220. As of September 30, 2018, and December 31, 2017, $49,915 and $61,135 was outstanding under the unsecured promissory note agreement, respectively. Interest expense for the nine months ended September 30, 2018 and 2017 was $1,872 and $2,433 respectively. The loan matured on July 14, 2014 and was extended to July 31, 2016. Effective March 30, 2018, the note agreement was extended to June 30, 2018, on June 30, 2018, the note was further extended to December 31, 2018 and on February 11, 2019 the note was further extended to December 31, 2019.

F-10

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

Effective September 11, 2014 the Company entered into two separate unsecured promissory note agreements for $20,500 each with two related parties, Dreamstar an entity owned and controlled by Sam Battistone, a Company officer and director and a principal shareholder, and Dino Satallante, a beneficial interest shareholder of the Company, for working capital purposes. The loans bear interest at the rate of 6% per annum. The loans matured on September 10, 2015 and were extended to December 31, 2016. In December 2016, both loans were extended to December 31, 2017 and on March 30, 2018, the notes were extended to June 30, 2018, on June 30, 2018, one of the note was further extended to December 31, 2018 and on February 11, 2019 the note was further extended to December 31, 2019. The outstanding balance on the note issued to Dreamstar was fully paid during the nine months ended September 30, 2018. As of September 30, 2018, $20,500 and $0 was outstanding to Dino Satallante and Dreamstar, respectively. At December 31, 2017, $20,500 and $18,100 was outstanding to Dino Satallante and Dreamstar, respectively. Aggregate interest expense in connection with the two unsecured promissory note agreements for the nine months ended September 30, 2018 and 2017 was $941 and 1,737.

Effective July 21, 2015, the Company entered into a promissory note agreement with a related party Dino Satallante, a beneficial interest shareholder of the Company, for total proceeds of $160,000. The Company utilized $80,000 of the proceeds for payments due in connection with the Globe Photo assets acquired. The remainder of the proceeds were used for working capital purposes. The note matured on July 20, 2016, with monthly interest only payments commencing July 22, 2015. Interest accrues at the rate of 12% per annum. The note is secured by the Globe Photo Assets. Total interest expense in connection with the secured promissory note agreement for the nine months ended September 30, 2018 and 2017 was $14,400. Per the terms of the agreement the Company incurred loan fees totaling $8,000 which was fully amortized in 2016. Effective March 30, 2018 the note was extended to June 30, 2018, on June 30, 2018, the note was further extended to December 31, 2018 and on February 11, 2019 the note was further extended to December 31, 2019.

On April 4, 2016 the Company entered into a secured promissory note agreement with Premier Collectibles, a beneficial interest shareholder for total proceeds of $65,000 to be used for acquisition of archive agreement. The promissory note bears interest at the rate of 8% per annum, is secured by the archive collection which the proceeds were used and matured on April 1, 2017. On March 30, 2018, the note was extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense on the note was $3,900 for the nine months ended September 30, 2018 and 2017.

On April 15, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 15, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $2,250 for the nine months ended September 30, 2018 and 2017, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On October 3, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $2,250 for the nine months ended September 30, 2018 and 2017.

On December 2, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $31,500. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $1,418 for the nine months ended September 30, 2018 and 2017, respectively.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

F-11

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

On August 16, 2018, we issued a convertible promissory note with a principal amount of $500,000 to a company managed by one of our directors. The note bear interest at a rate of 10% per annum, mature on April 30, 2019 and is secured by certain archival images owned by the Company. The note and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes.

The Company evaluated the convertible debentures under ASC 470-20 and recognized a debt discount of $500,000 related to the BCF with a corresponding credit to additional paid-in capital. The debt discount is being accreted to interest expense over the term of the note.

During the nine months ended September 30, 2018, the Company recorded interest expense of $93,713 of which $87,549 was related to the accretion of the debt discount. As of September 30, 2018, the convertible note is shown net of unamortized discount of $412,451.

Due to Related Parties

The following table summarizes amounts due to the Company from related parties related to contractual agreements and amounts due to related parties for expenses paid for on the behalf of the Company as of September 30, 2018 and December 31, 2017. The amounts due are non-interest bearing and due upon demand. These amounts have been included in the consolidated balance sheets as current assets due from related parties and current liabilities due to related parties, respectively.

	September 30, 2018	December 31, 2017

Due to related parties:
ICONZ ART, LLC, beneficial interest shareholder	$259,423	119,081
MSN Holding Co., beneficial interest shareholder	12,947	12,947
Premier Collectibles, beneficial interest shareholder	15,085	15,085
Total due to related parties	$287,455	147,113

11.	COMMITMENTS AND CONTINGENCIES

Proceeds from Auctions of Royalty Rights

On March 8, 2016, the Company entered into a Listing Agreement with Royalty Network, LLC, doing business as Royalty Exchange for auction of a 50% ownership of photographic copyrights of certain celebrity archival images owned by the Company. In addition, the sale also assigns the winning bidder the right to receive 50% of the future share of income derived from the assigned images.

During 2016, the Company received gross proceeds of $396,000, less 12.5% auction broker fee, from five separate auctions of these rights. The Company retains all exclusive licensing authority over the images and may exercise a buyback option to buy back the 50% ownership of the rights for two times the original auction proceeds over a period ranging from 1 to 2 years.

The Company accounted for the 50% profit consideration for the above agreement in accordance with ASC 470-10-25 and 470-10-35 which requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the loan holders. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the loan holders and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loans.

Accordingly, the Company has estimated the cash flows associated with the images and determined a discount of $151,316 which is being accounted as interest expense over a 10-year estimated life of the asset based on expected future revenue streams. For the nine months ended September 30, 2018 and 2017, interest expense related to these loans amounted to $10,167 and $16,958, respectively, which has been included in interest expense and a corresponding increase in loans payable. During the nine months ended September 30, 2018 and 2017, the Company made payments of $5,303 and $9,489 to the loan holders, respectively. As of September 30, 2018, loan payable net of unamortized debt discount amounted $368,669.

F-12

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

Asset purchase agreements

On March 3, 2017, the Company entered into an agreement to sell 20% of its ownership in a certain photographic archive asset for $200,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset. If, however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price has been paid. On March 30, 2018, the Company entered into an addendum to the agreement to remove the preferential distributions clause from the agreement. Additionally, on May 1, 2018, the Company entered into a second addendum to the agreement whereby the Company agreed to repay the seller the total purchase price of $200,000 and 1,000,000 shares of common stock within 120 days of the effective date of the agreement. The Company valued the 1,000,000 shares at $100,000 as of the agreement date and recorded the value as interest expense during the nine months ended September 30, 2018.

The Company accounted for the above transaction as debt and recognized the amount received as a loan payable. As of September 30, 2018, other debt, net of unamortized debt discount amounted to $200,000.

On July 21, 2017, the Company entered into an agreement to sell 25% of its ownership in a certain photographic archive asset for $175,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset plus a 30% return. If, however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price plus a 30% return has been paid. During the nine months ended September 30, 2018, the Company entered into an addendum to the agreement to remove the preferential distributions clause from the agreement. As such, the Company has reclassified the debt to revenue for the nine months ended September 30, 2018.

License Agreements

Effective June 1, 2016 the Company entered into three separate non-exclusive license agreements use of licensed images and trademarks through December 31, 2019. Under the terms of the agreements, the Company is required to pay royalties of 10% on net sales. The agreements call for combined annual guaranteed minimum royalties per year of $150,000 based on combined minimum sales of $1,500,000 per year. As of September 30, 2018, the Company has paid $62,500 toward the guaranteed royalties.

Operating Lease Agreements

On September 6, 2012 the Company entered into a 25-month operating lease agreement for approximately 4,606 square foot warehouse and office facilities located in Las Vegas, NV. Monthly base rent due under the agreement is $3,270, plus common area maintenance fees. The agreement calls for 3% annual increase in base rental payments. On October 10, 2014, the Company entered into a First Amendment to Lease agreement extending the lease term for 60-months, beginning November 1, 2014. All other terms of the agreement remain unchanged.

Future minimum lease payments are below:

2018	$10,935
2019	36,807
Total	$47,742

The Company leases various corporate housing from unrelated third parties for terms that range from month-to-month to one year. The Company also rents office space on a month-to-month basis in New York at rate of $850 per month.

Total rent expense for nine months ended September 30, 2018 and 2017 was $40,930 and $40,406, respectively, in connection with the operating lease agreements.

F-13

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

12.	SHAREHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 50,000,000 shares of preferred stock authorized with a par value of $0.0001. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the Company’s stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, and conversion rights. As of September 30, 2018, there were no shares of Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue up to 450,000,000 shares of common stock with a par value of $0.0001. As of September 30, 2018, and December 31, 2017, there were 326,218,583 and 325,570,524 shares of common stock issued and outstanding, respectively.

During the nine months ended September 30, 2018, the Company repurchased 94,118 shares of common stock for $32,000 related to the Globe Photo Asset Purchase Agreement entered on July 22, 2015.

As of September 30, 2018, the Company has repurchased 352,941 shares from Globe for cash payments of $120,000

During the nine months ended September 30, 2018, the Company in connection with a consulting agreement issued 1,000,000 shares of common stock for $25,000. Additionally, as an inducement for hitting capital milestones of $1,000,000, $2,000,000, and $3,000,000, the consultant will receive 200,000, 300,000, and 300,000 warrants respectively. The warrants will have term of 5 years and an exercise price of $0.10.

As of September 30, 2018, the consultant has not met any of the milestones and no warrants have been granted under this agreement.

STOCK OPTIONS

The following is a summary of stock option activity during nine months ended September 30, 2018.

On June 1, 2018, the Company granted 2,183,333, 10-year stock options of which 2,083,333 was in lieu of common stock with exercise prices of $0.01 valued at $327,488 for services and settlement of $104,167 in accrued liabilities. The difference between the fair value of the options and accrued liability was recorded as a loss on settlement of accrued liability in the amount of $208,322 during the nine months ended September 30, 2018. The options were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.15; b) risk-free rate of 2.89%; c) volatility factor of 238%; d) dividend yield of 0%

Summary of option activity as of September 30, 2018 is presented below:

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2017	100,000	$0.10
Options granted and assumed	2,183,333	$0.01
Options expired	—	—
Options canceled	—	—
Options exercised	—	—
Balance outstanding, September 30, 2018	2,283,333	$0.01
Balance exercisable, September 30, 2018	2,283,333	$0.01

Exercise	Shares	Shares	Weighted Contractual Life	Weighted Average
Price Range	Outstanding	Exercisable	Remaining (in Years)	Exercise Price
$0.010	2,183,333	2,183,333	9.67	$0.01
$0.100	100,000	100,000	1.28	$0.10

The aggregate intrinsic value of $995,667 represents the total pre-tax value (the difference between our closing stock price on the last trading day of the third quarter of 2018 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had they all exercised their options on September 30, 2018. This amount will change based on the fair market value of our stock.

F-14

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

13.	SUBSEQUENT EVENTS

On October 24, 2018, the private placement disclosed in Note 9 closed and the Company issued additional convertible notes to accredited investors totaling to $587,250. The notes mature on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders. As part of the private placement, the Company paid a consultant financing fees of $54,870.

On November 15, 2018, our Board of Directors appointed Tucker DiEdwardo as our Chief Operating Officer. As part of his appointment Mr. DiEdwardo was granted a ten-year option to purchase 5,250,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On November 28, 2018, we closed on an asset purchase agreement to purchase the rights to a collection of rare iconic negatives, photographs, and other memorabilia for $21,000. As part of the agreement the Company also issued 500,000 6- month warrants exercisable at $0.10.

On December 17, 2018, we granted, 6,500,000 2-year warrants to various individuals with an exercise price of $0.10 for services.

On December 31, 2018, the Company issued a $50,000 convertible note agreement in settlement of $50,000 in accrued consulting fees. The note matures on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders.

Subsequent to September 30, 2018, the Company appointed Scott Black resigned as Chief Financial Officer and was appointed Chief Legal Officer. As part of his appointment Mr. Black was granted a ten-year option to purchase 7,500,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested upon issuance.

Subsequent to September 30, 2018, the Company appointed Shamar Tobias as interim Chief Financial Officer. Mr. Tobias was granted an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.10 per share. 500,000 option shares are vested on the date of grant and 500,000 option shares vest every six months of service thereafter up to the maximum of 2,000,000 option shares.

Subsequent to September 30, 2018, our Board of Directors appointed Luisa Ingargiola, Mark Lanier, Jerry Nadal,  and George Smith as independent members of the Board of Directors.

Subsequent to September 30, 2018, the Company issued 210,000 shares of common stock for the settlement of consulting fees.

Subsequent to September 30, 2018, the Company issued additional convertible notes to accredited investors totaling to $155,000. The notes mature on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders. As part of the private placement, the Company paid a consultant financing fees of $18,600.

Subsequent to September 30, 2018, we granted, 3,000,000 5-year cashless warrants to CMA with an exercise price of $0.20 for services.

F-15

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

As disclosed in Note 5, on October 11, 2018, the Company entered into an Asset Purchase Agreement with Photo File, Inc., a New York corporation, along with its related company Sportphotos.com (collectively, the “Seller”) and Charles Singer, its CEO and principal shareholder.

Pursuant to the Purchase Agreement, the Seller received the following consideration:

▪	$2,000,000 cash consideration as follows: $865,000 was advanced at the execution of the Purchase Agreement, which was secured through a pledge of 40% of the outstanding shares of the Seller; $650,000 was paid on the execution and closing of the Agreement; and a $500,000 contingency payment shall be paid to Seller within 72 hours of receiving written consent from the major sports leagues.

▪	A 10% interest in the Nevada subsidiary that we have formed to house the assets; and

▪	A royalty to Seller that commences upon the initial $6,000,000 in sales from the Nevada subsidiary with a cap of $500,000 annually and $5,000,000 in total. The royalty is calculated on annual sales beginning with the date of closing and will restart each year with no carry forward from one year to the next.

Additionally, the seller has the endeavor to sell its Vintage Photographic Collection over time after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from net sales but before any expenses other than commissions are less than $2,000,000, the Company will pay the difference between the proceeds and $2,000,000 within 30 days. Any proceeds above $2,000,000 will be divided equally between Seller and the Company with the Seller will remitting 50% of the net proceeds after expenses of those sales within 30 days of their receipt.

The following table shows the preliminary allocation of the purchase price consideration to the acquired identifiable assets and liabilities assumed. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the below tables are preliminary and have been made solely for illustrative purposes.

Total Purchase Price	$2,000,000

Accounts Receivable	313,047
Inventory	165,939
Property and equipment, net	36,679
Other assets	101,931
Intangible assets	2,925,794
Total Identifiable assets	3,543,390

Accounts payable and accrued liabilities	$(1,543,390)
Total liabilities assumed	$(1,543,390)
Total goodwill	$–

F-16

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Notes to Consolidated Financial Statements

September 30, 2018 and 2017

(Unaudited)

The following tables show the unaudited condensed preliminary pro-forma results of operations for the nine months ended September 30, 2018 and 2017, respectively, assuming the acquisition occurred on January 1, 2017.:

For the nine months ended September 30, 2018 Pro-forma Combined
Total revenue	$6,097,190
Cost of revenue	3,169,817
Gross margin	2,927,373
Total operating expenses	(4,227,788)
Other income (expenses)	(950,937)
Net loss	$(2,251,352)

For the nine months ended September 30, 2017 Pro-forma Combined
Total revenue	$5,290,188
Cost of revenue	2,764,427
Gross margin	2,525,761
Total operating expenses	(4,068,589)
Other income (expenses)	(50,218)
Net loss	$(1,593,046)

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Capital Art, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Capital Art, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2017.

Houston, Texas

May 1, 2018

F-18

CAPITAL ART, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
Assets

Current Assets
Cash	$1,297	$54,034
Accounts receivable, net	44,548	91,501
Inventory, net	56,500	10,741
Prepaid expenses	12,765	18,341
Due from related party	—	78,920
Total Current Assets	115,110	253,537

Property and equipment, net	2,493,224	2,843,587
Security deposit	6,356	6,356
Intangible Assets, net	326,250	369,750

Total Assets	$2,940,940	$3,473,230

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$540,947	$602,153
Payable to Globe Photo, Inc.	10,000	10,000
Due to related parties	147,113	32,245
Notes payable - related parties	456,235	471,284
Notes payable, net of debt discount	417,500	494,335
Deferred revenue	75,000	—
Derivative liability	9,195	57,922
Loans payable, net of unamortized discounts	738,805	349,818
Total Current Liabilities	2,394,795	2,017,757

Total Liabilities	2,394,795	2,017,757

Stockholders' Equity

Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Common stock par value $0.0001: 450,000,000 shares authorized; 325,570,524 and 325,570,524 issued and 325,441,032 and 325,570,524 outstanding as of December 31, 2017 and 2016, respectively	32,557	32,557
Additional paid in capital	4,124,243	4,097,711
Treasury stock; 258,823 and 0 shares as of December 31, 2017 and 2016, respectively.	(88,000)	—
Accumulated deficit	(3,522,655)	(2,674,795)
Stockholders' Equity	$546,145	1,455,473

Total Liabilities and Stockholders' Equity	$2,940,940	$3,473,230

The accompanying notes are an integral part of these consolidated financial statements.

F-19

CAPITAL ART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	December 31, 2017	December 31, 2016

License revenue	$259,212	$191,433
Image revenue	680,040	672,993
Total revenue	939,252	864,426

Cost of revenue	780,409	820,393

Gross margin	158,843	44,033

Operating expenses
Product development, sales and marketing	317,568	182,725
General and administrative	611,403	662,331
Depreciation and amortization	61,543	67,604
Gain on sale of property and equipment	(50,000)	—

Total operating expenses	940,514	912,660

Loss from operations	(781,671)	(868,627)

Other income (expenses)
Interest expense	(114,916)	(124,781)
Change in fair value of derivative liabilities	48,727	(2,922)
Gain on the settlement of debt	—	55,000
Other income (expenses)	(66,189)	(72,703)

Net loss	$(847,860)	$(941,330)

Per-share data
Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	325,441,032	325,398,392

The accompanying notes are an integral part of these consolidated financial statements.

F-20

CAPITAL ART, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Shares	Amount	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Total Stockholders' Equity

Balance, December 31, 2015	325,341,224	$32,534	$4,051,874	$—	$(1,733,465)	$2,350,943

Common shares issued for settlement of accrued liabilities	229,300	23	45,837	—	—	45,860
Net loss	—	—	—	—	(941,330)	(941,330)

Balance, December 31, 2016	325,570,524	32,557	4,097,711	—	(2,674,795)	1,455,473

Repurchase of shares	—	—	—	(88,000)	—	(88,000)
Options issued for the purchase of fixed assets	—	—	26,532	—	—	26,532
Net loss	—	—	—	—	(847,860)	(847,860)
Balance, December 31, 2017	325,570,524	$32,557	$4,124,243	$(88,000)	$(3,522,655)	$546,145

The accompanying notes are an integral part of these consolidated financial statements.

F-21

CAPITAL ART, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31, 2017	December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(847,860)	$(941,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	451,246	430,135
Amortization of debt discount	34,193	26,281
Gain on settlement of accrued liabilities	—	(55,000)
Change in fair value of embedded derivative	(48,727)	2,922
Allowance for bad debts	—	11,100
Inventory allowance	10,741	117,453
Gain on sale of property and equipment	(50,000)	—
Changes in operating assets and liabilities:
Accounts receivable	46,953	9,859
Prepaid expenses	5,576	22,720
Inventory	(56,500)	(43,644)
Security deposit	—	7,225
Deferred revenue	75,000	—
Due to related parties	(12,607)	161
Accounts payable and accrued liabilities	17,714	(110,590)
Net Cash Used In Operating Activities	(374,271)	(522,708)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for minority investment in business	—
Purchase of archival images, property and equipment	(30,851)	(171,240)
Proceeds from sale of property and equipment	50,000	—
Net Cash Provided By (Used In) Investing Activities	19,149	(171,240)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	375,000	346,500
Repayment of loans payable	(7,041)	(11,128)
Proceeds from notes payable	35,000	198,500
Repayment of note payable	(125,000)	—
Proceeds from note payable - related party	—	196,500
Repayment of note payable - related party	(15,049)	(14,960)
Advances from related party	127,475	—
Purchase of treasury stock	(88,000)	—
Net Cash Provided By Financing Activities	302,385	715,412

Net Change in Cash	(52,737)	21,464

Cash - Beginning of Period	54,034	32,570

Cash - End of Period	$1,297	$54,034

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$16,882	$17,770

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for settlement of accrued liabilities	$—	$45,860
Note issued to settle related party payable	$—	$14,000
Options issued for purchase of fixed assets	$26,532	$—
Expenses paid on behalf of the company	$21,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-22

CAPITAL ART, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS OPERATIONS

Capital Art, Inc. (formerly Movie Star News, LLC) (“we”, “our”, the “Company”) sells and manages classic and contemporary, limited edition photographic images and reproductions, with a focus on iconic celebrity images. The Company also makes available its images for publications and merchandizing. The Company aims to become a leading global photography marketing and distribution company by acquiring rights and ownership to collections of rare iconic negatives and photographs, and to establish worldwide wholesale and retail sales channels.

Movie Star News, LLC (“MSN”) was organized in the state of Nevada on August 29, 2012 as a limited liability company to acquire the assets of Kramer Productions, Inc. d/b/a Movie Star News, a New York institution since 1939 that was credited for creating the concept of “pin-up art”. The acquisition resulted in MSN holding one of the largest and most diverse collections of Hollywood photographs in the world of over 3 million Hollywood-related posters, vintage photographs and original negatives.

Capital Art, Inc. (“CAPA”), formed in the state of Delaware on April 26, 2007 along with its wholly owned subsidiary, Capital Art, LLC (collectively “CAPA” or “pre-merger CAPA”) formed in the state of California on January 24, 2011, owned rare iconic celebrity images, including the rights to the Frank Worth Collection. The Frank Worth Collection comprises an extensive collection of Marilyn Monroe, James Dean and other iconic photographs, many rare and never seen that were accumulated over a period of 60 years.

On July 22, 2015, the Company entered into an Asset Purchase Agreement with Globe Photos, Inc., a New York corporation, to purchase substantially all of the assets of Globe Photos, Inc., which principally comprise photographer contracts granting the Company the right to exploit copyrights, digital and tangible photographs, and related copyrights and trademarks, of Globe Photo, Inc. On July 24, 2015, the Company formed Globe Photo, LLC, a wholly owned subsidiary of CAPA, to license the Company’s extensive photograph image archive to third parties worldwide for a fee.

Going Concern

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated sufficient revenues from product sales to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2017, the Company had $1,297 cash on hand. At December 31, 2017 the Company has an accumulated deficit of $3,522,655. For the twelve months ended December 31, 2017, the Company had a net loss of $847,860 and cash used in operations of $246,796. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Over the next twelve months the Company intends to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-23

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements represent the results of operations, financial position and cash flows of Capital Art, Inc. prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, and its 100% owned subsidiaries Capital Art, LLC and Globe Photos, LLC. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company measures fair value in accordance with Accounting Standards Codification (“ASC”) 820 – Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2017 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2017 and 2016.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs.

F-24

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2017:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$9,195	$9,195

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2016:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$57,922	$57,922

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs:

Amount
Balance December 31, 2016	$57,922
Change in fair market value of derivative liability	(48,727)
Balance December 31, 2017	$9,195

The Company’s derivative instruments were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.19; b) risk-free rate of 1.53%; c) volatility factor of 285%; d) dividend yield of 0% and e) remaining term of 0.39 years.

Related parties

The Company follows ASC 850, "Related Party Disclosures" for reporting activities with related parties. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Accounts receivable, net

The Company sells its products through various means, including distributors, auction houses, and via the internet. The Company also licenses its images to third parties for which royalty income is received by the Company. The Company continually monitors the collectability of its trade accounts receivables based on a combination of factors, including the aging of the accounts receivable, historical experience, and other currently available evidence and provides for an allowance for doubtful accounts equal to estimated uncollectible amounts based on historical collection experience and a review of the current status of trade accounts receivable. There was an allowance for bad debt of $0 and $11,100 recorded during the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, the Company’s accounts receivable was netted against an allowance of $10,381 $11,100, respectively.

F-25

Inventory

The Company’s inventory is comprised of rare photos of movie stars and other famous people, and is stated at the lower of cost or net realizable value. Direct labor and raw material costs associated with the process of making the photos available for sale are also included in inventory at cost. These costs are expensed to cost of sales pro-ratably as sold. As of December 31, 2017 and 2016, the Company has recorded allowance related to slow moving inventory in the amount of $128,194 and $117,453, respectively.

Archival Images, and Property and Equipment

Archival images, and property and equipment are recorded at cost for purchases over $500, and depreciated using the straight-line method over the estimated useful lives ranging from three to ten years. The Company capitalizes direct costs associated with improvements to archival images, and property and equipment in accordance with ASC 360 – Property, Plant, and Equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the term of the related lease. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Intangible Assets

Intangible assets, consisting of content provider and photographic agreements, and copyrights, are accounted for in accordance with ASC 350 Intangibles - Goodwill and Other. Intangible assets that have finite lives are amortized using the straight-line method over their estimated useful lives of ten years.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. In such situations, long-lived assets are considered impaired when future undiscounted cash flows resulting the use of the asset and its eventual disposition are less than the asset’s carrying amount. In such situations, the asset is written down to the present value of the estimated future cash flows. Factors that are considered when evaluating long-lived assets for impairment include a current expectation that it is more likely than not that the long-lived asset will be sold significantly before the end of its useful life, a significant decrease in the market price of the long-lived asset, and a change in the extent of manner in which the long-lived asset is being used. Based on management’s assessment there were no impairments to its long-lived assets at December 31, 2017 and 2016.

Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with the provisions of ASC 815 - Derivatives Hedging: Embedded Derivatives. ASC 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms in agreements are reviewed to determine whether or not they contain embedded derivatives that are required under ASC 815 to be accounted for and separated from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities is required to be revalued at each reporting date, with the corresponding changes in fair value recorded in current period operating results.

Revenue Recognition

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 – Revenue Recognition. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company’s other revenue represent payments based on net sales from brand licensees for content reproduction rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees.

Shipping and Handling

The Company records shipping and handling expenses in the period in which they are incurred and are included in cost of revenues. In limited circumstances this cost is passed through to the customers.

F-26

Stock-based Compensation

The Company recognizes stock-based compensation issued to employees in accordance with ASC 718 – Compensation: Stock Compensation, based on the fair value of the equity instrument in exchange for employee services and the resulting recognition of compensation expense.

The Company’s accounts for stock-based payment transactions with nonemployees for services in accordance with ASC 50-550 Equity: Equity-based Payments to Non-Employees. If the fair value of the services received in a stock-based payment with nonemployees is more reliably measureable than the fair value of the equity instrument issued, the fair value of the services received is used to measure the transaction. Conversely, if the fair value of the equity instruments issued in a stock-based transaction with nonemployees is more reliably measureable than the fair value of the consideration received, the transaction is measured at the fair value of the equity instruments issued. The Company recognizes an increase in equity or a liability, depending on whether the equity instruments granted have satisfied the equity or liability classification criteria.

Advertising

The Company expenses the cost of advertising, including promotional expenses, as incurred. Advertising expenses for the twelve months ended December 31, 2017 and 2016 was $1,824 and $5,167, respectively.

Income Taxes

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. The Company recognizes tax liabilities for uncertain tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2017 and 2016.

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, differences in depreciation methods of archived images, and property and equipment, stock-based and other compensation, and other accrued expenses. A valuation allowance is established when it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2017 and 2016, the Company had no accrued interest or penalties related to uncertain tax positions.

Concentrations of Credit Risk and Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company’s cash balances are placed at financial institutions, which at times, may exceed federally insured limits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

F-27

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with ASC 260 - Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the consolidated statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential shares if their effect is antidilutive. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive. As of December 31, 2017, the Company has common stock equivalents related to options outstanding to acquire 100,000 shares of the Company’s common stock and 2,283,333 shares reserved for future issuance (see Note 11).

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). ASU 2016-08 clarifies the implementation guidance on principal versus agent considerations and includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. ASU 2016-08 is effective January 1, 2018 to be in alignment with the effective date of ASU 2014-09.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. ASU 2016-10 is effective January 1, 2018 to be in alignment with the effective date of ASU 2014-09.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts from Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this update affect the guidance in ASU 2014-09, which is not yet effective. The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2016-12 do not change the core principle of the guidance in Topic 606, but instead affect only the narrow aspects noted in Topic 606. ASU 2016-12 is effective January 1, 2018 to be in alignment with the effective date of ASU 2014-09. The Company will adopt the provisions of Topic 606 effective in January 1, 2018 and does not believe the adoption of the new revenue recognition standard will have a material impact on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments including requirements to measure most equity investments at fair value with changes in fair value recognized in net income, to perform a qualitative assessment of equity investments without readily determinable fair values, and to separately present financial assets and liabilities by measurement category and by type of financial asset on the balance sheet or the accompanying notes to the financial statements. ASU 2016-01 will be effective for the Company beginning on January 1, 2018 and will be applied by means of a cumulative effect adjustment to the balance sheet, except for effects related to equity securities without readily determinable values, which will be applied prospectively. Management has reviewed this pronouncement and has determined that it would not have a material impact to the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires an entity to recognize long-term lease arrangements as assets and liabilities on the balance sheet of the lessee. Under ASU 2016-02, a right-of-use asset and lease obligation will be recorded for all long-term leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The amendments also require certain new quantitative and qualitative disclosures regarding leasing arrangements. ASU 2016-02 will be effective for the Company beginning on January 1, 2019. Lessees must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. Management does not believe the adoption of ASU 2016-02 will have a material impact on the Company’s consolidated financial statements.

F-28

In March 2016, the FASB issued ASU 2016-05, Derivatives and Hedging: Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships, which clarifies that a change in the counterparty to a derivative instrument that has been designated as a hedging instrument would not, in and of itself, be considered a termination of the derivative instrument, provided that all other hedge accounting criteria continue to be met. ASU 2016-05 is effective for the Company beginning on January 1, 2017. Early adoption is permitted, including in an interim period. Management evaluated ASU 2016-05 and determined that the adoption of this new accounting standard did not have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-06, Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments, which aims to reduce the diversity of practice in identifying embedded derivatives in debt instruments. ASU 2016-06 clarifies that the nature of an exercise contingency is not subject to the “clearly and closely” criteria for purposes of assessing whether the call or put option must be separated from the debt instrument and accounted for separately as a derivative. ASU 2016-06 is effective for the Company beginning on January 1, 2017. Management evaluated ASU 2016-06 and determined that the adoption of this new accounting standard did not have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 simplifies several aspects of the accounting and presentation of share-based payment transactions, including the accounting for related income taxes consequences and certain classifications within the statement of cash flows. ASU 2016-09 is effective for the Company beginning on January 1, 2017. Management evaluated the impact of adopting ASU 2016-09 and determined that the new accounting standard did not have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. Management has reviewed this pronouncement and has determined that it would not have a material impact to the consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718), Scope of Modification Accounting. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. Management has reviewed this pronouncement and has determined that it would not have a material impact to the consolidated financial statements.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

F-29

3.	GLOBE PHOTOS ASSET PURCHASE AGREEMENT

On July 22, 2015, the Company entered into an Asset Purchase Agreement with Globe Photos, Inc. (“Globe”), a New York corporation, to purchase of substantially all of the assets of Globe, which principally comprises of photographer contracts granting the Company the right to exploit copyrights, digital and tangible photographs, and related copyrights and trademarks, of Globe ( Globe Assets) for total purchase price of $400,000 payable in $250,000 cash and $150,000 payable in the common stock of the Company.

Per the agreement, $180,000 in cash was held in reserve by the Company against Globe’s full performance and compliance with all terms of the agreement. This amount is to be released to Globe at the rate of $10,000 per month beginning August 22, 2015. As of December 31, 2017 and 2016, the total reserve payable to Globe Photos, Inc. is $10,000 and $10,000, respectively.

The Agreement called for the Common stock to be transferred to Globe sixty (60) days after closing subject to satisfaction of successful termination of certain subagent agreements by Globe. Globe retained these certain subagent agreements, but was not able to successfully terminate these agreements. As such, the amount payable in common stock of the Company was reduced by $30,000, thereby reducing the total purchase price of the assets acquired from $400,000 to $370,000. Under the terms of the Agreement the Company issued 352,941 shares of its common stock based on the closing price of the Company’s common shares as traded on the OTC market on the measurement date July 22, 2015 of $0.34 per share for a total of $120,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of Globe were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. The total purchase price of $370,000 in connection with the assets acquired is included in archival images, and property and equipment, net, in the consolidated balance sheets.

As a form of liquidity protection, Globe shall have limited put options in connection with the common stock beginning eighteen (18) months after the closing date, whereas the Company shall have up to fifteen (15) successive monthly options, with no less than thirty (30) days’ notice for each, which requires the Company to repurchase from Globe up to 1/15th of the shares of common stock in Globe’s possession that were granted in connection with the agreement, at a price per share equity to the market price per share ($0.34) on the effective date of the original share transfer to Globe. The exercise of any put option is not conditioned upon exercise of any prior put option. Beginning in January 2017, Globe exercised its option and elected to sell 1/15th of the shares of common stock for $8,000 per month. As of December 31, 2017, the Company has repurchased 258,823 shares from Globe for cash payments of $88,000.

In accordance with ASC 815 – Derivatives and Hedging: Embedded Derivatives, the Company determined the put options are an embedded derivative subject to bifurcation. The put options are a hybrid instrument that are not legally detachable or a mandatorily redeemable financial instrument. If exercised by Globe Photos, the put options embody an unconditional obligation by the Company to buy back its shares for cash at $0.34 per share, the market value of the Company’s common shares on the original transfer date of August 22, 2015. Globe may exercise this right beginning January 22, 2017 up to fifteen months subsequent that date. Using the Black-Scholes Valuation Model, the Company determined the fair value of the embedded derivative on August 22, 2015, the date of transfer of the common stock to Globe, to be $75,000. The Company’s stock price on August 22, 2015 was $0.34, risk-free discount rate of 1.01% and volatility of 100% was used to obtain fair value. See also Note 2.

Management determined the assets acquired from Globe for net purchase price of $370,000 and $75,000 related to the embedded derivative, for a total of $445,000. Based on its analysis of industry historical values of archival celebrity images and licensing and experience in the industry, Management’s allocation of the assets acquired in connection with the Globe APA is assigned as follows:

Inventory	$10,000
Intangible assets – content provider and photographic agreements	400,000
Copyrights	35,000
Total fair value of purchased assets	$445,000

In accordance with ASC 350 – Intangibles – Goodwill and Other, the Company determined the content provider and photographic agreements and copyrights acquired from Globe have finite useful lives with estimated useful life of 10 years.

F-30

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31, 2017 and 2016 comprise of the following:

	December 31,		Estimated Useful
	2017	2016	Lives
Frank Worth Collection	$2,770,000	$2,770,000	10 years
Other archival images	939,343	889,331	10 years
Leasehold improvements	12,446	12,446	7 years
Computer and other equipment	72,687	65,316	3 – 5 years
Furniture and fixtures	83,666	83,666	7 years
	3,878,142	3,820,759
Less accumulated deprecation	(1,384,918)	(977,172)
Total property and equipment, net	$2,493,224	$2,843,587

Depreciation expense for the years ended December 31, 2017 and 2016 was $407,746 and $386,635, respectively. During the year ended December 31, 2017, the Company recognized a gain on the sale of certain assets amounting to $50,000.

5.	FRANK WORTH COLLECTION

On November 12, 2014, the Frank Worth Estate agreed to accept $155,000 and 200,000 common shares, with a fair value of $0.05 per share ($10,000), of the Company’s common stock in exchange for sole and exclusive, world-wide, royalty free rights to all negatives, prints, products and other materials the Company possesses including the use of the Frank Worth seal, Frank Worth’s name, likeness, publications and biography plus merchandising and selling rights. $30,000 due under the agreement for royalties was paid in January 2015. The remainder of 125,000 and 200,000 ($10,000) shares of common stock were due and payable on or before May 31, 2015, which was held by the Company until a dispute with the executor of the Estate (the “Claimant”) is settled.

On October 18, 2016, an arbitration hearing was held on this matter. On October 28, 2016, the arbitrator issued an amended award, finding the 2011 Agreement to remain valid, but also recognizing the Company’s demand for clean title to the 38 Key images. Thus, the Company was ordered to pay Claimant $70,000 as final payment due under the November 12, 2014 agreement, payable to the Claimant no later than February 23, 2017. The Company was granted an award for delivery of clean title of the 38 Key images no later than February 23, 2017. In the event, Claimant provides such clean title by such deadline, the parties have the option to comply with the 2011 agreement and enter into negotiations for a new royalty agreement on the 38 Key images. But in the event Claimant does not deliver clean title, the Company shall retain possession of the entire collection, including the 38 Key images with no further obligation to pay royalties. The Claimant failed to deliver clean title by February 23, 2017.

As of December 31, 2017 and 2016, $10,000 and $80,000, respectively, has been provided for in accrued liabilities in the Company’s consolidated balance sheets

6.	INTANGIBLE ASSETS, NET

	December 31, 2017			December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net book value	Gross Carrying Amount	Accumulated Amortization	Net book value
Intangible assets with determinable lives:

Content provider and photographic agreements	$400,000	$100,000	$300,000	$400,000	$60,000	$340,000
Copyrights	35,000	8,750	26,250	35,000	5,250	29,750
Total	$435,000	$108,750	$326,250	$435,000	$65,250	$369,750

Amortization expense in connection with the photographic agreements and copyrights for the twelve months ended December 31, 2017 and 2016 was $43,500 and $43,500, respectively and is included in depreciation and amortization expense in the consolidated statements of operations. Estimated amortization expense over the next five years is $43,500 per year.

F-31

7. NOTES PAYABLE

On September 28, 2015, the Company entered into a promissory note agreement for working capital purposes with an unrelated party for total proceeds of $150,000. The note matured on September 28, 2016. Effective September 28, 2016, the note was extended to March 31, 2017 and is secured by approximately 240,000 vintage photographs. Interest accrues at the rate of 10% per annum and is payable monthly beginning October 28, 2015. Accrued interest payable due under the note agreement was $15,154 and $11,404 at December 31, 2017 and 2016, respectively. The note was further extended to July 31, 2017 and then to December 31, 2017. Effective March 30, 2018, the note was extended to June 30, 2018.

In December 2015, the Company entered into a secured promissory note agreement with an unrelated party for working capital purposes for total proceeds of $120,000. The note bears interest at the rate of 10% per annum, and is payable on the 1st day of each month commencing in February 2016. On February 15, 2016, the Company entered into an additional promissory note agreement with the same unrelated party for additional proceeds of $62,500 and under the same terms as the first note. During the year ended December 31, 2017, the Company made total payments of $20,000. As of December 31, 2017 and 2016, the balance of $162,500 and $182,500 remains outstanding. Both notes are secured by certain inventory and archival images of the Company in the amount of up to $200,000. Accrued interest payable due under the unsecured note agreement was $34,412 and $12,665 as of December 31. 2017 and 2016, respectively. The notes matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party. See Note 14.

In April 2016, the Company entered into two unsecured promissory note agreements with unrelated parties for working capital purposes for total proceeds of $75,000. The promissory notes matured in December 2017 and on March 30, 2018 was extended through June 30, 2018 and bear interest at the rate of 6% per annum. Accrued interest payable due under the unsecured note agreement was $7,858 and $3,358 as of December 31, 2017 and 2016, respectively.

On April 7, 2016, an unrelated party advanced the Company $75,000 plus an original issue discount of $25,000 for the purchase of a Marilyn Monroe archive. The advance is secured by the archive for which it was used and is to be repaid on or before April 7, 2017. As of May 3, 2017, the note was extended to December 31, 2017 and as of March 28, 2018, was further extended to June 30, 2018. The Company has agreed to pay 50% of the proceeds derived from the Marilyn Monroe archives up to a guaranteed total of $100,000. Once the $100,000 is paid, the Company has no further obligations. The Company made principal payments of $80,000 in 2017. As of December 31, 2017 and 2016, the balance of $20,000   and $100,000 remains outstanding, respectively. As of December 31, 2017 and 2016, $25,000 and $11,835 of the discount has been amortized. The note is shown net of the unamortized portion of the discount of $0 and $13,165 as of December 31, 2017 and 2016. The interest expense accrued on the notes was $0 as of December 31, 2017 and 2016.

On February 24, 2017, the Company entered into a short-term unsecured note with an unrelated party for working capital purposes for total proceeds of $25,000. During the year ended December 31, 2017, the Company repaid $27,000, including $2,000 in interest expense. As of December 31, 2017, the note has been paid in full.

On December 20, 2017, the Company entered into a short-term unsecured note with an unrelated party for working capital purposes for total proceeds of $10,000. As of December 31, 2017, $10,000 of the note was still outstanding.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

8.	NOTES PAYABLE TO RELATED PARTIES

On August 1, 2013 the Company entered into an unsecured promissory note agreement with a related party Dino Satallante for $100,000. The loan bears interest at the rate of 5% per annum. The Company made principal payments of $15,049 in 2017. As of December 31, 2017, and 2016, $61,135 and $76,184 was outstanding under the unsecured promissory note agreement, respectively. Interest expense for the years ended December 31, 2017 and 2016 was $3,057 and $3,809, respectively. The loan matured on July 14, 2014 and was extended to July 31, 2016 and then to December 31, 2017. Effective March 30, 2018, the note was further extended to June 30, 2018.

Effective September 11, 2014 the Company entered into two separate unsecured promissory note agreements for $20,500 each with two related parties, Dreamstar an entity owned and controlled by Sam Battistone, a Company officer and director and a principal shareholder, and Dino Satallante, a beneficial interest shareholders of the Company, for working capital purposes. The loans bear interest at the rate of 6% per annum. The loans matured on September 10, 2015 and have been extended to June 30, 2018. At December 31, 2017 and 2016, $20,500 and $18,100 was outstanding to Dino Satallante and Dreamstar, respectively. Accrued interest expense in connection with the two unsecured promissory note agreements for the years ended December 31, 2017 and 2016 was $5,584 and $3,171, respectively.

Effective July 21, 2015, the Company entered into a promissory note agreement with a related party Dino Satallante, a beneficial interest shareholder of the Company, for total proceeds of $160,000. The Company utilized $80,000 of the proceeds for payments due in connection with the Globe Photo assets acquired. The remainder of the proceeds were used for working capital purposes. The note matured on July 20, 2016, with monthly interest only payments commencing July 22, 2015. Interest accrues at the rate of 12% per annum. The note is secured by the Globe Photo Assets. Total interest expense in connection with the secured promissory note agreement for the years ended December 31, 2017 and 2016 is $19,200 and $19,200. Per the terms of the agreement the Company incurred loan fees totaling $8,000 to be amortized over the term of the loan. For the years ended December 31, 2017 and 2016, amortization expense in connection with the loan fees totaled $0 and $4,424, respectively. The note was initially extended to July 20, 2017 and then to December 31, 2017. As of March 30, 2018, the note has been extended through June 30, 2018. The note is being shown net of unamortized loan fees of $0 as of December 31, 2017.

F-32

On April 4, 2016 the Company entered into a secured promissory note agreement with Premier Collectibles, a beneficial interest shareholder for total proceeds of $65,000 to be used for acquisition of archive agreement. The promissory note bears interest at the rate of 8% per annum, is secured by the archive collection which the proceeds were used and matured on April 1, 2017. The note was extended to July 31, 2017 and is outstanding as of December 31, 2017. On March 30, 2018, the note was extended to June 30, 2018. Accrued interest expense on the note was $9,075 and $3,875 for the years ended December 31, 2017 and 2016, respectively.

On April 15, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matured on December 15, 2017. On January 22, 2018, the outstanding balance on the notes was purchased by a related party. See Note 14. Accrued interest was $5,145 and $2,145 for the years ended December 31, 2017 and 2016, respectively.

On October 3, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matured on December 31, 2017. On January 22, 2018, the outstanding balance on the notes was purchased by a related party. See Note 14. Accrued interest was $3,740 and $740 for the years ended December 31, 2017 and 2016, respectively.

On December 2, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $31,500. The promissory note bears interest at the rate of 6% per annum and matured on December 31, 2017. On January 22, 2018, the outstanding balance on the notes was purchased by a related party. See Note 14. Accrued interest was $2,045 and $155 for the year ended December 31, 2017 and 2016, respectively.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

9.	RELATED PARTY TRANSACTIONS

Due From/To Related Parties

The following table summarizes amounts due to the Company from related parties related to contractual agreements and amounts due to related parties for expenses paid for on the behalf of the Company as of December 31, 2017 and 2016. The amounts due are non-interest bearing and due upon demand. These amounts have been included in the consolidated balance sheets as current assets due from related parties and current liabilities due to related parties, respectively.

	December 31,
	2017		2016
Due from related parties:
Klaus Moeller, related party of pre-merger CAPA and beneficial interest shareholder		$—	$78,920
Total due from related parties		$—	$78,920
Less long-term portion		—	—
Total due from related parties, net of long-term portion	$		$78,920

Due to related parties:
ICONZ Art, LLC, beneficial interest shareholder		$119,081	$4,213
MSN Holding Co., beneficial interest shareholder		12,947	12,947
Premier Collectibles, beneficial interest shareholder		15,085	15,085
Total due to related parties		$147,113	$32,245

During the year ended December 31, 2017, the Company received advances totaling $127,475 from a related party which are non-interest bearing and due on demand.

F-33

10.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 50,000,000 shares of preferred stock authorized with a par value of $0.0001. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the Company’s stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, and conversion rights. As of December 31, 2017 and 2016, there were no shares of Preferred Stock issued and outstanding.

Stock-based and Other Compensation to Non-Employees

In November 2014, the Company entered into a fixed price agreement with a consultant for website development services for total contract price of $193,000 payable in cash of $40,000 and 510,000 shares of the Company’s common stock with a stated fair value of $0.30 per share. As of December 31, 2015, 170,000 shares of common stock with fair value of $51,000 were issued. 340,000 shares of common stock were unissued for $102,000 which is included in accrued liabilities in the Company’s consolidated balance sheets. As of December 31, 2015, 170,000 shares of these common shares had been issued. On October 1, 2016, the Company issued 229,300 shares of common stock valued at $45,860 as progress payment towards the fixed price agreement.

Shares Reserved

The Company is required to reserve and keep available of its authorized, but unissued shares of common stock an amount sufficient to effect shares due in connection with the Stock Purchase Agreement and Stock-Based Compensation to Non-Employees. As of December 31, 2017 and 2016, shares reserved for future issuance comprised of the following:

Shares to be issued to consultants	2,083,333
Shares to be issued to Frank Worth Estate	200,000
2,283,333

These shares were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive due to the net loss for the years ended December 31, 2017 and 2016.

STOCK OPTIONS

On January 11, 2017, the Company granted 100,000, 3 year stock options with exercise prices of $0.10 valued at $26,532 for archival assets. The options were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.19; b) risk-free rate of 1.53%; c) volatility factor of 285%; d) dividend yield of 0%

The following is a summary of stock option activity during the year ended December 31, 2017.

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2016	—	$—
Options granted and assumed	100,000	$$0.10
Options expired	—	—
Options canceled	—	—
Options exercised	—	—
Balance, December 31, 2017	100,000	$$0.10

F-34

11.	COMMITMENTS AND CONTINGENCIES

Proceeds from Auctions of Royalty Rights

On March 8, 2016, the Company entered into a Listing Agreement with Royalty Network, LLC, doing business as Royalty Exchange for auction of a 50% ownership of photographic copyrights of certain celebrity archival images owned by the Company. In addition, the sale also assigns the winning bidder the right to receive 50% of the future share of income derived from the assigned images.

During 2016, the Company received gross proceeds of $396,000, less 12.5% auction broker fee, from five separate auctions of these rights. The Company retains all exclusive licensing authority over the images and may exercise a buyback option to buy back the 50% ownership of the rights for two times the original auction proceeds over a period ranging from 1 to 2 years.

The Company accounted for the 50% profit consideration for the above agreement in accordance with ASC 470-10-25 and 470-10-35 which requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the loan holders. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the loan holders and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loans.

Accordingly, the Company has estimated the cash flows associated with the images and determined a discount of $151,316 which is being accounted as interest expense over a 10-year estimated life of the asset based on expected future revenue streams. For the years ended December 31, 2017 and 2016, interest expense related to these loans amounted to $21,028 and $14,446, respectively, which has been included in interest expense and a corresponding increase in loans payable. During the years ended December 31, 2017 and 2016, the Company made payments of $7,041 and $11,128 to the loan holders, respectively. As of December 31, 2017, loan payable net of unamortized debt discount amounted $363,805.

Asset purchase agreement

On March 3, 2017, the Company entered into an agreement to sell 20% of its ownership in a certain photographic archive asset for $200,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset. If however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price has been paid.

On July 21, 2017, the Company entered into an agreement to sell 25% of its ownership in a certain photographic archive asset for $175,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset plus a 30% return. If however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price plus a 30% return has been paid.

The Company accounted for the above transaction as debt and recognized the amount received as a loan payable. As of December 31, 2017, other debt, net of unamortized debt discount amounted to $375,000.

License Agreements

F-35

Effective June 1, 2016 the Company entered into three separate non-exclusive license agreements use of licensed images and trademarks through December 31, 2019. Under the terms of the agreements, the Company is required to pay royalties of 10% on net sales. The agreements call for combined annual guaranteed minimum royalties per year of $150,000 based on combined minimum sales of $1,500,000 per year. The Company was required to pay advances related to 50% of the first year’s royalties totaling $75,000 upon execution of the agreements. The remainder of the first year’s combined minimum royalties of $75,000 was paid during the year ended December 31, 2017.

Operating Lease Agreements

On September 6, 2012 the Company entered into a 25-month operating lease agreement for approximately 4,606 square foot warehouse and office facilities located in Las Vegas, NV. Monthly base rent due under the agreement is $3,270, plus common area maintenance fees. The agreement calls for 3% annual increase in base rental payments. On October 10, 2014, the Company entered into a First Amendment to Lease agreement extending the lease term for 60-months, beginning November 1, 2014. All other terms of the agreement remain unchanged.

As of December 31, 2017, future minimum payments due under the 60-month operating lease agreement are as follows:

2018	$43,096
2019	$36,807
Total future minimum payments	$79,903

The Company leases various corporate housing from unrelated third parties for terms that range from month-to-month to one year. The Company also rents office space on a month-to-month basis in New York at rate of $850 per month.

Total rent expense for the twelve months ended December 31, 2017 and 2016 was $54,076 and $53,320 respectively, in connection with the operating lease agreements.

12.	INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes as of December 31, 2017 and 2016 are as follows:

	December 31,
	2017	2016
Deferred tax assets:
Net operating loss	$766,000	$952,000
Provisions and accrued liabilities	29,000	44,000
	795,000	996,000
Deferred tax liabilities:
Total deferred tax asset	795,000	996,000

Less valuation allowance	(795,000)	(996,000)
Net deferred tax asset	$—	$—

As of December 31, 2017 and 2016, the Company had gross federal net operating loss carryforwards of approximately $3,646,000 and $2,891,000 , respectively. The Company expects the limitation placed on the federal net operating loss carryforwards prior to the ownership change will likely expire unused. As of December 31, 2017, all tax years are open for examination by the taxing authorities.

Due to the enactment of the Tax Reform Act of 2017, the corporate tax rate for those tax years beginning with 2018 has been reduced to 21%.

13.	SUBSEQUENT EVENTS

On January 22, 2018, Iconz, LLC (“Iconz”), a related party, purchased and assumed certain notes payable dated December 31, 2015, February 16, 2016, April 5, 2016, April 15, 2016, October 3, 2016, and December 2, 2016 with principal balances totaling $343,500. On March 30, 2018, Iconz agreed to extend the maturity date of all these notes to June 30, 2018.

On April 8, 2018, the Company issued a 15% promissory note in the amount of $150,000. The note is due upon the receipt of additional financing by the Company.

Subsequent to year end, the Company granted 15,283,333, 10 year stock options with exercise prices ranging from $0.01 to $0.05 to various consultants for services.

Subsequent to year end the Company repurchased 94,118 shares of common stock for $32,000 in accordance with the asset purchase agreement disclosed in Note 3. A total of 305,882 shares were subsequently cancelled by the Company.

F-36

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

Pro-forma Combined Balance Sheet

(Unaudited)

	Historical			Pro Forma	Pro-forma
	September 30, 2018			Adjustments	Combined
	Globe Photos, Inc.	Photo File, Inc.
Assets

Current Assets
Cash	$988,535	$80,803	a	(80,803)	$988,535
Accounts receivable, net	42,199	313,257			355,456
Inventory, net	56,500	165,939			222,439
Prepaid expenses	42,727	101,931			144,658
Total Current Assets	1,129,961	661,930			1,711,088

Deposit on acquisition	865,000				865,000
Property and equipment, net	2,196,572	36,679	f	376,761	2,610,012
Security deposit	6,356	83,975	a	(83,975)	6,356
Intangible Assets, net	293,625	–	f	34,150,000	34,443,625

Total Assets	$4,491,514	$782,584			$39,636,081

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$655,347	$1,543,389			$2,198,736
Payable to Globe Photo, Inc.	10,000				10,000
Due to related parties	287,455	1,499,813	b	(1,499,813)	287,455
Deferred rent		152,799	c	(152,799)	–
Royalty payments			f	4,279,000	4,279,000
Advance on acquisition		865,000			865,000
Notes payable - related parties	639,415				639,415
Notes payable, net of debt discount	185,000				185,000
Deferred revenue	17,772				17,772
Convertible notes, net of debt discount and issuance costs	430,983				430,983
Convertible notes - related party, net of debt discount	87,549				87,549
Loans payable, net of unamortized discounts	568,669				568,669
Total Current Liabilities	2,882,190	4,061,001			9,569,579

Total Liabilities	2,882,190	4,061,001			9,569,579

Stockholders' Equity
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding at June 30, 2018 and December 31, 2017.	–	–
Common stock par value $0.0001: 450,000,000 shares authorized; 325,218,583 and 325,570,524 issued and 325,218,583 and 325,570,524 outstanding as of June 30, 2018 and December 31, 2017	32,622	980	d	(980)	32,622
Additional paid in capital	6,666,466	57,020	d	(57,020)	6,666,466
Treasury stock; 0 and 258,823 shares as of June 30, 2018 and December 31, 2017.	–	(484,800)			(484,800)
Accumulated deficit	(5,089,764)	(2,851,617)	a,b,c, f	36,778,756	28,837,375
Non controlling interest			e, f	(4,985,161)	(4,985,161)
Stockholders' Equity	1,609,324	(3,278,417)			30,066,502
					–
Total Liabilities and Stockholders' Equity	$4,491,514	$782,584			$39,636,081

The accompanying notes are an integral part of these unaudited combined pro-forma financial statements

PF-1

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

Pro-forma Combined Statements of Operations

(Unaudited)

	Historical			Pro Forma Adjustments	Pro-forma Combined
	For the nine months ended September 30, 2018
	Globe Photos, Inc.	Photo File, Inc.

License revenue	$365,286	$5,145,430			$5,510,716
Image revenue	586,474	–			586,474
Total revenue	951,760	5,145,430			6,097,190

Cost of revenue	693,429	2,476,388			3,169,817

Gross margin	258,331	2,669,042			2,927,373

Operating expenses
Product development, sales and marketing	214,004	–			214,004
General and administrative	657,232	3,343,156			4,000,388
Depreciation and amortization	26,957	–			26,957

Total operating expenses	898,193	3,343,156			4,241,349

Loss from operations	(639,862)	(674,114)			(1,313,976)

Other income (expenses)
Loss of settlement of accrued liabilities	(208,322)	–			(208,322)
Interest expense	(728,120)	(23,689)			(751,809)
Change in fair value of derivative liabilities	9,195	–			9,195
Gain on bargain purchase of Photofile	–	–	f	22,694,554	22,694,554
Other income (expenses)	(927,247)	(23,689)		22,694,554	21,743,618

Net income (loss) before noncontrolling interest	(1,567,109)	(697,803)			20,429,642

Net loss attributable to noncontrolling interest	–	–		(69,780)	(69,780)

Net income attributable to Globe Photos, Inc.	(1,567,109)	(697,803)		22,764,334	20,499,422

Basic and diluted income (loss) per share	$(0.00)	$(0.00)			$0.06

Weighted average number of common shares outstanding	325,528,121	–			325,288,172

The accompanying notes are an integral part of these unaudited combined pro-forma financial statements

PF-2

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

Pro-forma Combined Statements of Operations

(Unaudited)

	Historical			Pro Forma Adjustments	Pro-forma Combined
	For the year ended
	December 31, 2017

	Globe Photos, Inc.	Photo File, Inc.

License revenue	$259,212	$6,693,455			$6,952,667
Image revenue	680,040	–			680,040
Total revenue	939,252	6,693,455			7,632,707

Cost of revenue	780,409	3,033,481			3,813,890

Gross margin	158,843	3,659,974			3,818,817

Operating expenses
Product development, sales and marketing	317,568	–			317,568
General and administrative	611,403	4,673,637			5,285,040
Depreciation and amortization	61,543	12,176			73,719
Gain on sale of property and equipment	(50,000)	–			(50,000)
Total operating expenses	940,514	4,685,813			5,626,327

Loss from operations	(781,671)	(1,025,839)			(1,807,510)

Other income (expenses)
Loss of settlement of debt	48,727	–			48,727
Interest expense	(114,916)	(43,099)			(158,015)
Change in fair value of derivative liabilities	–	–			–
Gain on bargain purchase of Photofile	–	–	f	22,694,554	22,694,554
Other income (expenses)	(66,189)	(43,099)		22,694,554	22,585,266

Net income (loss) before noncontrolling interest	(847,860)	(1,068,938)			20,777,756

Net loss attributable to noncontrolling interest	–	–	e	(106,894)	(106,894)

Net income attributable to Globe Photos, Inc.	–	–		22,801,448	20,884,650

Per-share data
Basic and diluted loss per share	$(0.00)	$(0.00)			$0.06

Weighted average number of common shares outstanding	325,441,032				325,441,032

The accompanying notes are an integral part of these unaudited consolidated pro-forma financial statements

PF-3

Globe Photos, Inc.

Notes to Combined Pro-forma Financial Statements

September 30, 2018

(Unaudited)

The following unaudited pro forma combined financial statements give effect to the asset purchase transaction (the "Transaction"). On October 1, 2018, Globe Photos, Inc. (“Purchaser”), Photo file, Inc., a New York corporation, along with its related company SportsPhotos.com, a New York corporation (collectively referred to as the “Seller”) and Chuck Singer entered into an Asset Purchase Agreement.

On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to Seller and its line of business.

The Assets the Company purchased from Seller include:

▪	Accounts receivable after August 1, 2018;
▪	Inventory;
▪	Marketing materials;
▪	Contracts and leases;
▪	Intellectual property;
▪	Personal property; and
▪

We agreed to assume the Assumed Liabilities under the Purchase Agreement, including, among others, all trade accounts of the Seller that remain unpaid as of August 1, 2018, all liabilities under the assumed contracts, including a lease obligation through December 31, 2018, and all liabilities associated with the Assets post-Closing:

Pursuant to the Purchase Agreement, the Seller received the following consideration:

▪	$2,000,000 cash consideration as follows: $865,000 was advanced at the execution of the Purchase Agreement, which was secured through a pledge of 40% of the outstanding shares of the Seller; $650,000 was paid on the execution and closing of the Agreement; and a $500,000 contingency payment shall be paid to Seller within 72 hours of receiving written consent from the major sports leagues.
▪	A 10% interest in the Nevada subsidiary that we have formed to house the assets; and
▪	A royalty to Seller that commences upon the initial $6,000,000 in sales from the Nevada subsidiary with a cap of $500,000 annually and $5,000,000 in total. The royalty is calculated on annual sales beginning with the date of closing and will restart each year with no carry forward from one year to the next.

Additionally, the seller has to endeavor to sell its Vintage Photographic Collection over time after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from net sales but before any expenses other than commissions are less than $2,000,000, the Company will pay the difference between the proceeds and $2,000,000 within 30 days. Any proceeds above $2,000,000 will be divided equally between Seller and the Company with the Seller will remitting 50% of the net proceeds after expenses of those sales within 30 days of their receipt.

The unaudited pro forma combined balance sheet as of September 30, 2018 is presented as if the acquisition of Photo file, Inc. had occurred on September 30, 2018.

The unaudited pro forma combined statements of operations for the three and nine months ended September 30, 2018 are presented as if the acquisition of Photo file, Inc. had occurred onJanuary , 2018 and were carried forward through each of the aforementioned periods presented.

PF-4

Globe Photos, Inc.

Notes to Combined Pro-forma Financial Statements

September 30, 2018

(Unaudited)

The unaudited pro forma combined statements of operations for the year ended December 31, 2017 are presented as if the acquisition of Photo file, Inc. had occurred on January 1, 2017 and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma financial statements include certain adjustments that are directly attributable to the Transaction, which are expected to have a continuing impact on Globe Photos, Inc., and are factually supportable, as summarized in the accompanying notes.

1.            BASIS OF PRO FORMA PRESENTATION

 On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to Seller and its line of business.

The Assets the Company purchased from Seller include:

▪	Accounts receivable after August 1, 2018;
▪	Inventory;
▪	Marketing materials;
▪	Contracts and leases;
▪	Intellectual property;
▪	Personal property; and

We agreed to assume the Assumed Liabilities under the Purchase Agreement, including, among others, all trade accounts of the Seller that remain unpaid as of August 1, 2018, all liabilities under the assumed contracts, including a lease obligation through December 31, 2018, and all liabilities associated with the Assets post-Closing:

Pursuant to the Purchase Agreement, the Seller received the following consideration:

▪	$2,000,000 cash consideration as follows: $865,000 was advanced at the execution of the Purchase Agreement, which was secured through a pledge of 40% of the outstanding shares of the Seller; $650,000 was paid on the execution and closing of the Agreement; and a $500,000 contingency payment shall be paid to Seller within 72 hours of receiving written consent from the major sports leagues.
▪	A 10% interest in the Nevada subsidiary that we have formed to house the assets; and
▪	A royalty to Seller that commences upon the initial $6,000,000 in sales from the Nevada subsidiary with a cap of $500,000 annually and $5,000,000 in total. The royalty is calculated on annual sales beginning with the date of closing and will restart each year with no carry forward from one year to the next.

Additionally, the seller has to endeavor to sell its Vintage Photographic Collection over time after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from net sales but before any expenses other than commissions are less than $2,000,000, the Company will pay the difference between the proceeds and $2,000,000 within 30 days. Any proceeds above $2,000,000 will be divided equally between Seller and the Company with the Seller will remitting 50% of the net proceeds after expenses of those sales within 30 days of their receipt.

These pro forma financial statements are presented as a continuation of Globe Photos, Inc. The equity of Globe Photos, Inc. is presented as the equity of the combined company and the capital stock account of Globe Photos, Inc. is adjusted to reflect the par value of the issued and outstanding common stock of the Company, after giving effect to the number of shares issued in connection with the Transaction, if any.

PF-5

The unaudited pro forma combined balance sheet as of September 30, 2018, and the unaudited pro forma combined statements of operations for the three and six months ended September 30, 2018, and for the year ended December 31, 2017, are based on the historical financial statements of the Company and Photo file, Inc. after giving effect to the closing of the Transaction, and the assumptions, reclassifications and adjustments described herein.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") and are expressed in US dollars.  They have been compiled using the significant accounting policies as set out in the audited financial statements of Globe Photos, Inc. for the year ended December 31, 2017. Based on the review of the accounting policies of Photo file and the Company, there are no material accounting differences between the accounting policies of Photo file, Inc and the Company.

It is management's opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company's accounting policies.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that would have been reported had the Photo file acquisition been completed as of the dates presented and should not be taken as a representation of the Company's future consolidated results of operations or financial position. The unaudited pro forma combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with: (i) the Company's audited annual financial statements for the years ended December 31, 2017 and 2016, as contained in the Company's annual report on Form 10-K, and unaudited interim condensed financial statements for the three and nine months ended September 30, 2018 and 2017, as contained in the Company's quarterly report on Form 10-Q for the period ended September 30, 2018, and (ii) Photo file’s audited annual financial statements for the years ended December 31, 2017 and 2016, and unaudited interim consolidated financial statements of Photo file for the three and nine months ended September 30, 2018 and 2017, as included elsewhere in this Form 8-K.

2.   PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements incorporate the following pro-forma assumptions and adjustments:

a) Cash, prepaids, and deposits are assets excluded from the purchase agreement.

b) Excluded related party debt assumed by the Sellers.

c) Lease obligations assumed through December 31, 2018

d) Consolidation adjustment

e) Entry to record the 10% non-controlling interest in Photo file, LLC

f) Entry to record intangible assets related to the preliminary purchase price allocation.

PF-6

Globe Photos, Inc.

Notes to Combined Pro-forma Financial Statements

September 30, 2018

(Unaudited)

3.            PURCHASE PRICE ALLOCATION

The following table shows the preliminary allocation of the purchase price for Photo File, Inc. to the acquired identifiable assets, liabilities assumed and pro forma goodwill. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the below tables are preliminary and have been made solely for illustrative purposes.

Cash	2,000,000
10% Interest in sub	4,700,000
Royalty payments	4,279,000
Total Purchase Price	10,979,000

Accounts Receivable	313,257
Inventory	165,939
Property and equipment, net	413,440
Other assets	101,931
Memorabilia	4,100,000
Copyright Image library	5,900,000
Trade name	930,000
Non-Compete agreement	180,000
Outbound license agreement	19,100,000
Customer relationships	3,940,000
Total Identifiable assets	35,144,567

Accounts payable and accrued liabilities	$(1,471,013)
Total liabilities assumed	$(1,471,013)

Total net assets	$33,673,554

Total pro forma bargain purchase gain	$(22,694,554)

4.            PRO FORMA SHARE CAPITAL

Pro forma shares of the Company's common stock as at September 30, 2018 have been determined as follows:

	Number of Shares	Par Value
Issued and outstanding shares of common stock of the Company	326,218,583	32,622
Issuance of shares and to purchase common shares for acquisition	–	–
Pro-forma balance, September 30, 2018	326,218,583	32,622

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Globe Photos, Inc.

Notes to Combined Pro-forma Financial Statements

September 30, 2018

(Unaudited)

5.            PRO FORMA LOSS PER SHARE

Pro-forma basic and diluted loss per share for the year ended December 31, 2017 and the three and nine months ended September 30, 2018 have been calculated based on the weighted average number of shares of the Company's common stock outstanding plus the shares of the Company's common stock to be issued and cancelled in connection with the transaction, if any.

Basic pro forma income per share computation for the three months ended September 30, 2018 is as shown below:

Numerator:
Pro forma net income available to stockholders	$21,128,056

Denominator:
Pro forma weighted average shares outstanding	326,001,195

Basic pro forma loss per share	$0.06

Basic pro forma income per share computation for the nine months ended September 30, 2018 is as shown below:

Numerator:
Pro forma net income available to stockholders	$20,499,422

Denominator:
Pro forma weighted average shares outstanding	325,528,121

Basic pro forma loss per share	$0.06

Basic pro forma income per share computation for the year ended December 31, 2017 is as shown below:

Numerator:
Pro forma net income available to stockholders	$20,884,650

Denominator:
Pro forma weighted average shares outstanding	325,441,032

Basic pro forma loss per share	$0.06

PF-8

Units

Shares of Common Stock

PROSPECTUS

Roth Capital Partners

            , 2019

Until             , 2019 (25 days after the date of this prospectus), all dealers, whether or not participating in this offering, that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter in this offering and when selling previously unsold allotments or subscriptions.

Part II

Information Not Required in Prospectus

Item 13.	Other expenses of issuance and distribution.

The following table indicates estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts shown are estimated except the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

SEC registration fee	$1,575.60
FINRA filing fee	$3,000.00
Exchange listing fee	$50,000.00
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$15,000.00
Transfer agent fees and expenses	$7,500.00
Miscellaneous expenses	$2,500.00
TOTAL	$179,575.60

Item 14.	Indemnification of directors and officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

II-1

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

We also intend to maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of charter or bylaws.

Item 15.	Recent sales of unregistered securities.

Set forth below is information regarding unregistered shares of capital stock issued by us within the last three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or SEC rule, under which exemption from registration was claimed.

In April 2017, the board approved the issuance, but did not issue, 2,083,333 shares of common stock at fair value of $0.05 per share for 2015 services valued at $104,167 rendered by a consultant. On June 1, 2018, the board granted 2,083,333 10-year stock options with an exercise price of $0.01 valued at $312,488 in lieu of the common stock for settlement of the liability.

On March 30, 2018, the Company entered into agreements to grant 15,283,333 10-year stock options with exercise prices ranging from $0.01 - $0.05 for services and settlement of accrued liabilities. However, on May 15, 2018, the Company’s board secured waivers and cancelled the option grant agreements until such time that the Company’s board of directors approve the Company’s stock incentive plan.

On June 1, 2018, we granted 100,000 10-year stock options with exercise prices of $0.01 valued at $15,000 for services.

From July 2018 to October 24, 2018, we executed Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of $3,157,050 to several accredited investors. The notes mature on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders. The proceeds of the Notes are to be used in connection with our payment obligations under the asset purchase agreement we signed with Photo File and for our general working capital purposes.

Subsequent to October 24, 2018, the Company issued additional convertible notes to accredited investors totaling to $80,000. The notes matured on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders.

II-2

During the nine months ended September 30, 2018, the Company repurchased 94,118 shares of common stock for $32,000 related to the Globe Photo Asset Purchase Agreement entered on July 22, 2015. As of September 30, 2018, the Company had repurchased 352,941 shares from Globe for cash payments of $120,000.

During the nine months ended September 30, 2018, the Company in connection with a consulting agreement issued 1,000,000 shares of common stock for $25,000.

On October 24, 2018, we entered into a consulting agreement with SLT Holding, LLC, an entity owned and controlled by Shamar Tobias, our Chief Financial Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We agreed to compensate SLT Holding, LLC $6,000 monthly and we granted Mr. Tobias an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.10 per share. 500,000 option shares are vested on the date of grant and 500,000 option shares vest every six months of service thereafter up to the maximum of 2,000,000 option shares.

On November 12, 2018, the Company issued 210,000 shares of common stock valued at $85,400 for the settlement of consulting fees.

On November 15, 2018, we entered into a consulting agreement with TD Ventures, LLC, an entity owned and controlled by Tucker DiEdwardo, our Chief Operating Officer. The agreement may be terminated by either party with or without cause on 90 days’ notice. We agreed to compensate TD Ventures, LLC $7,000 monthly and we granted Mr. DiEdwardo a ten year option to purchase 5,250,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On November 15, 2018, we entered into a consulting agreement with Scott Black, our Chief Legal Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We granted Mr. Black a ten year option to purchase 7,500,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On December 17, 2018, we granted 6,500,000 2-year stock options to various individuals with exercise prices of $0.10 valued at for services.

Subsequent to September 30, 2018, we granted, 3,000,000 5-year cashless warrants to CMA with an exercise price of $0.20 for services.

We did not, nor do we plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. The Registrant believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. In addition, each of the certificates issued or to be issued representing the securities in the transactions listed above bears or will bear a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to us or will be required to represent to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with our company or through other access to information provided by our company, to information about our company.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

II-3

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) (ii) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

II-4

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

2.1(1)	Asset Purchase Agreement by and between Movie Star News LLC and the Company, dated October 8, 2014

2.2(2)	Asset Purchase Agreement by and between Globe Photos, Inc. and the Company, dated July 22, 2015

2.3(3)	Asset Purchase Agreement by and between Photo File, Inc. and the Company, dated October 11, 2018

3.1(1)	Certificate of Incorporation

3.2(1)	Certificate of Amendment, dated December 2, 2004

3.3(1)	Certificate of Amendment, dated February 11, 2005

3.4(1)	Certificate of Amendment, dated April 30, 2007

3.5(1)	Certificate of Amendment, dated December 7, 2009

3.6(1)	Certificate of Amendment, dated April 30, 2007

3.7(4)	Certificate of Merger, dated June 6, 2018

3.8(1)	Bylaws

4.1*	Specimen stock certificate evidencing the shares of common stock

4.2*	Form of Common Stock Warrant

4.3*	Form of Warrant issued to Roth Capital Partners, LLC in connection with this offering

5.1*	Opinion of Procopio, Cory, Hargreaves & Savitch LLP

10.1(1)	Photographic Reproduction and Marketing Rights Agreement, dated November 18, 2011, by and between the Estate of Frank Worth and the Company

10.2(1)	Purchase Agreement, dated as of December 21, 2011, by and among International Imaged Ltd, Birchley Ltd. And the Company

10.3(1)	Deed of Variation, dated as of February 28, 2013, by and among International Imaged Ltd., Birchley Ltd. And the Company

10.4(5)	Form of Secured Convertible Promissory Note

10.5#	2018 Incentive Plan and related form agreements

10.6#	Consulting Agreement, dated October 24, 2018, by and between SLT Holding, LLC and the Company

10.7#(6)	Consulting Agreement, dated November 15, 2018, by and between TD Ventures, LLC and the Company

10.8#(6)	Consulting Agreement, dated November 15, 2018, by and between Scott C. Black and the Company

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21.1	List of subsidiaries
23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2*	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
23.3	Consent of Corporate Valuation Advisors, Inc., independent appraisal firm
24.1	Power of Attorney (included on signature page)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Incorporated by reference to the Form 10 filed with the SEC on February 10, 2015
(2)	Incorporated by reference to the Form 10-Q filed with the SEC on November 16, 2015
(3)	Incorporated by reference to the Form 8-K filed with the SEC on October 15, 2018
(4)	Incorporated by reference to the Form 8-K filed with the SEC on June 28, 2018
(5)	Incorporated by reference to the Form 8-K filed with the SEC on October 26, 2018
(6)	Incorporated by reference to the Form 8-K filed with the SEC on November 28, 2018
#	Indicated management contract or compensatory plan or arrangement
*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 13th day of February, 2019.

GLOBE PHOTOS, INC.

By:	/s/ Stuart Scheinman
Stuart Scheinman
President and Chief Executive Officer

We, the undersigned officers and directors of Globe Photos, Inc., hereby severally constitute and appoint Stuart Scheinman and Scott C. Black, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Stuart Scheinman Stuart Scheinman	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2019

/s/ Shamar Tobias Shamar Tobias	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2019

/s/ Sam D. Battistone Sam D. Battistone	Chairman of the Board of Directors	February 13, 2019

/s/ Scott C. Black Scott C. Black	Secretary, Chief Legal Officer and Director	February 13, 2019

/s/ Jerry Nadal Jerry Nadal	Director	February 13, 2019

/s/ Mark Lanier Mark Lanier	Director	February 13, 2019

/s/ Luisa Ingargiola Luisa Ingargiola	Director	February 13, 2019

/s/ George Smith George Smith	Director	February 13, 2019

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